UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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SIRIUSPOINT LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHO WE ARE

ABOUT US

SiriusPoint is a global specialty underwriter providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT).

We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally, including admitted & non-admitted licensed companies in the United States, a Bermuda Class 4 company, a Lloyd’s of London syndicate and managing agency, and an internationally licensed company domiciled in Sweden. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators.

Our business model is diversified as we benefit from three sources of earnings: (a) underwriting results; (b) services fee income from the Managing General Agents we consolidate; and (c) investment results.

Our approach is to be nimble and attuned to market opportunities, allocating capital where we see profitable opportunity, while remaining disciplined and consistently focused on our specified risk tolerances and areas of expertise.

With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A (Strong) from Fitch, A- (Excellent) from AM Best and S&P, and A3 from Moody’s. As of December 31, 2025, we had common shareholders’ equity of $2.3 billion, total capital of $3.2 billion and total assets of $12.6 billion. For more information, please visit www.siriuspt.com

OUR PURPOSE, VISION & VALUES
PURPOSE	VISION
Providing security and resilience in an uncertain world.	To be recognized as a best-in-class specialty underwriter, utilizing deep capabilities to protect our customers. Blending our talent, expertise, and data to provide intelligent risk solutions.

VALUES
• Integrity: Integrity, respect, and trust are our core principles.
• Customer-Focused: Our customers are the reason we exist.
• Solutions Driven: Creating solutions is our mindset.
• Inclusion: Inclusion, belonging, and allyship make us stronger.
• Collaboration: Collaboration drives out-performance.

LETTER FROM OUR INDEPENDENT CHAIRMAN OF THE BOARD

Our 2026 Annual General Meeting

April 10, 2026

Dear Fellow Shareholders,

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2026 Annual General Meeting of Shareholders of SiriusPoint Ltd. The meeting will be held in a virtual format on Wednesday, May 20, 2026, beginning at 10:00 a.m. (Atlantic Daylight Time). The meeting will be conducted via a live audio webcast at https://meetnow.global/MAUQ2A2, where you will be able to vote electronically and submit questions during the meeting.

Your vote is important, and all shareholders are cordially invited to attend the annual general meeting virtually. Details are in the attached proxy statement. Whether or not you plan to attend the annual general meeting, you are encouraged to submit your proxy as soon as possible.

Our Board is deeply committed to the company, its shareholders, and enhancing shareholder value. We look forward to your participation at the annual general meeting. Thank you for your support of SiriusPoint Ltd.

Sincerely,

/s/ BRONEK MASOJADA Chairman of the Board of Directors

SiriusPoint Ltd. | Point Building |3 Waterloo Lane | Pembroke HM 08, Bermuda 1 (441) 542-3333 | siriuspt.com

4

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
SIRIUSPOINT LTD.

WHEN	VIRTUAL WEBCAST	RECORD DATE
Wednesday, May 20, 2026 10:00 a.m. Atlantic Daylight Time	Via live audio webcast at https://meetnow.global/MAUQ2A2	Monday, March 30, 2026

ITEMS OF BUSINESS		BOARD RECOMMENDATIONS
1	Election of two Class I director nominees for 3-year terms expiring in 2029: • Susan L. Cross • Sabra R. Purtill	FOR the nominees
2	Approval, by a non-binding advisory vote, of the executive compensation payable to the Company’s named executive officers	FOR
3

Approval of:

(a) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor, to serve until the annual general meeting to be held in 2027; and

(b) the authorization of our Board of Directors, acting through the Audit Committee, to determine PwC’s remuneration

FOR
4	Approval of the SiriusPoint SharePlan	FOR
5	Transaction of any other business as may properly come before the annual general meeting and any adjournments or postponements thereof

Our audited financial statements for the year ended December 31, 2025, as approved by our Board of Directors, will be presented at the 2026 Annual General Meeting, pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and the Bye-laws of SiriusPoint Ltd. (“Company,” “SiriusPoint,” “we,” “our” or “us”). Shareholders of record at the close of business on March 30, 2026, are entitled to notice of, and to vote at, the annual general meeting and any adjournments or postponements thereof.

Even if you plan to attend the annual general meeting virtually, you are encouraged to submit your proxy as soon as possible. You may vote your shares by Internet, telephone or mail pursuant to the instructions included in the proxy card or voting instruction form. If you attend the annual general meeting virtually and want to revoke your previously submitted proxy, you may do so as described in the accompanying proxy statement and vote during the meeting on all matters properly brought before the annual general meeting.

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker, bank or other nominee or you may vote during the annual general meeting. Please refer to the voting instruction form provided by your broker, bank or nominee.

By Order of the Board of Directors

/s/ LINDA S. LIN

Chief Legal Officer & Corporate Secretary

April 10, 2026

Pembroke, Bermuda

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026
Please see www.edocumentview.com/SPNT for our notice of annual general meeting, proxy statement and most recent Annual Report on Form 10-K

TABLE OF CONTENTS

3	2026 Annual General Meeting - Voting Roadmap
4	Board of Directors Overview
5	Corporate Governance Highlights
6	Our Business Segments
7	Sustainability & Corporate Responsibility
10	Stakeholder Engagement
11	PROPOSAL 1― ELECTION OF TWO CLASS I DIRECTORS
12	Board of Directors
13	Board Composition
13	Director Nominating Process
14	Election & Classification of Directors
14	Director Qualifications
16	Director Skills & Experience
18	Board Composition Following the Annual General Meeting
19	Continuing Director Biographies
22	CORPORATE GOVERNANCE FRAMEWORK
23	Board Responsibilities
24	Board Leadership
24	Director Independence
25	Compensation Committee Interlocks & Insider Participation
25	Committees of the Board of Directors
29	Committee Charters & Code of Business Conduct
29	Board Meetings & Director Attendance
31	Board & Board Committee Performance Evaluations
32	Director Compensation
35	Risk Management & Oversight
37	Cybersecurity
39	Outside Advisors
39	Board Policies
39	Director Share Ownership
39	Trading In Company Securities
40	Director Membership on Other Boards
40	Director & Officer Liability Insurance
40	Director Retirement Age Policy
40	Director Resignation Policy
41	Policies & Procedures for Related Person Transactions
43	Security Ownership of Certain Beneficial Owners & Management
46	PROPOSAL 2―ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
47	Executive Officer Biographies
50	Compensation Discussion & Analysis
67	Compensation Committee Report
68	Compensation Tables
79	CEO Pay Ratio Disclosure
80	Pay Versus Performance
83	Equity Compensation Plan
84	PROPOSAL 3 — APPOINTMENT OF INDEPENDENT AUDITOR & TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
85	Report of the Audit Committee
86	Policy on Audit Committee Pre-Approval of Audit & Permissible Non-Audit Services
87	Independent Registered Public Accounting Firm Fees
88	PROPOSAL 4 —APPROVAL OF THE SIRIUSPOINT SHAREPLAN
96	ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING
96	Householding of Proxy Materials
97	Frequently Asked Questions About the Annual General Meeting
107	Submitting Proxy Proposals & Director Nominations for the Next Annual General Meeting
108	Communications with the Board of Directors
109	Delinquent Section 16(a) Reports
109	Other Matters
110	Appendix A: Non-GAAP Financial Measures
116	Appendix B: SiriusPoint SharePlan
131	Annual General Meeting Notice & Proxy Card

Safe Harbor Statement Regarding Forward-Looking Statements

This letter and the accompanying proxy statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information included in this letter and the accompanying proxy statement is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this letter and the accompanying proxy statement. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may,” and the negative of these or similar terms and phrases. These risks and uncertainties include, but are not limited to, the risk factors described in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

2026 ANNUAL GENERAL MEETING - VOTING ROADMAP

WHEN	VIRTUAL WEBCAST	RECORD DATE
Wednesday, May 20, 2026 10:00 a.m., Atlantic Daylight Time	Via live audio webcast at https://meetnow.global/MAUQ2A2	March 30, 2026

1	Election of two Class I director nominees for 3-year terms expiring in 2029: • Susan L. Cross • Sabra R. Purtill	FOR the nominees	11
2	Approval, by a non-binding advisory vote, of the executive compensation payable to the Company’s named executive officers	FOR	46
3	Approval of: (a) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor, to serve until the annual general meeting to be held in 2027; and (b) the authorization of our Board of Directors, acting through the Audit Committee, to determine PwC’s remuneration	FOR	84
4	Approval of the SiriusPoint SharePlan	FOR	88
5	Transaction of any other business as may properly come before the annual general meeting and any adjournments or postponements thereof

HOW TO VOTE
Your vote is important. Even if you plan to attend the meeting virtually, we encourage you to vote as soon as possible using one of the following methods. Have your proxy card or voting instruction form with the control number provided and follow the instructions.

	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
Registered Holders (your shares are held directly with our transfer agent, Computershare)	envisionreports.com/ SPNT 24/7	Within the United States and Canada, 1-800-652-VOTE (8683) (toll-free, 24/7)	Scan the QR code	Complete and sign your proxy card or voting instruction form and mail it using the enclosed, prepaid envelope	Attend the Annual General Meeting virtually and cast your ballot
Beneficial Owners (holders in street name)	www.proxyvote.com 24/7	Within the United States and Canada, 1-800-454-8683 (toll-free, 24/7)	Scan the QR code	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the Annual General Meeting virtually, you will need proof of ownership and a legal proxy from your broker, bank or other nominee

BOARD OF DIRECTORS OVERVIEW

DIRECTOR	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP
				AUDIT	COMPENSATION	GOVERNANCE & NOMINATING	INVESTMENT	RISK & CAPITAL MANAGEMENT
CLASS I DIRECTORS, NOMINEES FOR ELECTION, TERMS EXPIRING IN 2026
Franklin (Tad) Montross IV(1)	70	2021
Peter W. H. Tan(1)	53	2021
Susan L. Cross	66	2024
Sabra R. Purtill	63	2026
CLASS II DIRECTORS, TERMS EXPIRING IN 2027
Daniel S. Loeb	64	2022
Mehdi A. Mahmud	53	2020
Jason Robart	60	2022
Bronek Masojada ☆	64	2023
CLASS III DIRECTORS, TERMS EXPIRING IN 2028
Scott Egan	54	2022
Martin Hudson	67	2025
Sharon M. Ludlow	59	2021

Committee Chair	Independent or Committee Member (as applicable)	Chair of the Board	Audit Committee Financial Expert

(1) Mr. Montross and Mr. Tan are not standing for re-election as directors at the 2026 Annual General Meeting.

CORPORATE GOVERNANCE HIGHLIGHTS

Corporate Governance Policies and Practices

CORPORATE GOVERNANCE BEST PRACTICES

Board Structure and Independence
8 of our 11 directors are independent, including all committee chairs	Regular executive sessions of independent directors are held at each regularly scheduled Board meeting, without management present
Balanced Board composition, with a mix of new and experienced directors — two new directors added in 2024, one in 2025, and one in 2026	Annual director self-evaluations and committee assessments to support continued Board effectiveness
Highly skilled directors whose diverse experience and backgrounds contribute a broad range of perspectives	Annual Board evaluation process, with an externally facilitated assessment every third year

The Compensation Committee oversees the Company’s strategies related to key talent metrics	In 2025, all directors attended 98% of Board and committee meetings

Board Oversight
Oversees the Company’s annual business plan and long-term corporate strategy	Proactive, comprehensive and strategic Board and senior management succession planning
Robust director access to internal and external experts and advisors	The Governance & Nominating Committee oversees sustainability-related matters
Strong risk management framework overseen by the Risk & Capital Management Committee	Annual dedicated meeting focused on Company’s long-term strategy
Dedicated oversight of cybersecurity risk by the Risk & Capital Management Committee	Annual review of corporate governance policies and Board committee charters to promote alignment with evolving leading practices

Strong Corporate Governance Practices
Prohibition on hedging and pledging transactions by executive officers and directors	Active and ongoing shareholder engagement
Policy on external public company board service designed to prevent directors from serving on an excessive number of boards	Clawback policy applicable to senior executives
Code of Business Conduct & Ethics requiring annual certification	Regular risk assessment of the executive compensation program, policies and practices
Formal director onboarding, offboarding and continuing education programs	Commitment to sustainability across operations and governance practices
Director retirement policy at age 75	Share ownership requirements for senior executives and directors to further align interests with the shareholders

Our corporate governance documents, including the Amended & Restated Charters of our Audit, Compensation, Governance & Nominating, Risk & Capital Management, and Investment Committees, Code of Business Conduct & Ethics, Corporate Governance Guidelines, Policy Regarding Communications with the Board of Directors of SiriusPoint Ltd., Environmental Policy Statement, Related Person Transaction Policy, Vendor Code of Conduct, and Whistleblower Policy, are available on our website at investors.siriuspt.com/governance/governance-documents.

OUR BUSINESS SEGMENTS
In 2025, SiriusPoint reported results across two operating segments: Insurance & Services and Reinsurance. Within these segments, we underwrote a diversified portfolio of (re)insurance products, as further described below. On March 16, 2026, SiriusPoint announced that it intends to operate through four business areas, including three globally focused P&Ls: Global P&C Programs, Global Reinsurance, Global Accident & Health, and a London Market Specialty division, which includes Lloyd's. The Company is currently evaluating whether these changes will result in a modification to the composition of its reportable segments.

Insurance & Services
Accident & Health	We provide insurance products to meet the risk management needs of a range of clients across select markets. This includes employer groups, associations, affinity groups, higher education and other niche markets. We also own 100% of IMG, which receives fees for services provided within Insurance & Services and to third parties. IMG offers a full line of international medical insurance products, trip cancellation programs, medical management services and 24/7 emergency medical and travel assistance. We owned 100% of Armada through October 31, 2025, when it was sold to Ambac Financial Group Inc. and deconsolidated as of November 1, 2025. Armada operates as a supplemental medical insurance managing general agent (“MGA”). We will continue our underwriting capacity partnership with Armada until the end of 2030.
Property & Casualty	We are a carrier for program administrators and MGAs. The majority of our P&C insurance business is written through partners in the property and casualty space, covering professional liability, general liability, environmental and commercial auto lines in Bermuda, London, Europe, North America and around the world.
Other Specialties	Our business encompasses a broad range of worldwide insurance coverages. Other Specialties business lines in the Insurance & Services segment include Aviation & Space, Marine & Energy, Credit and Mortgage.
Reinsurance
Casualty	We provide reinsurance to casualty insurers that underwrite a diverse range of casualty classes. We work with clients all over the world, including multi-national, nationwide and regional carriers, as well as risk retention groups and captives. Our underwriting focus is on major commercial casualty lines, including professional liability and general liability lines, with an emphasis on specialty niche classes of business, including personal lines.
Property	We work with leading global brokers, as well as large national writers and regional companies. Underwriting is focused on providing critical catastrophe protection and worldwide coverage for natural perils, underwriting residential, commercial, and industrial risks in the United States, Europe and Asia.
Other Specialties	Our business encompasses a broad range of worldwide reinsurance coverages, including proportional and excess of loss, treaty and facultative. Other Specialties business lines in the Reinsurance segment include Aviation & Space, Marine & Energy and Credit.

SUSTAINABILITY & CORPORATE RESPONSIBILITY

At SiriusPoint, our mission is to provide security and resilience in an uncertain world. Our approach to sustainability is rooted in our commitment to risk-aware decision-making, responsible governance, and long-term resilience. We aim to integrate climate considerations and corporate responsibility into our governance framework across the business in a way that enhances our ability to manage emerging risks and supports alignment with evolving regulatory expectations. This approach reflects our belief that sustainability is not a standalone exercise, but an integral part of our strategy, culture, and operations.

In 2025, we strengthened our governance structure around sustainability matters by clarifying reporting lines between underwriting, investments, and sustainability oversight bodies. We identified priorities through a set of multidisciplinary sustainability goals that guide how sustainability and climate resilience are embedded across functions, including governance, strategy, finance, procurement, risk management, and people and community.

The Sustainability Steering Committee, which is comprised of members of the Executive Leadership Team, guides strategic decision-making related to sustainability. The Sustainability Steering Committee is supported by the Sustainability Council, which serves as SiriusPoint’s operational body for climate, sustainability, and corporate responsibility matters. The Governance & Nominating Committee oversees our policies, practices and disclosures relating to sustainability and receives regular updates on sustainability developments. During the year, the Governance & Nominating Committee of the Board completed a series of trainings on compliance updates and top risk considerations. In 2025, we enhanced the breadth and accuracy of our Scope 1, 2, and 3 Greenhouse Gas (GHG) emissions tracking methodologies and refined our sustainability-related governance frameworks to help ensure consistency and support the reliability of future climate-related disclosures. We strive to strengthen accountability, improve coordination across business lines, and provide the SiriusPoint Board of Directors with clear visibility into climate-related risks and opportunities.

Sustainability and Corporate Responsibility Across our Business

INVESTMENTS

In 2025, SiriusPoint’s investment strategy continued to focus on capital preservation, liquidity, and achieving appropriate risk-adjusted returns. The majority of our diversified multi-asset, multi-currency portfolio, which is managed internally and in collaboration with leading external asset managers, includes ESG-related data and scoring from third-party providers, including Morgan Stanley Capital International (MSCI), which supports ongoing portfolio analysis and transparency.

SiriusPoint also maintained exposure to selected low-carbon and environmentally focused investments through direct holdings and in partnerships with asset managers. These exposures strengthened our alignment with evolving regulatory expectations and helped position the portfolio for resilience amid global energy transition and market changes.

Sustainability and Corporate Responsibility Across our Business

PEOPLE & COMMUNITY	UNDERWRITING

We support initiatives designed to drive positive cultural and social impact across our global offices. Our Chief Human Resources Officer, supported by our management team, oversees the implementation of the Company’s people strategy, with a focus on furthering inclusion, engagement, and belonging across teams. Throughout the year, employees participated in activities that reflect our core values and cultivate a culture of service and commitment to community. Highlights include:

•  Expanding the structure and process of our hiring practices;

•  Promoting initiatives such as a Global Wellbeing Day to promote SiriusPoint employee health;

•  Leadership participation in Insurance Cultural Awareness (iCAN) Network events;

•  Global participation in Employee Resource Groups (ERGs), fundraising, and volunteer efforts across our communities.

Our ERGs, including the Health and Wellbeing Network, our multicultural network Global Point, Women in SiriusPoint, and Sirius Pride, hosted meetings, workshops, and guest speakers throughout the year to promote inclusion and belonging across our global community.

Throughout the year, teams in Bermuda, New York, London, Zurich, Stockholm, and other locations supported local nonprofits, participated in community events, and organized donation drives and fundraising initiatives that advanced health, education, and social wellbeing.

From school supply and food-bank initiatives to charity runs, cancer research fundraisers, and volunteer programs supporting children, families, and underserved populations, our global workforce demonstrated the value of community-based action and volunteerism.

Our well diversified portfolio emphasizes disciplined risk management and alignment with our tolerance thresholds. Environmental considerations are embedded into catastrophe and exposure modeling, which is regularly updated to reflect evolving climate related risk factors. Group underwriting guidelines work to:

•  Require strict adherence to compliance and regulatory obligations, including global efforts to reduce funding of terrorism, corruption, and human rights violations;

•  Structure compensation of underwriting operations to promote prudent risk taking and long-term profitability;

•  Use diversification, strong accumulation controls, and reinsurance to adjust risks to acceptable tolerance levels;

•  Evaluate the impact of sustainability factors and emerging risks on industry sectors and clearly communicate the overall view of climate risk to as part of our ERM framework to ensure that physical and transition risks are considered in underwriting decisions.

We enhanced our climate scenario analysis by updating modeled scenarios to assess potential impacts on our largest exposures. These practices support portfolio resilience, improve our understanding of long-term risk drivers, and inform underwriting decisions across property, casualty, accident and health, and other specialty lines.

Sustainability and Corporate Responsibility Across our Business

COMPLIANCE & ETHICS	ENVIRONMENTAL STEWARDSHIP & SUSTAINABILITY

SiriusPoint maintains a robust global compliance framework designed to meet evolving regulatory expectations and align with leading sustainability standards and global regulations.

•  Updates to our regulatory change management workflow, which is led by the Legal, Regulatory, and Compliance team, strengthened our ability to track, interpret, and prepare for emerging climate- and sustainability-related requirements.

•  We expanded monitoring and assurance processes across underwriting and insurance operations, completed a comprehensive cybersecurity risk review, and updated controls to better align with international frameworks.

•  To remain in compliance with global regulations and standards, we report our greenhouse gas emissions in accordance with the Greenhouse Gas Protocol.

SiriusPoint’s approach to environmental stewardship is guided by our values and emphasizes responsible partnerships and data-informed decision making. We monitor and address climate and sustainability related risks through our risk management and strategic planning processes. Our environmental efforts prioritize operational efficiency, create long-term value for customers, employees, and other stakeholders, and increase resiliency against environmental impacts within our control.

•  We maintain our membership with ClimateWise, the global network of insurers and reinsurers convened by The University of Cambridge Centre for Sustainable Leadership, which integrates sustainable leadership with world-leading research capability to address the impacts of climate change.

•  We have integrated climate and sustainability considerations into our pre-existing governance framework to promote the timely and proportionate risk management.

•  We adhere to globally recognized sustainability reporting standards and report our greenhouse gas emissions in alignment with the Greenhouse Gas Protocol.

For more information about our sustainability initiatives and forward-looking resiliency planning, please refer to our 2025 Sustainability Report available on our website at: www.siriuspt.com/sustainability.

STAKEHOLDER ENGAGEMENT

WHY WE ENGAGE

Our directors and management recognize the value of constructive, ongoing dialogue with shareholders and other relevant stakeholders and have adopted an active engagement approach. We engage with stakeholders throughout the year in order to:

Provide visibility and transparency into our business, our performance, and our corporate governance and compensation practices;
Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views; and
Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices.

HOW WE ENGAGE

In 2025, we engaged with existing and prospective investors, as well as other key stakeholders. We continued to focus on enhancing our visibility within the investment community and deepening engagement with our investor base.

ACTIONS TAKEN BY THE BOARD FOLLOWING STAKEHOLDER ENGAGEMENT
Stakeholder feedback is communicated to our Board and is considered as part of the Board’s oversight of the Company’s business, long-term strategy, and risk management.

PROPOSAL 1	ELECTION OF TWO CLASS I DIRECTORS
TO ELECT TWO CLASS I DIRECTOR NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2029

Susan L. Cross and Sabra R. Purtill have been nominated for election as Class I directors to serve until the annual general meeting of shareholders to be held in 2029. Each of Ms. Cross and Ms. Purtill will hold office until her successor is elected and qualified, or until the director’s office is otherwise vacated in accordance with our Bye-laws.

Proxies will be voted in accordance with the instructions provided. If no voting instructions are indicated, the proxy will be voted FOR the election of each director nominee named above. The Board has proposed and recommends that the nominees be elected to serve as described. If any nominee becomes unavailable for election prior to the annual general meeting, the individuals named as proxies may vote in their discretion for a substitute nominee recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

If a quorum is present at the annual general meeting, directors will be elected by a plurality of the votes cast in the election of directors, either in person or by properly authorized proxy. This means that the nominees receiving the highest number of “FOR” votes cast will be elected as directors. For further information, please see the answers to the questions “What is the quorum requirement for the annual general meeting?” and “What is the voting requirement to approve each of the proposals?” in the section entitled, “Frequently Asked Questions About the Annual General Meeting.”

The age, business experience, qualifications and directorships of the nominees are set forth under the section entitled, “Director Nominee Biographies.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO CLASS I DIRECTOR NOMINEES

BOARD OF DIRECTORS

The business and affairs of the Company are managed under the direction of our Board of Directors, which serves as the Company’s ultimate decision-making body, except with respect to matters reserved to the shareholders.

The Board also oversees the Company’s business strategy and planning, as well as management’s performance in executing the strategy and planning, assessing and managing risks, and overseeing the Company’s day-to-day operations. The size of the Board may be adjusted from time to time in accordance with our Bye-laws. The Board currently consists of 11 directors. For additional information, please see the section entitled, “Election & Classification of Directors.”

Our Board is comprised of 11 directors, eight of whom are independent. We believe the Board is well balanced, reflecting a broad range of viewpoints, professional experience, skills, and expertise. Our directors bring leadership experience from a variety of industries and have served in senior management and executive roles, including as founders of companies, chief executive officers, chief financial officers, chief strategy officers, and senior insurance industry executives. The Board has focused on identifying and appointing highly qualified directors with complementary skill sets to support the Company as it advances its strategy of building a fully integrated, globally connected “One SiriusPoint.”

We have added four new directors to our Board since 2024. Our annual Board evaluation process and director retirement policy at age 75 facilitates regular Board refreshment. On March 25, 2026, Sabra R. Purtill was appointed to serve as a Class I director. On September 1, 2025, Martin Hudson was appointed to serve as a Class III director. On May 24, 2024 Susan L. Cross was appointed to serve as a Class I director. On October 31, 2024 Meng Tee Saw was appointed to serve as a Class I director. Effective February 27, 2025, in connection with the closing of the Company’s repurchase of securities held by CM Bermuda Limited, Mr. Saw resigned from the Board and each committee thereof. For additional information, please see the Company’s Current Report on Form 8-K filed on December 30, 2024.

2026	2025	2024

1 new director joined	1 new director joined	2 new directors joined
● Sabra R. Purtill	● Martin Hudson	● Susan L. Cross ● Meng Tee Saw

BOARD COMPOSITION

The graphics below illustrate the composition of certain characteristics of our current Board members.

DIRECTOR NOMINATING PROCESS

The Board is responsible for nominating candidates for election to the Board and for filling vacancies that may arise between annual general meetings of shareholders. The Governance & Nominating Committee is responsible for identifying, evaluating and recommending candidates for Board membership. In formulating its recommendations, the Governance & Nominating Committee may consider input and recommendations from various sources, including shareholders, as it deems appropriate. The Governance & Nominating Committee identifies and considers candidates suggested by directors, management, third-party search firms and/or shareholders and evaluates such candidates in accordance with its established criteria.

The Governance & Nominating Committee and the Board believe that a diversity of viewpoints, skills, perspectives, and personal and professional experiences contributes to effective Board oversight and decision-making and is an important consideration in the Governance & Nominating Committee’s nomination recommendations. The Governance & Nominating Committee has not established specific minimum qualifications that a nominee must meet to be considered for Board membership. Rather, director candidates are evaluated on an individual basis, taking into account a range of factors, including business and professional experience, judgment, knowledge, skills, background, education, availability in light of other commitments, and such other considerations as the Governance & Nominating Committee determines to be appropriate in light of the Board’s needs at the time.

ELECTION & CLASSIFICATION OF DIRECTORS

Two Class I directors will be elected at this year’s annual general meeting. The Class I directors elected at the meeting will serve until the annual general meeting of shareholders to be held in 2029, and until their respective successors are duly elected and qualified, or until their earlier death, disability, disqualification, resignation or removal.

In accordance with our Bye-laws, the Board is divided into three classes (Class I, Class II, and Class III) with the members of each class serving staggered three-year terms. At each annual general meeting of shareholders, upon the expiration of the term of a class of directors, the successors to the directors in that class are elected to serve for a three-year term, until the third annual general meeting following their election, and until their successors are duly elected and qualified. Any increase in the number of directors will be allocated among the three classes so that, as nearly as possible, each class consists of one-third of the directors.

The Board believes that a stable and consistent Board with deep familiarity with the Company is critical to its continued growth. A classified board, a governance feature that has been common for nearly a century, provides enhanced continuity and stability in overseeing the execution of the Company’s strategy. During this period of growth, two-thirds of the directors will have prior Board experience with the Company while still allowing for the annual election of one-third of the Board, promoting a balance of continuity and evolution. This structure allows the Board to build on prior experience, provide long-term strategic oversight, and support the Company’s ongoing strategic initiatives. In contrast, annual elections for all directors could create pressure to prioritize short-term returns, which may be counter-productive as the Company continues to build momentum following its multi-year turnaround.

A classified board strengthens the Board’s oversight function by providing independent directors the time necessary to build a thorough understanding of the Company’s business and operations, reducing dependence on management’s perspective. In addition to promoting continuity among directors, a classified board helps the Company attract and retain highly qualified individuals who are willing to commit the time and resources necessary to understand the Company, its management, its operations, and its competitive environment.

A classified board further provides important protections in the event of an unsolicited takeover proposal. Staggered terms allow the Board more time and a more orderly process to evaluate any bid, consider alternatives, and negotiate in a manner designed to maximize shareholder value. This structure also makes it more likely that any party seeking to acquire control of the Company will engage directly with the Board, rather than attempt to replace the entire Board in a single election. By reducing the risk of an abrupt change in Board composition, classification gives directors the opportunity to fulfill their fiduciary duties, review proposals thoughtfully, assess all options, and act in the best interests of the Company and its shareholders.

For these reasons, the Board has determined that maintaining a classified board is, at this time, in the best interests of the Company, its shareholders, and other stakeholders, including clients and employees.

DIRECTOR QUALIFICATIONS

In considering candidates for election to the Board of Directors, the Governance & Nominating Committee evaluates the Company’s Corporate Governance Guidelines, together with such other factors as it deems appropriate. The Board seeks individuals with varied professional backgrounds who bring a broad range of experience and expertise, as well as a demonstrated reputation for integrity.

The Governance & Nominating Committee recommends director selection criteria to the Board in accordance with New York Stock Exchange (“NYSE”) listing standards and based on the strategic needs of the Company and the Board. In assessing the suitability of director candidates, and in determining whether to nominate an incumbent director for re-election, the Governance & Nominating Committee and the Board consider a variety of factors approved by the Board from time to time. These factors include, among others: experience in the reinsurance and insurance industry; a general understanding of key business disciplines (such as underwriting, finance and technology); tenure on the Company’s Board; educational and professional background; analytical skills; independence; breadth of experience, viewpoints, and backgrounds; willingness to devote sufficient time to Board responsibilities; and the ability to act in, and represent, the balanced best interests of the Company and all shareholders, rather than any particular constituency.

For director searches, the Board seeks highly qualified and experienced candidates and considers each nominee’s experience, skills, and a broad range of personal and professional attributes. Each candidate is evaluated in the context of the Board as a whole, with the objective of maintaining a Board that is best positioned to oversee the Company, exercise sound judgment, and represent the interests of shareholders.

The Governance & Nominating Committee periodically reviews the Board’s director selection criteria and recommends changes, as appropriate.

The chart below highlights the skills and experience of our highly qualified directors.

Director Skills & Experience

The following highlights the key skills and experience that, together with other factors, led the Governance & Nominating Committee and the Board to recommend the director nominees for election. The matrix is intended to depict notable areas of skills and experience for each director. The absence of a mark does not necessarily mean that the director does not possess that skill or experience.

Skill / Qualification	Cross	Egan	Hudson	Loeb	Ludlow	Mahmud	Masojada	Montross IV	Purtill	Robart	Tan
Tenure / Class The Company’s directors joined the Board in the year, and belong to the class, set forth below their name.	2024 (I)	2022 (III)	2025 (III)	2022 (II)	2021 (III)	2020 (II)	2023 (II)	2021 (I)	2026 (I)	2022 (II)	2021 (I)
Executive Experience & Corporate Governance
Directors with experience in corporate governance through board experience or executive employment understand governance best practices, enhance the Board’s ability to oversee company leadership, and offer insight into corporate strategy, culture, and leading a growing organization.
(Re)insurance Industry
Directors who have experience in (re)insurance understand the impact of market conditions and other economic factors on the industry and offer valuable perspective for product development and (re)insurance operations.
Financial Services & Investment Industry
Directors who have worked with financial services and investment organizations understand industry challenges and offer insights on strategy for business operations.
Global Business
Directors who have worked with international and global enterprises understand diverse business environments, cultural perspectives, and economic conditions that can present challenges in global business operations, trade, and commerce.
Regulatory & Government
Directors who have engaged with regulatory organizations and government agencies offer thought leadership on regulatory issues, government affairs, and present-day issues affecting business.
Digital Strategy / Artificial Intelligence / IT Solutions
Directors with technological expertise offer insights on technology innovations, digital solutions, innovative business models, data analytics and cybersecurity risks and understand the application of emerging technologies to business operations.
Sustainability
Directors who have engaged with sustainability initiatives, including efforts to mitigate climate risk, enhance the Board’s ability to oversee sustainability programs, product development, and strategic partnerships.
Finance & Accounting Directors with financial and accounting expertise enhance oversight of financial reporting and control, financial performance and shareholder returns, and long-term strategy.
Risk Management Directors with experience managing risks in business operations enhance oversight into evaluating, tracking, and mitigating the most significant risks facing the Company.
Talent Development / Executive Compensation
Directors with experience managing personnel, including development, compensation, and incentivization of key talent, and succession planning help the Board oversee efforts to bolster the Company’s workforce and determine compensation for senior leaders.
Cybersecurity & Data Privacy
Directors who have experience engaging with cybersecurity and data privacy issues offer strategies and insights for strengthening the company’s resilience to privacy and cybersecurity risks.

DIRECTOR NOMINEE BIOGRAPHIES

Set forth below is biographical information for the nominees standing for election at the annual general meeting, including their relevant experience, qualifications, attributes, and skills considered by the Governance & Nominating Committee and the Board. Each nominee has held senior leadership roles at large, complex global organizations and demonstrated the ability to execute significant strategic, policy, and operational objectives. Based on these and other factors, the Board decided to nominate Ms. Cross and Ms. Purtill for election.

SUSAN L. CROSS	CLASS I Age 66 Independent Director since May 2024	COMMITTEES ● Audit ● Governance & Nominating (Chair) ● Risk & Capital Management

Susan L. Cross has served as a member of the Board since May 2024. Ms. Cross has over 40 years of experience in the (re)insurance industry, with a focus on developing and leading actuarial and analytical functions to support global growth. Ms. Cross has been a Non-Executive Director of Unum Group, a Fortune 500 Insurer (NYSE: UNM) since February 2019 and prior to that served as Executive Vice President and Global Chief Actuary at XL Group (now AXA XL), from 2008 to 2018. Ms. Cross has also previously served on the boards of Enstar Group Limited (Nasdaq: ESGR), IFG Companies, American Strategic Insurance, Mid Ocean Limited and XL Life Ltd. Ms. Cross is a Fellow of the Casualty Actuarial Society, a Chartered Enterprise Risk Analyst, and an Associate of the Society of Actuaries. She has been named one of Intelligent Insurer’s “100 Influential Women in Re/insurance.”

Ms. Cross holds a Bachelor of Science degree in Mathematics from the University of Maryland.

The Board concluded that Ms. Cross should continue to serve as a director because of her extensive experience working in the (re)insurance industry, as well as her qualification as an independent director and as a financial expert.

SABRA R. PURTILL	CLASS I Age 63 Independent Director since March 2026	COMMITTEES ● Audit ● Risk & Capital Management

Sabra R. Purtill joined the Board in March 2026. Ms. Purtill has 40 years of experience across insurance and financial services. Her background spans corporate finance, capital markets, treasury, and financial reporting. She has held senior roles at AIG, Hartford Financial Services Group, Inc. and Assured Guaranty Ltd, and previously worked at ACE Limited, now Chubb. Ms. Purtill has served as a member of the Board of Verisk Analytics, Inc. (NASDAQ: VRSK) since May 2025.

Ms. Purtill is the former Executive Vice President and Chief Financial Officer of American International Group, Inc. (NYSE: AIG). She joined AIG in 2019 as Deputy Chief Financial Officer and Treasurer and then served as AIG’s Chief Risk Officer from 2021-2022. In April 2022, Ms. Purtill was appointed as the Chief Investment Officer of Corebridge Financial Services, Inc. (NYSE: CRBG), a majority-owned subsidiary of AIG, before returning to AIG in January 2023 to serve as AIG’s Chief Financial Officer. Across her insurance and financial services career, Ms. Purtill held roles at Hartford Financial Services Group, Inc. as Senior Vice President, Head of Investor Relations and Treasurer; Assured Guaranty Ltd, as Managing Director, Investor Relations and Communications; and Chubb Limited (formerly ACE Limited), as Senior Vice President, Corporate Finance.

Ms. Purtill holds an M.A. from Georgetown University and a B.A. with High Honors from The University of Virginia. She is a member of Phi Beta Kappa and has held a Chartered Financial Analyst (CFA) designation since 1995. In addition,  Ms. Purtill serves on the Advisory Board to the Center for Politics at the University of Virginia since 2018 and as Chair since 2022. Ms. Purtill also serves on the Board of Trustees for the College Foundation of the University of Virginia and its Audit and Finance and Investment Committees since 2023.

The Board concluded that Ms. Purtill should serve as a director because of her extensive experience working in finance and accounting in the (re)insurance industry, as well as her qualification as an independent director and as a financial expert.

BOARD COMPOSITION FOLLOWING

THE 2026 ANNUAL GENERAL MEETING

Subject to the election of the nominees for Class I directors set forth in Proposal 1, the following table sets forth information regarding individuals who will serve as members of the Board following the annual general meeting, along with their expected Board committee assignments.

SIRIUSPOINT BOARD COMMITTEES
NAME	INDEPENDENT	CLASS	AUDIT	COMPENSATION	GOVERNANCE & NOMINATING	INVESTMENT	RISK & CAPITAL MANAGEMENT
Susan L. Cross		I
Sabra R. Purtill		I
Daniel S. Loeb		II
Mehdi A. Mahmud		II
Bronek Masojada (Chair)		II
Jason Robart		II
Scott Egan (CEO)		III
Sharon Ludlow		III
Martin Hudson		III

Committee Chair	Independent or Committee Member (as applicable)	Class I - term expires at the 2029 Annual General Meeting Class II - term expires at the 2027 Annual General Meeting Class II - term expires at the 2028 Annual General Meeting

CONTINUING DIRECTOR BIOGRAPHIES

The biographical information for the directors whose terms will continue after the annual general meeting and will expire at the annual general meeting to be held in 2027 (Class II) or 2028 (Class III) is set forth below.

CLASS II DIRECTORS - SERVING UNTIL THE 2027 ANNUAL GENERAL MEETING

DANIEL S. LOEB	CLASS II Age 64 Director since May 2022	COMMITTEE ● Investment

Daniel S. Loeb is Chief Executive Officer and Founder of Third Point LLC, an over $20 billion New York-based asset management firm started in 1995. Third Point’s flagship hedge fund invests primarily in public equity and credit securities in the U.S. and international markets. Third Point also offers standalone funds dedicated to corporate, structured, and private credit, and venture capital. In 2025, Third Point acquired its wholly owned subsidiary, Birch Grove, a diversified credit asset manager with an over $7 billion CLO business. Malibu Re, its licensed life and annuity reinsurer, trades on the London Stock Exchange.

Mr. Loeb has served on several public company boards and actively engaged with numerous global corporations to improve corporate governance and shareholder value.

In 2025, Mr. Loeb became the Chairman of the Museum of Jewish Heritage. Mr. Loeb is a member of the Council on Foreign Relations and a Trustee of the Mount Sinai Health System, where he established the Ronald M. Loeb Center for Alzheimer’s disease in memory of his late father. He is a long-time Trustee and former Board Chair of Success Academies, a public charter school network. Mr. Loeb was honored by the UJA Federation of New York with the Gustave L. Levy Award and awarded the Alexander Hamilton Award for his philanthropic service by the Manhattan Institute.

Mr. Loeb was honored by the UJA Federation of New York with the Gustave L. Levy Award and awarded the Alexander Hamilton Award for his philanthropic service by the Manhattan Institute and received Columbia University’s John Jay Award doe Distinguished Professional Achievement. Mr. Loeb graduated from Columbia University with an A.B. in Economics.

The Board considered Mr. Loeb’s extensive qualifications and experience as the Chief Executive Officer and Chief Investment Officer of Third Point LLC, and concluded that he should continue to serve on the Board because he brings experience in investment management, legal and regulatory matters, corporate governance, risk management and business development to the Board.

MEHDI A. MAHMUD	CLASS II Age 53 Independent Director since August 2020	COMMITTEES ● Compensation ● Governance & Nominating ● Investment (Chair)

Mehdi A. Mahmud has served as a member of the Board since August 2020. Mr. Mahmud is currently President and Chief Executive Officer of First Eagle Investment Management and the President of First Eagle Funds. He has held both roles since March 2016. Prior to joining First Eagle Investment Management in March 2016, Mr. Mahmud worked at Jennison Associates, where he was CEO and Chairman of its board of directors. Prior to his CEO role, he held several senior management positions at Jennison relating to product and business strategy, investment supervision of the firm’s value, small-cap, opportunistic and income-equity capabilities, and oversight of key support areas including institutional, retail and sub-advisory client activities. Mr. Mahmud has served in a variety of investment and management roles at J.P. Morgan Investment Management and Credit Suisse Asset Management.

Mr. Mahmud received a Bachelor of Science degree in electrical engineering from Yale University.

The Board considered Mr. Mahmud’s extensive leadership, digital strategy and investment experience and his qualification as an independent director, and concluded that Mr. Mahmud should continue to serve as a director because he brings significant experience in managing investment portfolios to the Board.

BRONEK MASOJADA	CLASS II Age 64 Independent Director and Chair of the Board since March 2023	COMMITTEES ● Governance & Nominating ● Investment ● Risk & Capital Management

Bronek Masojada serves as the Chair of SiriusPoint Board of Directors. He also serves as Chair of the East End Community Foundation, a charity serving residents in 4 boroughs of London, and Saltus, a private IFA/wealth manager. He is a board member of Brown & Brown, the insurance broker. From 2000 to 2021, Mr. Masojada served as the Chief Executive of the Hiscox Group, a global specialist insurer and reinsurer listed on the London Stock Exchange. He first joined Hiscox in 1993. Mr. Masojada began his career at McKinsey & Company. Mr. Masojada served as Deputy Chairman of Lloyd’s from 2001 to 2007. He was on the board of the Association of British Insurers from 2012 to 2021 and from 2018 to 2023 was Chair of Placing Platform Limited, the industry owned firm driving the digitization of the London Insurance Market.

Mr. Masojada received a Bachelor of Science degree in Civil Engineering from the University of KwaZuluNatal and a Master of Philosophy in Management Studies from the University of Oxford, where he was a Rhodes Scholar. Mr Masojada is active in civic affairs in the City of London.

The Board considered Mr. Masojada’s extensive experience and qualifications as Chair of the Placing Platform Ltd. and who is an insurance market veteran of over 30 years of leadership experience in the industry and concluded that he should continue to serve as Chair of the Board.

JASON ROBART	CLASS II Age 60 Independent Director since March 2022	COMMITTEES ● Governance & Nominating ● Compensation (Chair) ● Investment

Jason Robart has served as a member of the Board since March 2022. Mr. Robart is the co-founder and managing partner of Seae Ventures, an early-stage venture capital firm. Prior to co-founding Seae Ventures in 2019, Mr. Robart served as the Chief Strategy Officer of Blue Cross Blue Shield of Massachusetts and President and CEO of Zaffre Investments, a wholly-owned subsidiary of Blue Cross Blue Shield of Massachusetts. In addition, Mr. Robart served as Executive Vice President at Health Dialog, Principal at Mercer Human Resource Consulting, Vice President at Imagitas and President at Ceridian Performance Partners Canada. Mr. Robart serves on the private boards of Blue Cross Blue Shield, Vermont and several Seae companies, including Hurdle, Kiyatec, MyMeds and ScriptSee.

Mr. Robart holds a Bachelor’s degree in political science from Middlebury College.

The Board considered Mr. Robart’s extensive experience as an accomplished executive and substantial experience in a range of areas including business strategy, healthcare, venture investing, digital strategy and human capital management. The Board concluded that he should continue to serve on the Board because he brings extensive leadership experience in developing early stage growth and health insurance companies to the Board and his deep experience in human capital management.

CLASS III DIRECTORS - SERVING UNTIL THE 2028 ANNUAL GENERAL MEETING
SCOTT EGAN	CLASS III Age 54 Director since September 2022

Scott Egan is Chief Executive Officer of SiriusPoint, having joined the Company in September 2022. Most recently the Chief Executive Officer of Royal Sun Alliance (RSA) UK & International from January 2019 to December 2021. Mr. Egan brings over 25 years of insurance industry experience to SiriusPoint. Mr. Egan served on the board of directors of RSA Insurance Group PLC from March 2015 to February 2022, formerly as CFO and latterly CEO of its UK and International business. He has held senior positions at a number of companies including Aviva, Zurich Financial Services, Brit Insurance and Towergate Broking. Mr. Egan has a range of experience working across large domestic and international corporate, as well as private-equity backed businesses. He brings deep knowledge across retail financial services, and specific expertise in risk management and financial management. Mr. Egan currently serves as the Chairman of Premium Credit Group, a UK private company, a position he has held since November 2022.

Mr. Egan holds an MBA from Cranfield University and is a qualified accountant.

The Board considered Mr. Egan’s over 25 years of industry experience and service as the Chief Executive Officer of Royal Sun Alliance (RSA) UK & International, and Mr. Egan’s experience as CEO of the Company, and concluded that Mr. Egan should continue to serve as a director because he brings a diverse set of skills breadth of knowledge and valuable financial, strategic and risk management experience to our Board.

SHARON M. LUDLOW	CLASS III Age 59 Independent Director since February 2021	COMMITTEES ● Audit (Chair) ● Governance & Nominating ● Risk & Capital Management

Sharon M. Ludlow has served as a member of the Board since February 2021. Ms. Ludlow has more than 25 years of experience in both the life & health and property & casualty insurance/re-insurance industries. Ms. Ludlow formerly served as President & CEO of Swiss Re Canada and also served as President of Aviva Insurance Company of Canada. During her tenure in the life insurance industry, Ms. Ludlow played a key role in the demutualization and IPO of Canada Life Financial. In addition, Ms. Ludlow, along with her co-founders, launched Kanetix, Canada’s first online insurance marketplace. Ms. Ludlow served the insurance industry as a director on the boards of Insurance Bureau of Canada, Canadian Life & Health Association, Institute for Catastrophic Loss Reduction and as Chair of the board of directors of the Reinsurance Research Council. Ms. Ludlow currently serves on the boards of Saturn Holdings PLC and its subsidiary Tradex Insurance Company in the United Kingdom, GreenShield Holdings and its subsidiary GreenShield Canada Insurance in Canada, and EIS Group in the USA.

Ms. Ludlow is a Fellow Chartered Professional Accountant/Chartered Accountant (FCPA, FCA Canada) and holds a Bachelor of Commerce Degree from the University of Toronto.

Ms. Ludlow is also a graduate of the Corporate Directors Program at Rotman School of Management, University of Toronto and holds an Institute of Corporate Directors designation (ICD.D).

The Board concluded that Ms. Ludlow should continue to serve as a director because of her more than 25 years of experience in the life & health and property & casualty re-insurance industries, as well as her qualification as an independent director and as a financial expert.

MARTIN HUDSON	CLASS III Age 67 Independent Director since September 2025	COMMITTEES ● Compensation ● Risk & Capital Management

Martin Hudson has served as a member of the Board since September 2025. Mr. Hudson has more than 40 years of international (re)insurance leadership experience, spanning underwriting, risk management, governance, and executive management. Since 2015, he has served as an Independent Non-Executive Director and Chair of the Board across a number of companies, including SiriusPoint International Insurance Company (publ). He is also currently Independent Non-Executive Director at Liberty Mutual Managing Agency Ltd and Liberty Mutual Insurance Europe SSE. Mr. Hudson also served on the boards of Apollo Syndicate Management Ltd, MS Amlin Underwriting Ltd, Novae Syndicates Ltd. and Old Mutual Specialty Insurance. Earlier in his career, Mr. Hudson held senior executive positions with Travelers Insurance, Mitsui Sumitomo Insurance Group, and Old Mutual Specialty Insurance. Mr. Hudson’s experience covers wholesale and retail insurance, specialty and reinsurance markets, and global operations across the US, UK, Europe, Canada and Asia.

The Board concluded that Mr. Hudson should continue to serve on the Board because Mr. Hudson brings extensive experience and qualifications as an insurance market veteran of over 40 years of leadership experience in the industry.

CORPORATE GOVERNANCE FRAMEWORK

Our Corporate Governance Guidelines, the charters of the Board’s five standing committees (Audit, Compensation, Governance & Nominating, Investment, and Risk & Capital Management), and our Code of Business Conduct & Ethics form the foundation of the Company’s corporate governance framework. This framework also includes key policies and practices such as our Whistleblower Policy, comprehensive Enterprise Risk Management program, commitment to transparent financial reporting, and systems of internal controls and checks and balances. In addition, the Company maintains a set of management policies, many of which are reviewed and approved by the Board and/or its committees, that guide the Company’s operations. Three of the Board’s five standing committees are composed exclusively of independent directors.

The Board, with the assistance of management, regularly reviews the Company’s Corporate Governance Guidelines and governance practices to assess their effectiveness and continued appropriateness. As part of this process, the Governance & Nominating Committee considers regulatory developments, evolving governance standards, and emerging best practices.

The Corporate Governance Guidelines address, among other matters:

●	the composition, structure, and responsibilities of the Board

●	director independence

●	director compensation

●	management succession planning and performance oversight

●	the structure and responsibilities of Board committees, and

●	the process for selecting and evaluating director candidates.

The Code of Business Conduct & Ethics applies to all directors, officers, and employees of the Company, including the principal executive officer, principal financial officer, principal accounting officer, and individuals performing similar functions. Any amendments to, or waivers from, the Code of Business Conduct & Ethics that are required to be disclosed under applicable rules will be promptly disclosed on the Company’s website at www.siriuspt.com.

BOARD RESPONSIBILITIES

Our Board is responsible for overseeing management on behalf of our shareholders with a view toward promoting long-term value creation. In this capacity, the Board’s primary responsibilities include, among others: (a) oversight of the Company’s strategic direction and business plan; (b) succession planning and talent management; and (c) risk management and oversight.

Oversight of Strategic Direction and Business Plan

The Board oversees the Company’s strategic direction and business plan. During the fourth quarter of each year, senior management presents the Company’s consolidated annual business plan to the Board, and the Board reviews the Company’s performance against that plan throughout the year. In addition, the Board typically participates in an annual full-day strategy session with management, during which it engages in a comprehensive review and discussion of the Company’s short-, medium-, and long-term strategic objectives and management’s plans to achieve them.

Succession Planning and Talent Management

The Compensation Committee oversees the Company’s executive compensation program in support of the Company’s ability to attract, retain, and motivate the management talent necessary to execute its strategy.

The Compensation Committee also plays a central role in the Chief Executive Officer succession planning process, including establishing selection criteria aligned with the Company’s business strategy, identifying and evaluating potential internal candidates, and making succession-related recommendations to the Board. Succession and leadership development plans are discussed regularly with the CEO and, when appropriate, in executive sessions of the Board without the CEO present. The Compensation Committee seeks to ensure it has meaningful opportunities to meet with and assess potential successors for the CEO and other senior leadership roles and to address any identified gaps in skills or experience. These assessments occur through a variety of interactions, including informal meetings, Board dinners, management presentations, participation in Board and committee meetings, and the annual comprehensive talent review.

In addition, the Compensation Committee oversees management’s succession planning for other critical executive positions. At least annually, the Board conducts a detailed talent review that includes an assessment of the Company’s talent strategy, leadership pipeline, and succession plans for key executive roles.

BOARD LEADERSHIP

The Board believes that the appropriate leadership structure depends on the Company’s specific circumstances at any given time. After careful consideration, the Board has determined that separating the roles of Chief Executive Officer and Chair of the Board is currently the most appropriate leadership structure for the Company and is in the best interests of shareholders. Mr. Masojada serves as Chair of the Board, and Mr. Egan serves as Chief Executive Officer and as a director. The Board believes that this structure promotes open and constructive dialogue, enhances independent oversight, and provides an effective system of checks and balances. In addition, the Chair’s focus on Board leadership and committee matters enables Mr. Egan to concentrate on overseeing the Company’s day-to-day operations, as well as strategic planning and execution.

The Board recognizes that different leadership structures may be appropriate under different circumstances and regularly reviews the Company’s governance framework. The Board retains the discretion to modify the Company’s leadership structure if it determines that such a change would be in the best interests of the Company. Under the Company’s Corporate Governance Guidelines, if the roles of Chief Executive Officer and Chair of the Board were to be combined in the future, the Board would be required to appoint a Lead Independent Director. Because the Board currently has an independent Chair, a Lead Independent Director is not required at this time.

DIRECTOR INDEPENDENCE

Under the NYSE listing standards and the Company’s Corporate Governance Guidelines, the Board must affirmatively determine that a director has no material relationship with the Company in order to be considered independent. In making its annual independence determinations, the Board considers, among other things, transactions and relationships between each director nominee and the Company, including employment and compensatory relationships, relationships with the Company’s independent auditors, customer and other business relationships, and contributions to nonprofit organizations.

The Board conducted its annual review of director independence in February 2026. As a result of that review, the Board affirmatively determined that Susan L. Cross, Martin Hudson, Sharon M. Ludlow, Mehdi A. Mahmud, Franklin (Tad) Montross IV, Bronek Masojada and Jason Robart, and are “independent” within the meaning of applicable federal securities laws and NYSE rules. In connection with the appointment of Sabra R. Purtill to the Board, the Board conducted a similar independence review in March 2026 and affirmatively determined that Ms. Purtill is “independent” within the meaning of applicable federal securities laws and NYSE rules.

Mr. Egan is not determined to be an independent director because he currently serves as the Company’s Chief Executive Officer.

Mr. Loeb is not determined to be an independent director due to his employment with Third Point LLC, a related party that is owned by a greater-than-5% shareholder of the Company and serves as one of the Company’s investment managers.

Mr. Tan is not determined to be an independent director due to his recent service as Chairman of CMIG International, and, until April 5, 2024, as CMIG International’s representative on the Board. CMIG International owns 100% of CM Bermuda, which, until February 2025, beneficially owned more than 10% of the Company’s shares.

The Audit Committee, Compensation Committee, and Governance & Nominating Committee of the Board are each composed solely of independent directors.

COMPENSATION COMMITTEE INTERLOCKS &

INSIDER PARTICIPATION

During the fiscal year ended December 31, 2025, there were no Compensation Committee interlocks or insider participation. None of the members of the Compensation Committee were officers or employees of the Company during 2025. In addition, during fiscal year 2025, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers or directors serving on the Company’s Board and/or Compensation Committee. None of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K during the fiscal year ended December 31, 2025.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee, a Governance & Nominating Committee, an Investment Committee, and a Risk & Capital Management Committee. Under the applicable requirements of the NYSE, each of the Audit Committee, Compensation Committee, and Governance & Nominating Committee consists exclusively of members who qualify as independent directors. As a result, three of the Board’s five committees are composed solely of independent directors.

A description of each Board committee is set forth below. Except as noted below, the members of each Board committee have continued to serve through the date of this proxy statement.

AUDIT COMMITTEE	Members ● Sharon Ludlow, Chair ● Susan L. Cross ● Franklin (Tad) Montross IV ● Sabra Purtill (since March 26, 2026) ● Jason Robart (until May 20, 2025)	4 Formal Meetings	4 Informational Sessions	2 Actions by Unanimous Written Resolution
Each member of the Audit Committee qualifies as an “independent” director under the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). All members of the Audit Committee are financially literate and possess accounting or related financial management expertise, as required by NYSE rules. The Board has also determined that Ms. Cross, Ms. Ludlow, and Ms. Purtill each qualify as an “audit committee financial expert” within the meaning of applicable U.S. Securities and Exchange Commission (“SEC”) rules.

KEY RESPONSIBILITIES

The Audit Committee is responsible for, among other things, assisting the Board in overseeing and reviewing:

●   the Company’s financial reporting processes and other internal controls;

●   the Company’s financial statements;

●   the qualifications, independence, and performance of the Company’s independent auditor;

●   the performance of the Company’s internal audit function; and

●   the Company’s compliance with applicable legal and regulatory requirements and the Code of Business Conduct & Ethics.

In addition, the Company’s independent auditor regularly discusses with the Audit Committee risks identified in connection with its reviews of the Company’s financial statements, as well as related mitigation measures.

To promote candid and comprehensive reporting, the Audit Committee regularly meets in separate executive sessions with management, the Company’s internal auditor, and the Company’s independent auditor.

REPORT

The Report of the Audit Committee is on page 85 of this proxy statement.

CHARTER

The Audit Committee Amended & Restated Charter is available on our website: investors.siriuspt.com/governance/governance-documents.

COMPENSATION COMMITTEE	Members ● Jason Robart, Chair ● Martin Hudson ● Mehdi A. Mahmud ● Franklin (Tad) Montross IV	3 Formal Meetings	2 Informational Session	3 Actions by Unanimous Written Resolution
Each member of the Compensation Committee qualifies as an “independent” director under the New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

KEY RESPONSIBILITIES

The Compensation Committee is responsible for, among other things:

●   reviewing and approving the compensation of the Company’s executive officers and directors;

●   reviewing the Company’s strategies, policies and practices related to human capital management, including matters relating to inclusion and belonging;

●   authorizing and administering equity awards and other incentive compensation arrangements;

●   overseeing any compensation adviser retained to assist the Committee with the evaluation of executive compensation or other compensation-related matters; and

●   reviewing and approving employment and agreements with the Company’s executive officers.

The Compensation Committee also periodically reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer and other senior executive officers.

REPORT

The Compensation Committee Report is on page 67 of this proxy statement.

CHARTER

The Compensation Committee Amended & Restated Charter is available on our website: investors.siriuspt.com/governance/governance-documents.

GOVERNANCE & NOMINATING COMMITTEE	Members ● Susan L. Cross, Chair (since May 2025) ● Rafe de la Gueronniere (until May 2025) ● Sharon Ludlow ● Mehdi A. Mahmud (Chair until May 2025) ● Bronek Masojada ● Jason Robart (since May 2025)	4 Formal Meetings	2 Informational Sessions	1 Action by Unanimous Written Resolution
Each member of the Governance & Nominating Committee qualifies as an “independent” director under the NYSE listing standards and Rule 10A-3 under the Exchange Act.

KEY RESPONSIBILITIES

The Governance & Nominating Committee is responsible for, among other things:

●   identifying and recommending individuals qualified to serve as directors for election to the Board;

●   reviewing the composition of the Board and its Committees;

●   reviewing and considering the Company’s position, strategy and policies relating to current and emerging sustainability matters;

●   developing and recommending to the Board the Company’s Corporate Governance Guidelines and any updates thereto; and

●   overseeing the annual evaluation of the Board and its Committees.

CHARTER

The Governance & Nominating Committee Amended & Restated Charter is available on our website: investors.siriuspt.com/governance/governance-documents.

INVESTMENT COMMITTEE	Members ● Mehdi A. Mahmud Chair (since May 2025) ● Rafe de la Gueronniere (until May 2025) ● Daniel S. Loeb (since February 2026) ● Bronek Masojada ● Jason Robart ● Peter W.H. Tan	4 Formal Meetings	0 Informational Sessions	1 Action by Unanimous Written Resolution

KEY RESPONSIBILITIES

Our Investment Committee is responsible for, among other things:

●   establishing the Company’s investment policies and guidelines and monitoring compliance with those policies; and

●   overseeing the management and performance of the Company’s investment portfolio.

CHARTER

The Investment Committee Amended & Restated Charter is available on our website: investors.siriuspt.com/governance/governance-documents.

RISK & CAPITAL MANAGEMENT COMMITTEE	Members ● Franklin (Tad) Montross IV, Chair ● Susan L. Cross ● Martin Hudson ● Sabra R. Purtill ● Sharon M. Ludlow ● Bronek Masojada ● Peter W.H. Tan	4 Formal Meetings	0 Informational Sessions	0 Action by Unanimous Written Resolution

KEY RESPONSIBILITIES

Our Risk & Capital Management Committee is responsible for, among other things:

●   reviewing and overseeing the Company-wide risk appetite and enterprise risk management framework;

●   reviewing and overseeing management’s processes for identifying, assessing, and managing cybersecurity and information security risks; and

●   reviewing and overseeing the Company’s financial and capital markets strategies, including capital structure, liquidity, and existing and proposed financing activities.

CHARTER

The Risk & Capital Management Committee Amended & Restated Charter is available on our website: investors.siriuspt.com/governance/governance-documents.

COMMITTEE CHARTERS & CODE OF BUSINESS CONDUCT & ETHICS

The Board committee charters are reviewed at least annually, with the most recent updates made in February 2026, and each committee recommends any proposed changes to the Board for approval. The charters of all five Board committees, as well as the Corporate Governance Guidelines, the Code of Business Conduct & Ethics, and other governance documents are available on our website at investors.siriuspt.com/governance/governance-documents and may also be obtained upon request without charge by writing to:

SiriusPoint Ltd. Attn: Chief Legal Officer & Corporate Secretary Point Building 3 Waterloo Lane Pembroke HM 08, Bermuda

BOARD MEETINGS & DIRECTOR ATTENDANCE

Our director meeting attendance policy is set forth in our Corporate Governance Guidelines. In addition to our attendance policy, our Bye-laws generally prohibit directors from participating in meetings of the Board or its committees while present in the United States or its territories, whether in person, via teleconference or otherwise. We held four of our Board meetings in Bermuda in 2025.

Our directors discharged their oversight and fiduciary duties over the past fiscal year, including by holding regular, robust, virtual informational sessions designed to cover the same information normally covered at Board and committee meetings, supplemented by additional informational calls and reports. When action requiring a formal Board or committee resolution was necessary, the Board or relevant committee acted by unanimous written resolutions in order to comply with our Bye-laws and operating guidelines. We believe we maintained good governance practices while complying with Bermuda law, as well as with our Bye-laws. All directors attended 98% of the meetings of the Board and Board committees on which they served in 2025.

	Board	Audit Committee	Compensation Committee	Governance & Nominating Committee	Investment Committee	Risk & Capital Management Committee
Formal Meetings	6	4	3	4	4	4
Informational Sessions	6	4	2	2	0	0
Action by Written Resolution	9	2	3	1	1	0

Attendance at 2025 Annual General Meeting

All directors serving on the Board at the time of the 2025 Annual General Meeting of shareholders virtually attended the meeting. The Board strongly encourages all members to attend the annual general meeting of shareholders.

Executive Sessions

Executive sessions of the independent directors provide an opportunity for the Board to discuss matters such as strategy, Chief Executive Officer and senior management performance and compensation, succession planning, and overall Board effectiveness without management present. Any director may request additional executive sessions of the independent directors. During 2025, the independent directors met in executive session at regularly scheduled Board and committee meetings.

NYSE rules also require the Company’s non-management directors to meet regularly in executive session without management present. During 2025, the non-management directors held four such executive sessions in connection with regularly scheduled Board meetings and/or informational calls. The Board Chair and the Committee Chairs, respectively, presided over the executive sessions of both the independent directors and the non-management directors.

BOARD & BOARD COMMITTEE PERFORMANCE EVALUATIONS

Our Board continually seeks to improve its performance. Throughout the year, our Chair and our Chief Legal Officer & Corporate Secretary each routinely communicate with our Board members to obtain real-time feedback. We believe that this continuous feedback cycle, along with our formal annual evaluation process, helps ensure the continued effectiveness of our Board.

Our Governance & Nominating Committee oversees the formal annual evaluation process of the effectiveness of our Board and its standing committees.

Our annual Board evaluations cover the following areas:

●	Board efficiency and overall effectiveness	●	Board and committee information needs and meeting cadences

●	Board and committee structure and composition	●	Satisfaction with Board agendas and the frequency, duration and format of meetings and time allocations

●	Board leadership and succession planning	●	Areas where directors want to increase their focus

●	Quality and clarity of materials presented to directors	●	Board dynamics and cultural diversity

●	Satisfaction with the performance of the Chair	●	Strategy and crisis preparedness

●	Board member access to the CEO and other members of senior management	●	Board alignment with the Company’s mission, vision, ethics, values, long-term goals and strategy

●	Quality of Board discussions and balance between presentations and discussion	●	Other areas over which directors would like to have greater insight or focus

1

ANNUAL BOARD & COMMITTEE EVALUATIONS

The Governance & Nominating Committee oversees the annual evaluation of the Board and its committees. The Committee reviews the evaluation process each year and recommends any updates to the Board prior to implementation. Directors complete confidential, unattributed questionnaires for the Board and applicable committees, which include open-ended questions designed to solicit candid feedback. Feedback is reviewed by the Chair of the Governance & Nominating Committee, and committee-specific results are reviewed by the applicable Committee Chairs.

At least once every three years, the Board engages an independent third-party firm to conduct a Board evaluation. The firm conducts confidential interviews with directors and reports its findings to the Board for discussion and consideration.

2

SUMMARY OF THE EVALUATION

A written report is produced summarizing the written questionnaires, which includes all responses.

3

BOARD AND COMMITTEE REVIEW

The Chair of the Governance & Nominating Committee leads a discussion of the written Board and committee evaluation results at the Board level during an executive session. Directors also deliver feedback to the Board Chair and suggest changes and areas for improvement.

4

ACTIONS

Following the evaluation process, the Board considers and implements changes to practices or procedures, as appropriate. The Board believes that this process generates thoughtful and substantive feedback and provides meaningful opportunities to enhance Board effectiveness and efficiency. Actions taken in response to the evaluation process over time have included:

●    initiating a search for an additional director with financial expertise;

●    reviewing and updating governing documents, including delegations of authority and Board and Committee charters;

●    instituting executive sessions between the Board and the CEO prior to Board meetings; and

●    conducting Board education sessions addressing fiduciary duties, the role of special committees and observers, and other governance-related topics.

DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS FOR FISCAL YEAR 2025

The Company’s Director Compensation Policy provides for the payment to each independent director of an annual cash retainer and one or more grants of restricted shares.

Annual Cash Retainer

Pursuant to the terms of our Director Compensation Policy, each independent director is entitled to receive an annual cash retainer of $137,500 per year and an additional cash retainer for serving in any of the following roles:

◦	Lead Independent Director of the Board: $50,000

◦	Non-Executive Chair of the Board: $100,000

◦	Chair of the Audit Committee or the Risk & Capital Management Committee: $35,000

◦	Chair of the Investment Committee, the Compensation Committee, or the Governance & Nominating Committee: $25,000(1)

◦	Chair of the Americas Subsidiary Board (i.e., SiriusPoint America Insurance Company, SiriusPoint Specialty Insurance Corporation, and Oakwood Insurance Company), or the Bermuda Subsidiary Board (i.e., SiriusPoint Bermuda Insurance Company Ltd.) - $50,000(2)

Cash retainers are paid in equal quarterly installments in arrears. Cash retainers are pro-rated for partial years and quarters of Board service based on the number of days served by an independent director. From and after January 1, 2026, pro-rations are calculated based on a 360-day year and 90-day quarter. Board members are also entitled to receive reimbursement for reasonable expenses that are incurred in connection with their functions as a director of the Company.

Independent directors may elect to have their cash compensation paid in a local currency other than U.S. dollars. In such cases, the Company will utilize the SiriusPoint Workday FX rate in effect as of the end of the month preceding the payment date (e.g., the rate in effect on May 31 would apply to the quarterly payment payable on or about June 30). Additionally, independent directors may request to receive payments through the payroll system of a local Company subsidiary to facilitate tax withholding, subject to applicable laws and company procedures.

1.	Chair fees for the Investment Committee, the Compensation Committee, and the Governance & Nominating Committee increased from $20,000 to $25,000 effective November 1, 2025.

2.	Chair fees for the Americas Subsidiary Board and the Bermuda Subsidiary Board became effective August 31, 2025.

Equity Incentive Grants

Pursuant to the Director Compensation Policy, in addition to the cash retainers described above, each independent director is eligible to receive an annual grant of restricted shares with a grant date value of $137,500. Annual grants are generally made on or around the date of the Company’s annual general meeting of shareholders, with the number of shares determined based on the fair market value of the Company’s common shares on the grant date. Restricted share awards vest on the date of the next annual general meeting of shareholders following the grant date, subject to the director’s continued service through the vesting date.

Independent directors who join the Board after the annual grant date, but within the same calendar year as such grant, receive a restricted share grant with a grant date value of $68,750 (which is 50% of the full-year award value), which grant will vest on the date of the next annual general meeting of shareholders. Independent directors who join the Board prior to the annual grant date do not receive a prorated award for such period of service and instead receive their initial award at the next annual grant.

All restricted share grants made in 2025 were granted pursuant to the SiriusPoint Ltd. 2023 Omnibus Incentive Plan and applicable award agreements. The restricted share awards granted in 2025 will vest in full on May 31, 2026, subject to continued Board service through the vesting date. If an independent director’s service is terminated as a result of death or disability, such independent director’s annual grant will be deemed fully vested as of the date of the independent director’s death or effective date of the independent director’s termination as a result of disability.

Directors who are not independent, including employee directors, do not receive compensation for service on the Board. Accordingly, Messrs. Egan, Tan, and Loeb did not receive director compensation during 2025. All directors are reimbursed for reasonable expenses incurred in connection with attending meetings and performing their duties as directors.

2025 DIRECTOR COMPENSATION

(payable only to independent directors)

NAME	FEES EARNED OR PAID IN CASH ($)	RESTRICTED SHARE AWARDS(1) ($)	OPTION AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Susan L. Cross(2)	150,611	137,489	—	—	288,100
Rafe de la Gueronniere(3)	60,813	—	—	—	60,813
Martin Hudson(4)	45,206	68,746	—	147,774	261,726
Sharon M. Ludlow(5)	172,500	137,489	—	16,945	326,934
Mehdi A. Mahmud(6)	158,333	137,489	—	—	295,822
Bronek Masojada(7)	237,500	137,489	—	—	374,989
Franklin (Tad) Montross IV(8)	172,500	137,489	—	—	309,989
Jason Robart(9)	158,333	137,489	—	—	295,822

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 18, “Share-Based Compensation and employee benefit plans,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference.

(2)	Ms. Cross received a base cash fee of $137,500 and a supplemental cash fee of $13,111 for her service as Chair of the Governance & Nominating Committee, prorated to reflect the date of her appointment to the Chair role on May 20, 2025 and prorated to reflect the increase effective November 1, 2025.

(3)	Mr. Gueronniere received a base cash fee of $53,091 and a prorated supplemental cash fee of $7,722 for his service as Chair of the Investment Committee. Mr. Gueronniere ended his term as a Director and the Chair of the Investment Committee on May 20, 2025.

(4)	Mr. Hudson’s cash fees were prorated to reflect the date of his appointment to the Board on September 1, 2025. Mr. Hudson also received a cash fee of £110,000 ($147,774) as Non-Executive Chairman of Sirius International Managing Agency (SIMA) board.

(5)	Ms. Ludlow received a base cash fee of $137,500 and a supplemental cash fee of $35,000 for her service as Chair of the Audit Committee. Ms. Ludlow also received a cash fee of $16,945 for her role as Director and Chair of the Board of SiriusPoint Americas (i.e., SiriusPoint America Insurance Company, SiriusPoint Specialty Insurance Corporation, and Oakwood Insurance Company), prorated to reflect the date of her appointment to this Chair role on August 31, 2025.

(6)	Mr. Mahmud received a base cash fee of $137,500, and a prorated supplemental cash fee of $20,833 for his service as Chair of the Governance & Nominating Committee (January 1, 2025 to May 19, 2025) and Chair of Investment Committee, prorated to reflect the date of his appointment to the Chair role on May 20, 2025 and prorated for the increase effective November 1, 2025.

(7)	Mr. Masojada received a base cash fee of $137,500, and a supplemental cash fee of $100,000 for his service as Chair of the Board.

(8)	Mr. Montross received a base cash fee of $137,500 and a supplemental cash fee of $35,000 for his service as Chair of the Risk & Capital Management Committee.

(9)	Mr. Robart received a base cash fee of $137,500 and a supplemental cash fee of $20,833 for his service as Chair of the Compensation Committee, prorated to reflect the increase effective November 1, 2025.

Restricted shares were awarded to the independent directors, excluding Mr. Hudson, on May 27, 2025, and to Mr. Hudson on September 9, 2025 (the date of his appointment to the Board), under our 2023 Omnibus Incentive Plan, all of which will vest on May 31, 2026, subject to the director’s continued service through such date. As of December 31, 2025, our independent directors (who served during the 2025 fiscal year) held the following numbers of outstanding restricted shares of common stock:

NAME	NUMBER OF UNVESTED RESTRICTED SHARES
Susan L. Cross	7,456
Rafe de la Gueronniere	—
Martin Hudson	3,698
Sharon Ludlow	7,456
Mehdi A. Mahmud	7,456
Bronek Masojada	16,426
Franklin Montross (IV)	7,456
Jason Robart	7,456

RISK MANAGEMENT & OVERSIGHT

OUR BOARD TAKES AN ENTERPRISE-WIDE APPROACH TO RISK MANAGEMENT WHICH SEEKS TO COMPLEMENT OUR ORGANIZATIONAL OBJECTIVES, STRATEGIC OBJECTIVES, LONG-TERM PERFORMANCE AND THE OVERALL ENHANCEMENT OF SHAREHOLDER VALUE.

FULL BOARD

Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with:

●       our financial position

●       our competitive position

●       underwriting results

●       investment performance

●       cybersecurity vulnerabilities

●       catastrophic events, and

●       other risks germane to the insurance and reinsurance industry.

Our Board determines the appropriate levels of risk for the Company generally, assesses the specific risks we face, and reviews the steps taken by management to address those risks. While our Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

AUDIT COMMITTEE

- Management's assessment of the Company's internal control over financial reporting
- The Company's financial statements and disclosures
- Quarterly reports on legal and regulatory matters
- The Company's annual internal audit plan, including audit findings and recommendations
- The Company's compliance with applicable legal and regulatory requirements

COMPENSATION COMMITTEE

- The Company's overall compensation philosophy, including the design and implementation of its compensation program
- Executive compensation plans and arrangements
- Succession planning
- Talent management and workplace culture
- Incentive compensation risk oversight

GOVERNANCE & NOMINATING COMMITTEE

- Identifying, evaluating, and recommending to the Board individuals who are qualified and suitable for Board membership
- Developing and recommending to the Board Corporate Governance Guidelines
- Overseeing the annual performance evaluation of the Board and its committees
- Recommending directors for service on the Board's committees
- Reviewing and considering the Company's position, strategy and policies relating to current and emerging governance and sustainability matters

INVESTMENT COMMITTEE

- Overseeing the performance of the Company's investment portfolio,
- Establishing the Company's investment policy and guidelines
- Receiving regular reports from the Chief Investment Officer regarding investment performance and asset allocation
- Reviewing, on a quarterly basis, compliance with the Company's investment guidelines

RISK & CAPITAL MANAGEMENT COMMITTEE

- Overseeing management's identification, assessment, mitigation and monitoring of the Company's material risks and exposures, including insurance underwriting risk; investment, liquidity, and concentration risk; market risk; credit risk; cyber, systems, and operational risk; group risk; strategic risk; reputational risk; legal, compliance, and litigation risks; and other material risks that could have a significant impact on the Company

MANAGEMENT
We use our comprehensive Enterprise Risk Management (“ERM”) program to identify, aggregate, monitor and manage risks. The program also defines our risk appetite, governance, culture and capabilities. The implementation and execution of the ERM program is headed by our Group Chief Risk Officer. The Enterprise Risk & Capital Management Committee (“ERCC”) is the management committee tasked with overseeing all firm-wide risks and is responsible for risk governance, risk oversight and risk appetite. The ERCC maintains the enterprise risk appetite framework and monitors compliance with limits and escalations defined in it. The ERCC oversees implementation of certain risk policies Company-wide. The ERCC reviews key risk exposures, trends and concentrations, significant compliance matters, and provides guidance on the steps to monitor, control and report major risks. The Group Chief Risk Officer, together with other members of the ERCC, regularly reports on applicable risks to the Risk & Capital Management Committee of the Board, with additional review or reporting on risks conducted as needed or as requested by our Board and/or its committees. Below are the areas that the ERCC identified as key strategy and risk oversight areas.

CERTAIN OF OUR KEY STRATEGY AND RISK OVERSIGHT AREAS
● Strategic Risks, including Group Risk ● Insurance Risk ● Financial Risks, including Asset Risk, Credit Risk & Liquidity Risk	● Operational Risks, including Cybersecurity Risk ● Regulatory & Legal Risks

CYBERSECURITY

Overview

The Company is subject to several cybersecurity and data privacy laws and regulations promulgated by our regulators including, but not limited to, the Bermuda Monetary Authority, New York Department of Financial Services, Financial Conduct Authority, Prudential Regulatory Authority, and Swedish Financial Supervisory Authority. The Company’s cybersecurity risk management program is designed to support compliance with these laws and regulations.

The Board is responsible for overseeing the Company’s risk management program and cybersecurity is a critical element of this program. Management is responsible for the day-to-day administration of the Company’s risk management program and its cybersecurity policies, processes, and practices. The Company’s cybersecurity policies, standards, processes, and practices are based on the framework established by the National Institute of Standards and Technology Cybersecurity Framework (CSF) and are integrated into the Company’s overall risk management system and processes.

In general, the Company seeks to address material cybersecurity threats through a company-wide approach that addresses the confidentiality, integrity, and availability of the Company’s information systems or the information that the Company collects and stores, by assessing, identifying and managing cybersecurity issues as they are identified. Given the continued evolving sophistication of cybersecurity threats, including those leveraging artificial intelligence, the Company regularly reviews and updates its strategies and technologies to ensure they remain effective in the face of emerging threats.

Cybersecurity Risk Management and Strategy

The Company’s cybersecurity risk management strategy focuses on several areas:

●	Identification, Mitigation and Monitoring: The Company has implemented a comprehensive, cross-functional approach to assessing, identifying and managing material cybersecurity threats and applies a security-first mindset to our practices across the Company. The Company’s program is comprised of internal resources and external security consultants to provide guidance, oversight and support.

●	Technical Safeguards: The Company implements technical safeguards through a layered security approach and third-party platforms that are designed to protect the Company’s information systems from cybersecurity threats, including firewalls, intrusion prevention and detection systems, anti-malware functionality, data loss prevention and access controls, which are evaluated and improved through vulnerability assessments and cybersecurity threat intelligence, as well as outside audits and certifications.

●	Incident Response and Recovery Planning: The Company’s program includes controls and procedures to properly identify, classify and escalate certain cybersecurity incidents to provide management visibility, as well as to assess the requirement to disclose and report material incidents in a timely manner. The Company has established and maintains comprehensive incident response and disaster recovery plans designed to address the Company’s response to a cybersecurity incident. The Company conducts periodic tabletop exercises to test these plans and ensure personnel are familiar with their roles in a response scenario.

●	Third-Party Risk Management: The Company maintains a risk-based approach to identifying and overseeing material cybersecurity threats presented by third parties that could adversely impact our business in the event of a material cybersecurity incident affecting those third-party systems.

●	Education and Awareness: The Company conducts regular, mandatory training and simulated phishing campaigns for all levels of employees regarding cybersecurity threats as a means to equip the Company’s employees with effective tools to address cybersecurity threats, and to communicate the Company’s evolving information security policies, standards, processes, and practices.

●	The Company conducts periodic assessment and testing of the Company’s policies, standards, processes, and practices in a manner intended to address cybersecurity threats and events. For example, the Company performs internal and external penetration tests and cyber red team and tabletop exercises. The results of such assessments, audits, and reviews are evaluated by management and reported to the Risk & Capital Management Committee and the Board, and the Company adjusts its cybersecurity policies, standards, processes, and practices as necessary based on the information provided by these assessments, audits, and reviews.

●	The Company purchases cyber insurance, which provides pre-breach risk mitigation advice, protection against third-party liability and post-breach services.

Governance

The Board, in coordination with the Risk & Capital Management Committee, oversees the Company’s risk management program, including the management of cybersecurity threats. The Board and the Risk & Capital Management Committee each receive regular presentations and reports on developments in the cybersecurity space, including risk management practices, recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, technological trends, and information security issues encountered by the Company’s peers and third parties. The Board and the Risk & Capital Management Committee also receive timely information regarding material or escalated cybersecurity risks, as well as ongoing updates regarding any such risk. On a quarterly basis, and as appropriate, the Board and the Risk & Capital Management Committee discuss the Company’s approach to overseeing cybersecurity threats with the Company’s Chief Information Security Officer (“CISO”) and other members of senior management.

The CISO, in coordination with senior management including the Chief Executive Officer, Chief Financial Officer, Chief Information and Technology Officer (“CITO”) and Chief Legal Officer, works collaboratively across the Company to implement a program designed to protect the Company’s information systems from cybersecurity threats, to monitor threats, and to respond to material cybersecurity incidents in accordance with the Company’s incident response and recovery plans. To facilitate the success of the Company’s cybersecurity program, cross-functional teams throughout the Company address cybersecurity threats and respond to cybersecurity incidents. Through ongoing communications with these teams, the CISO and senior management are informed about and monitor the prevention, detection, mitigation and remediation of cybersecurity threats and incidents on an ongoing basis and report such threats and incidents to the Risk & Capital Management Committee when appropriate.

The CISO has served in various roles in information technology and information security for over 20 years. The CISO holds undergraduate and graduate degrees in computer information systems and has attained the Certified Information Systems Security Professional certification. The CITO has served in various roles in information technology for over 20 years, including serving as Chief Information Officer and providing cybersecurity oversight at both private and public sector companies.

Material Effects of Cybersecurity Incidents

The Company maintains controls and risk-mitigation activities designed to reduce the impact of any cybersecurity incidents on the Company. Risks as a result of any known cybersecurity threats and incidents have not materially affected and are not reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition.

OUTSIDE ADVISORS

The Board and each of its committees may retain independent legal, financial, or other advisors and consultants of their choosing, at the Company’s expense, without obtaining management’s consent. Since 2021, the Compensation Committee has retained Mercer (US) Inc. (“Mercer”) to provide advice on executive compensation matters, including with respect to the Compensation Discussion & Analysis included in this proxy statement. In connection with Mercer’s engagement, the Compensation Committee assessed potential conflicts of interest, taking into account the factors required under applicable NYSE rules, and determined that no conflicts of interest existed with respect to Mercer’s services.

BOARD POLICIES

The Board of Directors has several important policies, procedures and practices in place that are outlined below.

Director Share Ownership

The Board believes that meaningful share ownership promotes alignment between the interests of directors and shareholders. Under the Director and Executive Officers Share Ownership Guidelines, directors are required to own Company common shares with a value equal to at least three times the annual cash retainer within five years of joining the Board, and to maintain that ownership level throughout their service. If the annual retainer is increased, directors have three years to satisfy the revised ownership requirement. The Board may evaluate whether exceptions are appropriate in circumstances where the guidelines would impose a financial hardship. All independent directors have met, or are on track to meet, the applicable ownership requirements within the prescribed timeframe.

Trading in Company Securities

The Company prohibits executive officers, directors, and employees from engaging in hedging and pledging transactions involving Company securities. Hedging transactions are designed to offset or reduce the risk associated with changes in the market value of Company shares. Accordingly, executive officers, directors, and employees may not engage in hedging, monetization, or similar transactions with respect to Company securities, including the purchase or sale of puts or calls, the use of derivative instruments, or short sales. In addition, Company securities may not be held in margin accounts or pledged as collateral for any loan.

The Company also maintains an Insider Trading Policy that prohibits directors, executive officers, and other designated “restricted persons” from trading in Company securities while in possession of material non-public information. Under the policy, restricted persons may trade only during open trading windows, which generally begin on the trading day following two full trading days after the public release of quarterly financial results and end at least seven calendar days prior to the close of the subsequent fiscal quarter, unless a special blackout period applies. Even during an open trading window, trading is prohibited if an individual possesses material non-public information or is subject to a special blackout. In addition, directors, members of the Executive Leadership Team, and insiders holding more than 100,000 Company shares are required to obtain pre-clearance prior to engaging in any transaction in Company securities.

Director Membership on Other Boards

The Board expects directors to devote sufficient time and attention to the Company’s affairs and to exercise sound judgment when considering other professional or charitable commitments. Under the Company’s Corporate Governance Guidelines, directors are generally not expected to serve on more than four other public company boards in addition to the Company’s Board. In addition, the Company’s Chief Executive Officer is not expected to serve on more than one other public company board. The Corporate Governance Guidelines also provide that any director serving on the Audit Committee should not serve on more than two other public company audit committees.

Director & Officer Liability Insurance

The Company maintains a directors’ and officers’ liability insurance program to provide coverage for its directors and officers. Subject to the terms and conditions of the applicable policies, the insurers agree to: (a) reimburse the Company to the extent it is legally permitted to indemnify its directors and officers; (b) pay losses, including settlements, judgments, and defense costs, on behalf of directors and officers in circumstances where the Company is unable to indemnify them; and (c) cover certain losses incurred by the Company in connection with specified securities claims.

The current insurance program is in effect from July 1, 2025 through June 30, 2026 and is provided by a consortium of insurers. Allianz Global Corporate & Specialty SE serves as the lead insurer, with additional insurers providing excess coverage. The Company expects to obtain comparable coverage upon expiration of the current program.

Director Retirement Age Policy

The Board has adopted a director retirement policy under which directors are generally expected to retire upon reaching the age of 75. The Board may, however, nominate a director aged 75 or older if it determines that such nomination is in the best interests of the Company and its shareholders. A director elected prior to his or her 75th birthday may continue to serve until the next annual general meeting.

Director Resignation Policy

Under the Company’s Bye-laws, directors in uncontested elections are elected by a plurality of the votes cast. The Board has adopted a director resignation policy pursuant to which any nominee who receives a plurality of votes cast but fails to receive a majority of the votes cast in an uncontested election is required to promptly tender a written resignation following certification of the shareholder vote. For purposes of this policy, an uncontested election is one in which the number of nominees does not exceed the number of directors to be elected.

The Governance & Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept the resignation or take other appropriate action. In making its recommendation, the Governance & Nominating Committee will consider all factors it deems relevant, including the reasons for any “withhold” votes (to the extent ascertainable), the director’s qualifications and contributions, the overall composition of the Board, compliance with applicable legal and regulatory requirements, and the best interests of the Company and its shareholders. The Board will act on the Governance & Nominating Committee’s recommendation within 90 days following certification of the shareholder vote and will promptly disclose its decision.

Any director who tenders their resignation under this policy will not participate in deliberations or decisions regarding his or her resignation, but will continue to serve pending the Board’s determination. If a quorum of the Governance & Nominating Committee cannot be achieved due to multiple tendered resignations, the remaining independent directors will consider and act on the resignations, with no director participating in decisions relating to his or her own resignation.

POLICIES & PROCEDURES FOR RELATED PERSON TRANSACTIONS

The Company has adopted a Related Person Transaction Policy pursuant to which our executive officers, directors, director nominees and principal shareholders, including their immediate family members, and any firm, corporation or other entity in which any of the foregoing persons is a general partner, limited partner or 10% beneficial owner are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent committee of our Board or the full Board. Any request for us to enter into a transaction in which an executive officer, director, principal shareholder or any of such persons’ immediate family members has a direct or indirect material interest is required to be presented to our Audit Committee for review, consideration and approval.

All of our directors, executive officers and employees are required to report any related person transaction to the Audit Committee. In reviewing a proposed transaction, the Audit Committee considers, among other factors it deems appropriate, whether the terms are no less favorable than terms generally available to an unaffiliated third party under similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the potential impact on a director’s independence. If a related person transactions is identified that has not been previously approved, the Audit Committee will be notified and will determine the appropriate course of action, including ratification, rescission or amendment of the transaction. A copy of the Company’s Related Person Transaction Policy is available on our website at investors.siriuspt.com/governance/governance-documents.

RELATED PERSON TRANSACTIONS

The following is a description of certain relationships and transactions involving amounts in excess of $120,000 in which the Company has entered into or participated in with any director, executive officer, major shareholder, or other related person since January 1, 2025.

Limited Partner and Investment Management Agreements

Daniel S. Loeb, an affiliate of Third Point LLC, and affiliates associated with Mr. Loeb, have sole voting and dispositive power over approximately 9.5% of the common shares of the Company (as of December 31, 2025). As long as ownership by Third Point LLC and its affiliates (“Third Point”) persons remains in excess of 5% of the voting securities of the Company, Third Point is a related person. For additional information, please see the section entitled, “Security Ownership of Certain Beneficial Owners & Management.” Affiliates of Third Point LLC manage certain of our investment accounts and funds in which we invest. Third Point LLC receives fees for managing those accounts and funds.

Management and Advisory Fees

Third Point Enhanced LP

Pursuant to the Fourth Amended and Restated Exempted Limited Partnership Agreement of TP Enhanced Fund (“2022 LPA”), Third Point LLC is entitled to receive monthly management fees. Management fees are charged at the TP Enhanced Fund level and are calculated based on 1.25% per annum of the investment in TP Enhanced Fund.

The term of the 2022 LPA ended on March 31, 2026 (“Investment Period Termination Date”). On February 28, 2025, the Company provided notice to Third Point LLC of its intent to redeem all of its capital accounts as of the Investment Period Termination Date. The redemptions will occur over time and may be in cash or underlying investments. Prior to the Investment Period Termination Date, the Company may terminate the 2022 LPA in certain circumstances, including (1) at any time upon the written consent of the TPRE Limited Partners and TP GP or (2) upon the death, long-term disability or retirement of Daniel S. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point LLC or actively involved in the day-to-day management of Third Point LLC.

Third Point Venture Offshore Fund I LP

No management fees are payable by the Company under the Amended and Restated Exempted Limited Partnership Agreement of TP Venture Fund (“2021 Venture LPA”).

Third Point Venture Offshore Fund II LP

Pursuant to the Amended and Restated Exempted Limited Partnership Agreement of TP Venture Fund II (“2022 Venture II LPA”), management fees are charged at the TP Venture Fund II level and are calculated based on 0.1875% per quarter (0.75% per annum).

Third Point Insurance Portfolio Solutions

Pursuant to the Third Point Insurance Portfolio Solutions Investment Management Agreement effective February 26, 2021, the Company will pay Third Point LLC a fixed management fee, payable monthly in advance, equal to 1/12 of 0.06% of the fair value of assets managed (other than assets invested in TP Enhanced Fund).

Third Point Optimized Credit

Pursuant to the Amended and Restated Investment Management Agreement, effective February 23, 2022 (“2022 IMA”), the Company will also pay Third Point LLC a monthly management fee equal to one twelfth of 0.50% (0.50% per annum) of the Third Point Optimized Credit Portfolio, net of any expenses.

On September 23, 2025, the Company notified Third Point LLC of its intention to withdraw investments from the Third Point Optimized Credit Portfolio. Following this withdrawal, the 2022 IMA will be terminated. The Company plans to establish a new investment management agreement to maintain access to Third Point LLC’s asset management services. As of April 1, 2026, the liquidation of these investments is proceeding in an orderly manner, consistent with the parties’ discussions. Accordingly, the 2022 IMA remains in effect until the liquidation of the Third Point Optimized Credit Portfolio is completed.

Performance Fees

Third Point Enhanced LP

Pursuant to the 2022 LPA, TP GP receives a performance fee allocation equal to 20% of the Company’s investment income in the Third Point Enhanced fund.

Third Point Venture Offshore Fund I LP

Pursuant to the 2021 Venture LPA, TP Venture GP receives a performance fee allocation equal to 20% of the Company’s investment income in the fund.

Third Point Venture Offshore Fund II LP

Pursuant to the 2022 Venture II LPA, TP Venture GP II receives a performance fee allocation equal to 20% of the Company’s investment income in the fund.

Third Point Optimized Credit

Pursuant to the 2022 IMA, the Company will pay Third Point LLC, from the assets of each sub-account, an annual incentive fee equal to 15% of outperformance over a specified benchmark.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

& MANAGEMENT

The table below sets forth information regarding the beneficial ownership of SiriusPoint common shares and Series A Preference Shares as of March 14, 2026 (except as otherwise indicated), by:

●	each person who is the beneficial owner of more than 5% of the Company’s common shares and Series A Preferred Shares;

●	each person who is an NEO (as defined herein below) or director; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including RSUs and restricted share awards (“RSAs”) that vest within 60 days and options and warrants that are currently exercisable or exercisable within 60 days. As of March 14, 2026, there were 116,989,545 common shares, and 9,713 Series A Preference Shares of SiriusPoint issued and outstanding. Unless otherwise indicated below, the address for each person listed on the table is c/o SiriusPoint Ltd., Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda.

Percentage of total voting power represents voting power with respect to all shares of SiriusPoint common shares and Series A Preference Shares, voting as a single class. Each holder of common shares is entitled to one vote for each common share held on the record date. Each holder of Series A Preference Shares is entitled to the number of votes equal to the number of common shares into which the Series A Preference Shares are then convertible as of the record date. As discussed under the heading “Questions and Answers ― Will I Be Entitled to Vote All of My Shares at the Annual General Meeting?”, the voting rights related to “controlled shares” owned by U.S. Persons (as defined in our Bye-laws) will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-laws. The formula is applied repeatedly until the voting power of all 9.5% shareholders (as defined in our Bye-laws) has been reduced to less than 9.5%.

NAME AND ADDRESS	COMMON SHARES		SERIES A PREFERENCE SHARES		% OF TOTAL VOTING POWER
	NUMBER OF SHARES	PERCENTAGE OF CLASS	NUMBER OF SHARES	PERCENTAGE OF CLASS
5% SHAREHOLDERS
BlackRock, Inc.(1) 50 Hudson Yards New York, New York 10001	10,342,700	8.84%	—	—	8.84%
Daniel S. Loeb(2) c/o Third Point LLC 55 Hudson Yards New York, New York 10001	11,068,662	9.46%	—	—	9.46%
Donald Smith & Co., Inc.(3) 152 West 57th Street 29th Floor New York, NY 10019	8,428,966	7.20%	—	—	7.20%
Capital Research Global Investors(4) 333 South Hope Street 55th Floor Los Angeles, CA 90071	6,700,000	5.73%	—	—	5.73%
Dimensional Find Advisors LP(5) 6300 Bee Cave Road, Building One Austin, TX 78746	7,536,743	6.44%	—	—	6.44%
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Susan L. Cross	10,528	*	—	—	*
Martin Hudson	—	*	—	—	—
Daniel S. Loeb(2)	11,068,662	9.46%	—	—	9.46%
Sharon Ludlow	147,334	*	—	—	*
Mehdi A. Mahmud	110,199	*	—	—	*
Bronek Masojada(6)	52,368	*	—	—	*
Franklin Montross IV*	95,823	*	—	—	*
Jason Robart	83,944	*	—	—	*
Peter W.H. Tan	18,596	*	—	—	*
Scott Egan(7)	1,491,674	1.27%	—	—	1.27%
Rob Gibbs(8)	219,554	*	—	—	*
David E. Govrin(9)	804,763	*	—	—	*
Thomas Leonardo(10)	297,999	*	—	—	*
James J. McKinney(11)	12,325	*	—	—	*
All Directors and Executive Officers as a group (14 persons)(11)	14,413,769	12.16%	—	—	12.16%

*	Represents beneficial ownership of less than 1%.

(1)	Based on Amendment No. 5 to Schedule 13G filed on April 23, 2025, by BlackRock, Inc. (“BlackRock”), which states that as of March 31, 2025, BlackRock has sole voting power over 10,215,863 shares and sole dispositive power over 10,342,700 shares.

(2)	Based on Amendment No. 5 to Schedule 13D filed on February 28, 2025, by Daniel S. Loeb, which states that as of February 27, 2025, the 2010 Loeb Family Trust owns 235,127 common shares, Third Point Advisors LLC owns 1,000,000 common shares, Third Point Opportunities Master Fund L.P owns 6,303,842, the 2011 Loeb Family GST Trust owns 1,889,039 common shares, and Mr. Loeb owns the balance of the common shares reported herein. Mr. Loeb owns the balance of the common shares in the amount of 1,640,654 reported herein. Mr. Loeb as sole voting power and sole dispositive power over the shares held by the 2010 Loeb Family Trust, Third Point Advisors LLC, the 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund L.P. Mr. Loeb disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest therein, if any.

(3)	Based on Schedule 13G filed on February 11, 2026, by Donald Smith & Co., Inc. (“Donald Smith”), which states that as of December 31, 2025, Donald Smith has sole voting power over 8,131,707 share and sole dispositive power over 8,351,097 shares.

(4)	Based on Schedule 13G filed on November 11, 2025, by Capital Research Global Investors, which states that as of September 30, 2025, Capital Research Global Investors has sole voting power and sole dispositive power over 6,700,000 shares.

(5)	Based on Schedule 13G filed on April 15, 2025, Dimensional Fund Advisors LLP (“Dimensional”), which states that as of March 31, 2025 Dimensional has sole voting power over 7,320,673 and sole dispositive power over 7,536,743 shares.

(6)	Consists of (i) 43,398 common shares and (ii) 8,970 shares underlying RSAs that vest within 60 days after March 14, 2026.

(7)	Consists of (i) 624,702 common shares, (ii) 776,096 shares underlying PSUs that vest within 60 days after March 14, 2026, and (iii) 90,876 shares underlying RSUs that vest within 60 days after March 14, 2026. Does not include 900,000 vested options to purchase common shares.

(8)	Consists of (i) 46,603 common shares, (ii) 153,988 shares underlying PSUs that vest within 60 days after March 14, 2026, and (iii) 18,963 shares underlying RSUs that vest within 60 days after March 14, 2026. Does not include 200,000 vested options to purchase common shares.

(9)	Consists of (i) 451,327 common shares,(ii) 315,738 shares underlying PSUs that vest within 60 days after March 14, 2026, and (iii) 37,698 shares underlying RSUs that vest within 60 days after March 14, 2026. Does not include 462,044 vested options to purchase common shares.

(10)	Consists of (i) 123,496 common shares, (ii) 157,486 shares underlying PSUs that vest within 60 days after March 14, 2026, and (iii) 17,017 shares underlying RSUs that vest within 60 days after March 14, 2026.

(11)	Consists of (i) 5,822 common shares and (ii) 6,503 shares underlying RSUs that vest within 60 days after March 14, 2026.

(12)	Consists of (i) 12,830,434 common shares and (ii) 1,403,308 PSUs that vest within 60 days after March 14, 2026 that are held by such executive officers and directors as a group, (iii) 171,057 RSUs that vest within 60 days after March 14, 2026 that are held by such executive officers and directors as a group, and (iv) 8,970 RSAs that vest within 60 days after March 14, 2026 that are held by such executive officers and directors as a group.

Shares underlying PSUs, RSUs and RSAs that vest within 60 days after March 14, 2026
Director / NEO	PSUs	RSUs	RSAs	Total
Susan L. Cross	_	_	_	—
Martin Hudson	_	_	_	—
Daniel S. Loeb	_	_	_	—
Sharon Ludlow	_	_	_	—
Mehdi A. Mahmud	_	_	_	—
Bronek Masojada	_	_	8,970	8,970
Franklin Montross IV	_	_	_	—
Jason Robart	_	_	_	—
Peter W.H. Tan	_	_	_	—
Scott Egan	776,096	90,876	_	866,972
Rob Gibbs	153,988	18,963	_	172,951
David E. Govrin	315,738	37,698	_	353,436
Thomas Leonardo	157,486	17,017	_	174,503
James J. McKinney	_	6,503	_	6,503
Total	1,403,308	171,057	8,970	1,583,335

PROPOSAL 2	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION PAYABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with Section 14A of the Exchange Act, the Company’s shareholders are entitled to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”). This non-binding advisory vote, commonly known as a “Say-on-Pay” vote, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

As described in detail under “Compensation Discussion & Analysis,” our compensation programs are designed to

●	attract, motivate and retain executives of outstanding ability to meet and exceed the demands of our business,

●	focus management on optimizing shareholder value and fostering an ownership culture,

●	create appropriate rewards for outstanding performance and reduced compensation for underperformance, and

●	be competitive and foster collaboration by rewarding executives for their contribution to our overall performance and financial success.

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and that the total compensation packages provided to our NEOs are reasonable and not excessive.

For these reasons, the Board is asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this Proposal 2 is not binding on the Board or the Compensation Committee (or any other committee of the Board), will not overrule any decisions made by the Board or the Compensation Committee (or any other committee of the Board) and will not require the Board or the Compensation Committee (or any other committee of the Board) to take any specific action. The outcome of this vote does not create or imply any change to the fiduciary duties of the Company or its Board or any of its committees (or any individual member thereof), or create or imply any additional fiduciary duties. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

EXECUTIVE OFFICER BIOGRAPHIES

The following table sets forth information regarding the individuals who serve as our executive officers as of the date hereof.

NAME	AGE	POSITION
Scott Egan	54	Chief Executive Officer & Director
James J. McKinney	46	Chief Financial Officer
David E. Govrin	62	Group President & Chief Executive Officer of Global Reinsurance
Rob Gibbs*	51	Chief Executive Officer, SiriusPoint International
Thomas Leonardo	55	Global Head of Accident & Health
Anthony Shapella	43	Group Chief Underwriting Officer

*Mr. Gibbs’s last date of employment with the Company will be April 30, 2026, as disclosed in the Company’s Current Report on Form 8-K filed on March 23, 2026.

SCOTT EGAN

Scott Egan has served as the Chief Executive Officer of SiriusPoint since September 2022. Prior to joining SiriusPoint, Mr. Egan most recently served as the Chief Executive Officer of Royal Sun Alliance (RSA) UK & International from January 2019 to December 2021, Mr. Egan brings over 25 years of insurance industry experience to SiriusPoint. Mr. Egan served on the board of directors of RSA Insurance Group PLC from March 2015 to February 2022, formerly as CFO and latterly CEO of its UK and International business. He has held senior positions at a number of companies including Aviva, Zurich Financial Services, Brit Insurance, and Towergate Broking. Mr Egan has a range of experience working across large domestic and international corporate, as well as private-equity backed businesses. He brings deep knowledge across retail financial services, and specific expertise in risk management and financial management. Mr. Egan currently serves as the Chairman of Premium Credit Group, a U.K. private company, a position he has held since November 2022.

Mr. Egan has an MBA from Cranford School of Management.

Chief Executive Officer since 2022 Age 54
JAMES J. McKinney

Jim McKinney has served as Chief Financial Officer of SiriusPoint since June 2024. Mr. McKinney is an experienced finance leader with a range of exposures to publicly-traded financial services companies. Throughout his career, Mr. McKinney has held a variety of leadership roles. Most recently, Mr. McKinney was the EVP & CFO of Kemper Corporation from November 2016 to December 2023 where he architected the company’s strategic reset. Prior to Kemper, Mr. McKinney was the CFO of Banc of California from September 2015 to November 2016 where he helped build the infrastructure that enabled the bank to grow from $3.5B in assets to $11B in assets.

Mr. McKinney has a Master’s in Accounting from Northern Illinois University and a Bachelor of Arts from DePauw University with majors in Economics and Computer Science.

Chief Financial Officer since October 2024 Age 46

DAVID E. GOVRIN

David Govrin has led the new London Market Specialty division since March 2026, in addition to his ongoing responsibilities serving as Group President & Chief Executive Officer of Global Reinsurance since January 2025. Previously, Mr. Govrin served as Group President, Global Chief Underwriting Officer and Chief Executive Officer of Global Reinsurance from October 2022 through January 2025, and Global Chief Underwriting Officer and Head of North America Reinsurance from February 2021 through October 2022. Mr. Govrin brings 37 years of industry experience to the SiriusPoint leadership team. He has a diverse background having split his career in various roles on the advisory side of the industry and risk taking across a range of products and sectors. His background includes reinsurance brokerage, investment banking, capital markets, private equity, and underwriting. Prior to the merger with SiriusPoint, Mr. Govrin served in a variety of senior positions at Third Point Reinsurance, including serving as President of Third Point Reinsurance (USA) Ltd. from May 2019. He also served as Head of Business Development of Third Point Reinsurance and began at Third Point Reinsurance in April 2017 as an Executive Vice President, Underwriting. Prior to joining Third Point Reinsurance, he was a Vice President in Berkshire Hathaway’s Reinsurance Group (2010-2017) and a key member of the underwriting team. Before joining Berkshire, Mr. Govrin founded Hudson Insurance Capital Partners in 2007, a specialty insurance distribution focused private equity fund, and Sierra Re Advisors, a boutique reinsurance intermediary. Prior to forming Sierra Re in 2006, Mr. Govrin built his reinsurance career at Guy Carpenter (1989-1997) and Goldman Sachs (1997-2002), in addition to Citigroup (2002-2005) and Ritchie Capital Management (2005-2006). Before entering the reinsurance business in 1989, Mr. Govrin worked in fixed income at Dean Witter Reynolds (1986-1989) and began his career in 1985 as a commercial credit analyst at Horizon Bank.

Mr. Govrin holds a BS/BA in finance/real estate from the University of Denver, and an MBA in finance from New York University’s Stern School of Business.

Group President & Chief Executive Officer, Global Reinsurance since January 2025 Age 62
ROB GIBBS

Rob Gibbs has served as President and Chief Executive Officer of SiriusPoint International since December 2022. An Associate of the Chartered Insurance Institute (CII), Mr. Gibbs’ career in re/insurance spans over two decades in various underwriting and management positions with RSA. Prior to joining SiriusPoint International, Mr. Gibbs was Commercial Managing Director of RSA Insurance Group, a British multinational insurance company, from 2001 to December 2022, where he held various positions, including as Commercial Managing Director, Commercial Risk Solutions Managing Director, and Motability Managing Director. His achievements in that role include creating a single strong and profitable Commercial Lines business and leading the U.K. Corporate business to be considered “best in class” at People & Partnerships, providing exceptional service and solutions to RSA’s commercial insurance customers. He also served on the board of RSA’s reinsurance company. His previous roles at Motability include Director, Director Southern Regions, UK Mid-Market Managing Director, Profitability and Strategy Director UK Mid-Market, New Business Manager RSA Corporate and London Market Underwriter.

Mr. Gibbs holds Director roles on the Sirius International Managing Agency (SIMA) and Sirius International (SINT) board of directors as well as leading the international business and SINT entity.

Mr. Gibbs has a BS in International Business and Modern Languages (French) from Aston Business School, Aston University.

Mr. Gibbs’s last date of employment with the Company will be April 30, 2026, as disclosed in the Company’s Current Report on Form 8-K filed on March 23, 2026.

President & Chief Executive Officer, SiriusPoint International since December 2022 Age 51

THOMAS LEONARDO

Thomas Leonardo has served as Global Head of Accident & Health at SiriusPoint since July 2023. Mr. Leonardo joined Sirius Group in September 2012 as US Head of Accident and Health, after previously serving as Chief Executive Officer of HRMP from May 2010 through October 2012. Prior to that Mr. Leonardo began his insurance career in 1994 working with Paul Revere Insurance Company, before moving to General Re as Assistant Vice President in 1996. In 2005 he joined ACE Tempest Re USA as Vice President, and then in November 2006 joined QBE the Americas as Senior Vice President.

Mr. Leonardo has a BA in Communications/Broadcasting from State University of New York at Oswego.

Global Head of Accident & Health since 2023 Age 55
ANTHONY SHAPELLA

Mr. Shapella has served as Group Chief Underwriting Officer at SiriusPoint since January 2025. Mr. Shapella joined the Company in September 2023 as Deputy Chief Underwriting Officer, after previously serving in several roles at AIG over a ten-year period from October 2012 to September 2023, including Global Head of Portfolio Analytics, Chief Risk Officer for Financial and Liability Lines and Risk Aggregation Analytics Director. Prior to that, Mr. Shapella worked for Towers Watson in insurance consulting and reinsurance brokerage roles.

Mr. Shapella has an MBA from Fox School of Business at Temple University and a BS in Business Administration/Finance from Mount St. Mary’s University.

Group Chief Underwriting Officer since 2025 Age 43

COMPENSATION DISCUSSION & ANALYSIS

I.      OVERVIEW

This Compensation Discussion & Analysis (“CD&A”) provides an overview of the business context and results, as well as the material components of our executive compensation program, and the compensation of our NEOs.

Our NEOs for fiscal year 2025 were the following executive officers:

●	Scott Egan, Chief Executive Officer

●	James J. McKinney, Chief Financial Officer

●	David E. Govrin, Group President and Chief Executive Officer of Global Reinsurance

●	Thomas Leonardo, Global Head of Accident and Health

●	Rob Gibbs*, President & Chief Executive Officer, SiriusPoint International

*Mr. Gibbs’s last date of employment with the Company will be April 30, 2026, as disclosed in the Company’s Current Report on Form 8-K filed on March 23, 2026.

II.      EXECUTIVE SUMMARY

2025 PERFORMANCE HIGHLIGHTS

2025 is the third full year of performance of Mr. Egan and his leadership team. The Company has undergone major re-shaping and turnaround since Mr. Egan’s appointment in September 2022, and 2025 demonstrated another year of profitable growth.

The Company again delivered an exceptionally strong set of financial results in 2025 and continued its positive trajectory of underwriting profit, with thirteen consecutive quarters of underwriting profit.

The Company delivered its seventh consecutive quarter of double-digit premium growth. Once again, all three engines performed well:

●	Underwriting: Core underwriting profit was $214.3 million (up from $200.0 million in 2024);

●	Strategic investments: Core net services income was $41.9 million (compared to $44.6 million in 2024) and 100% owned MGAs service revenue was up 13% year over year; and

●	Investments: Net investment income was $274.8 million (compared to $303.6 million in 2024).

The Company’s major performance accomplishments of 2025 include, but are not limited to, the following*:

●	FY25 Core Combined Ratio of 91.7%.

●	Strong continuing lines Core gross premium written growth of 18% in the fourth quarter of fiscal year 2025 which contributed to overall growth of 16% from the prior fiscal year.

●	Good stewardship of capital, with a relentless focus on value creation. The Series B Preference Shares redemption was completed in 2026, and we intend to repurchase $100 million of common shares over the next 12 months.

●	Strong capital position and healthy balance sheet producing target returns, including a 16.2% operating return on equity (“ROE”) in fiscal year 2025 and a diluted book value per share (excluding AOCI) of $18.10, a 24% increase from the prior year. We delivered a 49% increase in operating earnings per share over the prior year and reduced our leverage ratio to an all-time low of 23% by the end of February 2026.

*Note: Certain of these compensation performance metrics are non-GAAP financial measures. Please see Appendix A (Non-GAAP Financial Measures) for our calculation of these measures and a reconciliation to the most directly comparable GAAP financial measures.

Additional 2025 strategic business highlights include the following:

●	On September 29, 2025, the business entered into an agreement to sell its wholly owned subsidiary, Armada, to Ambac Financial Group Inc., an unrelated party, for $250 million. The transaction closed on October 31, 2025, and the Company deconsolidated Armada as of November 1, 2025. The Company will continue its underwriting capacity partnership with Armada until the end of 2030.

●	On October 3, 2025, the business entered into an agreement to sell its 49% equity stake in Arcadian to Lee Equity Partners for total consideration of $140.4 million, inclusive of a pre-closing dividend, and the transaction closed on January 30, 2026. The Company also renewed its capacity agreement with Arcadian through the end of 2031. In the first quarter of 2026, the Company will recognize a pre-tax gain of approximately $25.0 million.

●	On December 31, 2025, through wholly owned subsidiaries, the Company entered into an agreement to acquire Assist America, a leading provider of global emergency travel assistance services that provides reliable global emergency assistance to over 40 million members across Asia, the Middle East and North America.

●	The team has focused on profitability and delivering strong ROE with medium term ROE target increasing for three successive years. FY25 operating ROE of 16.2% is above the cycle target range of 12-15%.

●	We have continued to build talent and capability, bringing in further outstanding leaders in Executive Leadership positions in Corporate Strategy & Development, Risk, and IMG and additional strength and depth across all our underwriting, technical, and functional specialisms.

●	We have maintained our strong focus on culture and building a strong performance muscle in the business. We believe our culture is a real differentiator for us and is a key enabler for our best-in-class ambitions.

●	We continued to see improved employee engagement in 2025, as evidenced in continued improvements in our employee engagement survey results.

●	Listening groups are a key feature of our culture, and we regularly have cross-functional employee groups get together at all of our locations to listen to their thoughts. We get ideas from these employee groups on how to improve our business and have a track record of taking action off the back of these sessions.

These accomplishments provide context for the compensation decisions we took for 2025. Our focus for 2026 is to build on 2025’s progress, retain our underwriting-first approach, and make further strides in our ambition to become a best-in-class business admired by our peers.

For further information regarding the Company’s financial performance in the year ended December 31, 2025, please refer to our Form 10-K filed with the SEC on February 24, 2026.

SIRIUSPOINT’S 2025 COMPENSATION HIGHLIGHTS

The Company’s 2025 executive compensation program was designed to promote our pay-for-performance philosophy, with a significant majority of our NEOs’ direct compensation delivered in the form of at-risk, variable compensation (in the form of both short-term cash incentives and long-term equity incentives), as well as our commitment to sound corporate governance and proper risk-management. The 2025 program was designed to align the interests of our NEOs with our shareholders by tying executive compensation to certain metrics that we believe support the creation of long-term shareholder value.

The Compensation Committee reviews and evaluates the performance and compensation of our NEOs annually, assessing performance in relation to our strategic, operational, and financial performance.

In designing the 2025 program, the Compensation Committee reviewed the short-term incentive (“STI”) and long-term incentive (“LTI”) structures that were put in place in 2023 and determined that they remained appropriate for driving the desired performance outcomes in 2025.

●	The STI plan has two performance measures: Core Combined Ratio (weighted 70%) and Strategic Objectives (weighted 30%). No amount is payable under the STI plan unless a threshold of Core Combined Ratio performance is achieved. This floor clearly underpins the philosophy of “underwriting first” that has been developed and implemented at SiriusPoint to drive a clear business focus on underwriting results.

●	The LTI plan consists of performance based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”), with 75% of annual awards being granted as PSUs and 25% as RSUs. The vesting of PSUs is 100% driven by the growth of net book value per share over a compound three-year period, and the RSUs are designed to be a retentive factor alongside the performance-driven PSU component.

Full details of the STI and LTI plans can be found in later sections of this CD&A, and these plans are considered as fundamental driving platforms to support the drive to build a high-performance oriented culture.

The Compensation Committee also reviewed the Shareholding Requirements Policy for the NEOs and other members of the Executive Leadership Team and made changes effective January 1, 2025. The revised policy is outlined below.

The Compensation Committee also considered a Risk Review of performance and compensation outcomes as part of its determination of the incentive plan results for the year.

PAY-FOR-PERFORMANCE ALIGNMENT

The performance culture at SiriusPoint is a defining feature of how we run our business and our remuneration approach. We believe that our incentive plans are critical in supporting and sustaining a performance-based culture. Our executive compensation program is designed to align the interests of our NEOs with our shareholders, and to create long-term shareholder value.

The Compensation Committee reviews and evaluates the performance of our NEOs annually, assessing performance in relation to the Company’s strategic, operational and financial performance over both the short and long term. The Compensation Committee sets challenging targets for all performance-based compensation to further align executive compensation with the long-term interests of the Company’s shareholders. We believe that, in fiscal year 2025, the Company’s business performance and its resulting impact on executive compensation were aligned with the delivery of strong shareholder returns:

●	Base salaries for NEOs were increased on average by 2.0%.

●	The Compensation Committee determined that the overall company bonus pool should be funded at 151.3% of target. Once the overall Company bonus pool is determined, what is actually paid out of the STI plan is determined by an assessment of performance, and as a result, the NEOs’ individual bonus levels vary.

●	Long-term incentives granted in 2025 were in the form of PSUs, where vesting is contingent on company performance measures being achieved (75% weighting) and RSUs where vesting is subject to continuous service (25% weighting). The target LTI opportunities for the NEOs reflect market practice, retention considerations, and the executives’ respective experience, performance, and employment arrangement terms.

These outcomes are discussed more fully in this CD&A.

In determining the Company’s operating plan for fiscal year 2025, as agreed to by the Board, the Compensation Committee strengthened the Core Combined Ratio target in the STI plan from 92.9% for 2024 to 91.3% for 2025. Threshold and maximum goals were also strengthened proportionately. Core Combined Ratio achieved for 2025 was 91.7%, which would have equated to 97% of target funding for the financial portion of the bonus pool. After considering various factors that impacted the Core Combined Ratio achieved for 2025, the Compensation Committee believed that there were key items that impacted the Core Combined Ratio results. The Compensation Committee believed that if certain adjustments have been made to the mathematical scoring for the Core Combined Ratio, the STI plan would have been funded at slightly more than 150% of target. In recognition of the foregoing and the Company’s outstanding performance, including performance on key metrics such as (1) Gross Written Premium (GWP) growth of 16%, (2) Operating Return on Equity (RoE) of 16.2%, (3) Operating Earnings Per Share (EPS) of $2.55, and (4) Book Value Per Share of $18.10, the Compensation Committee decided to exercise discretion to fund the STI pool to slightly more than 150% of target.

SUMMARY OF OUR EXECUTIVE COMPENSATION PRACTICES

WHAT WE DO	WHAT WE DO NOT DO
We focus on attracting and retaining superior executive talent	We do not award stock options with an exercise price below 100% of fair market value
We require officers and directors to satisfy meaningful share ownership requirements	We do not allow our directors, executive officers, employees or their related persons to pledge the Company’s securities as collateral for loans or for any other purpose
We seek to mitigate undue risk in compensation programs through informed performance goal-setting that considers multiple financial and non-financial factors	We do not allow our directors, executive officers, employees or their related persons to hedge the Company’s securities
Our Compensation Committee retains the services of an independent compensation consultant	We do not provide “gross-ups” for golden parachute taxes
We generally consider market and industry data when setting executive pay, using the median as a reference point to understand the general market	We do not reprice stock options unless approved in advance by our shareholders
We maintain a clawback policy applicable to executive officers in the event of a financial statement restatement, and, in January 2024, we expanded this policy to allow recoupment for serious/gross misconduct	We do not incentivize excessive risk-taking through our compensation programs, and a review of risk events forms part of the Compensation Committee’s considerations when making award decisions
We offer double-trigger change-in-control benefits

RESULTS OF SAY-ON-PAY VOTE

The Compensation Committee considers the outcome of the annual shareholder advisory vote on executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program generally. At our 2025 Annual General Meeting of shareholders, our shareholders approved the compensation paid to our then-serving NEOs in a non-binding advisory vote. Approximately 93.5% of the shareholders who voted on the proposal voted in favor of the proposal.

The 2025 say-on-pay vote is related to compensation paid to our NEOs in respect of 2024 performance. The Compensation Committee reviewed the say-on-pay results carefully, and after considering the shareholder support for the turnaround and subsequent ongoing successful results of the Company and the fact that significant positive changes had already been made to the Company’s executive compensation program, it concluded that it was not necessary to make further changes in response to the 2025 say-on-pay vote. The Compensation Committee will continue to consider results from the annual say-on-pay vote, including the results from the 2026 Annual General Meeting, as well as other shareholder input, when reviewing executive compensation programs, principles, and policies.

III.      COMPENSATION DETERMINATION PROCESS

Our Compensation Committee leads a rigorous annual process to evaluate whether we offer compensation in accordance with our pay-for-performance philosophy.

EVALUATE	APPROVE
● Market data from independent compensation consultant	● Company performance metrics for annual and long-term compensation, and specific targets, thresholds and maximums for each measure
● Peer group composition	● Individual performance goals for NEOs
● Ability of compensation program to attract and retain superior talent	● Achievement of performance metrics for annual incentive plan and long-term incentive plan
● Alignment of performance measures with overall strategy	● Salary, benefits and target annual and long-term incentive compensation levels for NEOs
● Feedback from annual-say-on-pay vote
DISCUSS
● Progress against financial and strategic goals
● Report from Group Chief Risk Officer on any material risk items, to inform incentive award decisions
● Risk assessment of executive compensation program
● Market and governance practices

IV.    COMPENSATION PHILOSOPHY AND OBJECTIVES

We refer to the overall objectives of our executive compensation practices for our executive officers as the “Total Rewards Strategy.” In 2025, our Total Rewards Strategy was to:

●	Continue to attract and retain market leading talent to support our drive to becoming a best-in-class (re) insurer;

●	Provide compensation and benefits packages that are competitive with other peer companies operating in the reinsurance and insurance industry;

●	Support a high-performance environment by linking executive pay with Company and individual executive performance to achieve the Company’s objective to grow the business and deliver superior returns to its investors;

●	Support alignment between risk management and reward, through design features and the embedding of provisions, such as a balance of fixed-variable pay, share ownership requirements; variable pay deferral through the use of long-term incentives, and the potential for risk review and adjustment of variable pay, such that a significant proportion of pay is “at-risk”; and

●	Focus on long-term performance to support shareholder value creation and retain executives.

V.        PEER GROUP

The Compensation Committee uses a peer group to evaluate executive compensation decisions. The Compensation Committee believes that the Company’s peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the peer group includes companies meeting one or more of the following peer group selection criteria:

1. Industry and scope of business

2. Size based on revenue and market capitalization

3. Importance of capital allocation, investments and risk management

4. Comparable pool of talent and global presence

The 2025 compensation peer group(1) consisted of the following companies:

● Axis Capital Holdings Ltd.	● Markel Corporation
● Employers Holdings, Inc.	● ProAssurance Corporation
● Enstar Group Limited	● RenaissanceRe Holdings Ltd.
● Global Indemnity Limited	● RLI Corp.
● The Hanover Insurance Group, Inc.	● Selective Insurance Group, Inc.
● Hiscox Ltd.	● White Mountains Insurance Group Ltd.
● James River Group Holdings, Ltd.	● W.R. Berkley Corporation
(1)	In 2025, the Compensation Committee approved the additions of American Financial Group, Inc. and Hamilton Insurance Group, Ltd., to the Company’s 2026 peer group.

Our assets, revenue, and market capitalization compared to our peer group were as follows (values in millions):

	ASSETS(1)	REVENUES(1)	MARKET CAPITALIZATION(2)
SiriusPoint	$12,570	$2,983	$2,557
Relative Peer Group Position: 2025 Peer Group(3)	51st percentile	40th percentile	31st percentile

(1)	Represents assets and revenue for the trailing four quarters ended December 31, 2025. Values shown in U.S. dollars using Standard & Poor’s Capital IQ.

(2)	Represents market capitalization as of December 31, 2025.

(3)	Relative peer group positioning excludes Enstar Group Limited., which was acquired by Sixth Street in July 2025.

VI. ELEMENTS OF OUR COMPENSATION PROGRAM

For fiscal year 2025, the compensation packages for our executive officers consisted primarily of:

•	base salary;

•	annual cash incentive compensation;

•	long-term incentive compensation;

•	certain perquisites; and

•	retirement, health, and welfare benefits.

Set forth below is a discussion of each of these elements of total compensation, our rationale behind providing each element, and how we believe each element fits into our overall compensation philosophy. We have designed each element of the Total Rewards Strategy to attract and retain a talented executive team and to incentivize the desired behaviors and business results for the Company.

		ELEMENT	PURPOSE
FIXED	Short-term	BASE SALARY

•     To provide base compensation for our executive officers’ ongoing performance of job responsibilities throughout the year.

•     To attract and retain executive officers with the knowledge, skills and abilities necessary to successfully execute their job responsibilities.

•     To recognize each executive officer’s position, role, responsibility and experience.

•     To remain competitive in the industry.

VARIABLE		ANNUAL CASH INCENTIVE PAY

•     To focus our executive officers on achieving the annual goals of the Company by paying rewards to the extent the goals are fulfilled.

•     To recognize our executive officers performance in meeting their established goals for the year.

•     To reward exceptional performance through increased cash incentive payouts (subject to the overall annual cash incentive pool), and lower payouts where individual performance is below expectations.

	Long-term	EQUITY AWARDS	• To align the interests of employees with shareholders through meaningful equity participation and long-term ownership. • To promote the long-term retention of our executive officers.
ADDITIONAL BENEFITS	Benefits	Retirement, Health and Welfare Benefits

•     To provide our executive officers with an opportunity to save for retirement.

•     To ensure that we have productive and focused executive officers through reliable and competitive health and other benefits.

PREREQUISITES (for certain NEOs working outside of their home country)

•     To attract and retain key executive officers in Bermuda (in line with typical insurance/reinsurance industry and Bermuda-based company practice).

•     To rationalize the income of expatriate executive officers, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income that such employees would earn as employees in their native countries.

VII.     BASE SALARY

Generally, the minimum base salary for each of our NEOs is set in their respective employment agreements, offer letters, or similar agreements with the Company. Base salaries for our NEOs are based on several factors, including the scope of job responsibilities, experience, expertise, performance and competitive market compensation. The Company reviews base salaries on a periodic basis, and from time to time, base salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations.

The table below sets forth the 2025 annualized base salary rates for each of our NEOs:

NEO	BASE SALARY 2025 ($)
Scott Egan(1)	$1,178,320
James J. McKinney	$643,750
David E. Govrin	$696,280
Thomas Leonardo	$589,160
Rob Gibbs(2)	$539,644

(1)	Mr. Egan’s base salary is paid in Bermudian dollars. The currency is on par with the U.S. dollar, and no conversion is needed.

(2)	Mr. Gibbs’s base salary is paid in British pounds. The amounts reported in this table for Mr. Gibbs have been converted to U.S. dollars using the December 31, 2025, spot rate of 1.3434 U.S. dollars to British pounds.

VIII.     ANNUAL CASH INCENTIVE PAY

The primary purpose of annual cash incentive pay is to reward executive performance during the year based upon the achievement of business and individual goals.

Performance metrics are set based on the short-term measures that the Compensation Committee deems necessary to achieve operational success. The performance metrics are periodically reviewed and adjusted, where required, in the Compensation Committee’s judgment.

ANNUAL CASH INCENTIVE PLAN FOR 2025

The NEOs participated in our annual cash incentive plan (“Annual Incentive Plan”) pursuant to which they were eligible to receive cash incentive awards based primarily on Company performance during the year. The total cash incentive pool for the 2025 Annual Incentive Plan was calculated by applying the actual results of the financial metric, weighted at 70%, and the strategic metrics, weighted at 30%. The financial and strategic metrics for the 2025 Annual Incentive Plan were intended to motivate continued progress with the turnaround of the business.

For 2025, the Compensation Committee used one financial performance metric (Core Combined Ratio) to incentivize all leaders and colleagues to focus on profitability and the achievement of a shared goal. The Compensation Committee selected Core Combined Ratio as the sole financial performance metric under the 2025 Annual Incentive Plan because the Compensation Committee believes it effectively measures the profitability of the Company’s business. The Core Combined Ratio metric is commonly used by industry peer companies to measure performance and the value created through effective underwriting. The 2025 Core Combined Ratio goal was designed to be challenging but achievable with strong management performance.

The strategic objectives listed in the table below were deemed critical to establishing a strong foundation for the future direction and operation of the Company.

Strategic Objective
• Deliver an overall blueprint for the change agenda required to transform SiriusPoint over the next two to three years to support our ability to both grow and move towards being best-in-class and deliver the agreed-upon 2025 road map of strategic change to timescales and budgets.
• Selectively grow the portfolio during 2025 to continue to improve strategic underwriting focus in the business (A&H, Property, Marine, E&S/Specialty Casualty and Energy).
• Continue building an underwriting culture of excellence by fully embedding the underwriting model and developing a mindset of excellence growing and strengthening MGA capabilities and strategic MGA partners, and setting the path for being best-in-class in MGA relationships. Continue to dispose of non-strategic MGAs.
• Steer the business through the delivery of BAU while undergoing a significant program of fundamental change. Managing operational risk will be key in 2025.
• Continue building a high-performing culture that delivers superior results. Build and sustain high levels of employee engagement as a driver of organizational success.
• Deliver on ELT and SLT succession planning to build a more robust business with deeper capability roots.

The Core Combined Ratio financial performance metric had a potential performance range of 50% at threshold to 200% at maximum for its 70% contribution (with no payout below threshold). The strategic objectives had a potential performance range of 0% to 100% of target for their 30% weighting (with no payouts if the Core Combined Ratio financial performance metric was below threshold). As a result, the maximum funding level of the Annual Incentive Plan was 170% of the aggregate target bonus amounts for all participants in the Annual Incentive Plan.

2025 Annual Cash Incentive Metrics
Annual Cash Incentive Performance Metrics	Threshold	Target	Maximum	Actual Result	Actual Payout as a % of Target	Weight	Bonus Pool Funding
Core Combined Ratio(1)	96.0% 50% payout (0% if greater than 96%)	91.3% 100% payout if at target	<=88.3% 200% payout if equal to this target or lower	91.7%	97.0%	70.0%	151.3%(2)
Strategic Goals	Not Met/Partial 0/50% payout cliff		Fully Achieved 100% payout	See narrative below	100.0%	30.0%
(1)	Please see Appendix A (Non-GAAP Financial Measures) for definitions of “Core Combined Ratio” and all other non-GAAP financial measures referenced herein.

(2)	After considering various factors that impacted the Core Combined Ratio achieved for 2025, the Compensation Committee believed that there were key items that impacted the Core Combined Ratio results. The Compensation Committee believed that if certain adjustments had been made to the mathematical scoring for the Core Combined Ratio, the STI plan would have been funded at slightly more than 150% of target. In recognition of the foregoing and the Company’s outstanding performance, including performance on key metrics: (1) Gross Written Premium (GWP) growth of 16% (2) Operating Return on Equity (RoE) of 16.2% (3) Operating Earnings Per Share (EPS) of $2.55 (4) Book Value Per Share of $18.10, the Compensation Committee decided to exercise its discretion to fund the STI bonus pool at slightly above 150% of target.

The individual Annual Incentive Plan payments to the NEOs were determined by the Compensation Committee based on the target annual cash incentive opportunity for each applicable NEO and the amount of the overall total cash incentive pool. These amounts could then be modified by the application of business unit/function Chief Executive Officer individual performance modifiers (as determined in the discretion of the Compensation Committee and the CEO based upon individualized performance goals set for each such NEO by the Compensation Committee in March 2024), as illustrated below:

In February 2026, the Compensation Committee reviewed the Company’s performance for the 2025 fiscal year, and determined that the Company’s Core Combined Ratio was 91.7%, resulting in a payout factor of 97.0% of target for the financial performance metric. After considering various factors that impacted the Core Combined Ratio achieved for 2025, the Compensation Committee believed there were key items that impacted the Core Combined Ratio results. The Compensation Committee believed that if certain adjustments have been made to the mathematical scoring of the Core Combined Ratio, the STI plan would have been funded at slightly more than 150% of target. In recognition of the foregoing, and the Company’s outstanding performance and performance on key metrics, including ROE and total shareholder return, the Compensation Committee decided to exercise its discretion and to fund the STI bonus pool at slightly above 150% of target. The Compensation Committee also assessed the Company’s progress with respect to the six Company-wide strategic objectives approved in February 2025. Within each area, potential actions were identified for management to pursue. In February 2026, the Compensation Committee assessed the Company’s performance as summarized below. Based on this discussion, the Compensation Committee determined that the strategic goals metric was achieved at 100% of target.

Strategic Objective	Achievements
• Deliver an overall blueprint for the change agenda required to transform SiriusPoint over the next two to three years to support our ability to both grow and move towards being best-in-class and deliver upon the agreed 2025 road map of strategic change to timescales and budgets.	The change agenda for 2025 was intense and our transformation is well underway. The Board has been kept updated on progress and deliverables. We have good structure and governance in our PMO and we have real momentum in the business. We have started to deliver some very tangible outcomes in areas such as exposure management and IAS/Velum all of which consolidate our ability to grow and support our best-in-class trajectory by de-risking our business. There have been various learnings, which we are taking on board as we seek to reduce reliance on Oxbow in 2026.
• Selectively grow the portfolio during 2025 to continue to improve strategic underwriting focus in the business (A&H, Property, Marine, E&S/Specialty Casualty and Energy).	We surpassed our overall growth trajectory for 2025, and results remain positive. The strategy work that we did reinforces our strategic positioning. Our underwriting strategy is delivering and our focus on driving profitable growth is embedded.
• Continue building an underwriting culture of excellence by fully embedding the underwriting model and developing a mindset of excellence. Grow and strengthen MGA capabilities and strategic MGA partners. Set the path for being best-in-class in MGA relationships. Continue to dispose of non-strategic MGAs.	The split of CUO and Reinsurance roles has brought a single-minded focus to the CUO role, and we have continued to build the underwriting capabilities across all parts of the business. Key improvements have been made in underwriting including Ceded Re and Pricing. Vellum supports strengthening our MGA capabilities. Non-core disposals continue and the sale of Armada completed in year.
• Steer the business through the delivery of BAU while undergoing a significant program of fundamental change, managing operational risk will be key in 2025.	We have been very deliberate in ensuring that change programs are resourced well with clear roles and responsibilities and delivery structures. We have also remained very vigilant in monitoring BAU to ensure that change does not impede on BAU performance. We have reacted to both additional growth and the pressures of change and agreed upon additional roles to be recruited to support both top line growth and the change agenda.
• Continue building a high-performing culture that delivers superior results. Build and sustain high levels of employee engagement as a driver of organizational success.	The employee engagement results are testament to the high levels of engagement within the business. The culture work that we completed in fiscal year 2025 further reinforced this. We have a very strong employee relations climate and are bringing in some exceptional talent.
• Deliver on ELT and SLT succession planning to build a more robust business with deeper capability roots.	Our succession bench is gradually improving with the hiring of many strong SLT hires across all parts of our business. Bench-strength is significantly stronger year on year.

The Compensation Committee also considered a report from the Group Chief Risk Officer to consider if any downward adjustment to the funding or individual awards should be made for risk-related items. After considering the Group Chief Risk Officer’s report, the Compensation Committee concluded that there were no factors that warranted adjustment for risk-related items.

The chart below sets forth our participating NEOs’ target annual cash incentive opportunities under the 2025 Annual Incentive Plan and the actual cash incentive paid to each NEO who was entitled to receive a bonus payment under the Annual Incentive Plan for fiscal year 2025. For fiscal year 2025, each NEO had an annual cash incentive target opportunity that was expressed as a percentage of the NEO’s year-end base salary. The actual annual incentive payout for each NEO was determined by the application of business unit/function and individual performance modifiers (as determined in the discretion of the Compensation Committee). As a result, different payout levels were applied to each NEO. The annual cash incentive target opportunities were determined by the Compensation Committee based on seniority, role and responsibilities within the Company, experience level, and competitive market data.

	TARGET ANNUAL CASH INCENTIVE OPPORTUNITY		ACTUAL ANNUAL INCENTIVE PAID
NEO	% OF BASE SALARY	($)	ANNUAL CASH INCENTIVE*	($)
Scott Egan(1)	140%	1,649,648	151.3%	2,495,917
James J. McKinney	100%	643,750	151.3%	973,994
David E. Govrin	100%	696,280	160.0%	1,114,048
Thomas Leonardo	100%	589,160	170.0%	1,001,572
Rob Gibbs(2)	100%	539,644	—%	—

*Expressed as a percentage of the amount of the Target Annual Cash Incentive Opportunity.

(1)	Mr. Egan is paid in Bermudian dollars. The Bermudian dollar is equivalent to the U.S. dollar, and no conversion is necessary.

(2)	Mr. Gibbs is paid in British pounds. The amounts reported in this table for Mr. Gibbs have been converted to U.S. dollars using the December 31, 2025, spot rate of 1.3434 U.S. dollars to British pounds. Mr. Gibbs was not awarded a 2025 short-term incentive because the International business line did not meet financial targets.

IX.     LONG-TERM INCENTIVES

The purpose of LTIs is to align the interests of our employees with those of shareholders through meaningful equity participation. The program can generate significant value when executives drive the Company to achieve long-term results. The following principles govern our LTI program:

•	LTIs aim to provide balance to a short-term performance focus. Executives should be focused on achievement of the Company’s long-term strategic objectives. Through LTIs, we encourage executives to drive strong Company performance over the long term.

•	LTI awards should reflect market-competitive compensation levels. Individual grants vary based on individual performance, which reward individual achievement as well as long-term corporate performance.

•	The mix of LTIs will vary by role and level in the Company to balance retention, the drive for long-term growth in shareholder value and the individual’s ability to contribute to value creation.

•	The Company may use a variety of incentive awards from year to year to deliver LTIs.

•	Our LTI program provides for annual long-term incentive grants with overlapping vesting schedules and performance cycles to incentivize and promote retention of employees and executives.

GRANT TIMING POLICY

The Compensation Committee and senior management monitor the Company’s equity grant policies to evaluate whether such policies comply with applicable law and are consistent with good corporate practices. Grants to the executive officers are generally made at the Compensation Committee meeting held in April of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, which enables the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions.

The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of such material nonpublic information for purposes of affecting the exercise price of such awards or the value of executive compensation. We did not grant stock options, stock appreciation rights, or similar option-like instruments during 2025 and do not currently intend to grant those types of awards to our directors and senior management as part of our compensation program.

LONG-TERM INCENTIVES AWARDED IN 2025

In 2025, the Compensation Committee granted LTI awards to each of our NEOs under the 2023 Omnibus Incentive Plan pursuant to the program design described below. 75% of the awards were granted in the form of PSUs and 25% in the form of RSUs.

The Compensation Committee designed the LTI awards for 2025 to achieve various objectives:

•	provide substantial at-risk compensation to our NEOs in order to align their interests with the interests of the shareholders and the Company’s performance, with the value of the awards fluctuating based on the Company’s common share price performance,

•	motivate the NEOs to grow the Company, and

•	retain the NEOs so they can continue to execute on the Company’s strategic plan.

Element	Key Metrics	Features
PSUs	• Vesting subject to the achievement of targets based on the Compound annual growth rate of the Company’s tangible net book value per share (“NBVPS”) between December 31, 2024, and December 31, 2027, and continued service	• Provides alignment with shareholders • 3-year cliff vesting period • Fosters retention
RSUs	• Vesting subject to continued service over a 3-year period following the grant date	• Provides alignment with shareholders • 3-year tranche vesting period (vests in equal tranches after years 1, 2, and 3) • Fosters retention

2025 PSUs

The PSUs granted in 2025, are subject to cliff-vesting at the end of a three-year performance period beginning December 31, 2024, and ending December 31, 2027, based upon compound annual growth rate of the Company’s tangible NBVPS during the performance period, as set forth below:

2025-2027 PSUs	Below “Threshold” Levels of Performance	“Threshold” Levels of Performance	“Target” Levels of Performance	“Maximum” Levels of Performance
Compound Annualized Growth Rate in tangible NBVPS(1)	below 6%	6%	9%	12%
Vesting level (% of target opportunity)(2)	0%	50%	100%	200%
(1)	Tangible NBVPS compound annualized growth rate will be calculated subject to standard adjustments for currency and exchange rates, accounting changes, and dividend and capital payments, and also excludes certain selected legacy investments disposed of by the Company prior to December 31, 2024.

(2)	For performance between the levels shown in the table, the vesting level will be determined using linear interpolation.

2025 RSUs

The Compensation Committee believes that time-based RSUs align the interests of our NEOs with the interests of our shareholders through the Company’s share price performance and foster the retention of our NEOs as RSUs vest ratably over a three-year period. Time-vesting RSUs granted to our NEOs in April 2025 will vest in equal annual installments on the first three anniversaries of the grant date, subject to each NEO’s continued employment through each vesting date, with the last one-third vesting tranche of such awards fully vesting fully vesting in April 2028.

2025 TARGET LONG-TERM INCENTIVE AWARD OPPORTUNITIES

Our NEOs have target incentive LTI opportunities outlined in their respective employment agreements and offer letters, as applicable. Using these targets, the Compensation Committee established the 2025 target LTI award opportunity for each NEO after considering the following:

•	A competitive market analysis of each NEO’s total compensation and the portion of total compensation provided as LTIs, relative to similar roles at companies in our Peer Group;

•	The Company’s performance and each NEO’s individual performance and expected future contributions; and

•	The NEO’s level of experience in their role.

In February 2025, the Compensation Committee approved the grant of 2025 annual LTI awards for NEOs and other critical leaders to be delivered 75% in the form of PSUs and 25% in the form of RSUs, as was done in 2024. Awards granted to our NEOs under our long-term incentive program in April 2025 are reflected in the table below.

NEO	2025 Total Grant Value ($)	Number of Units Granted in 2025
		RSUs	PSUs (at target)
Scott Egan	4,124,126	62,487	187,460
James J. McKinney	1,287,512	19,508	58,523
David E. Govrin	1,740,701	26,374	79,123
Thomas Leonardo	1,031,036	15,622	46,865
Rob Gibbs	915,734	13,875	41,624

2023-2025 PSU VESTING

In 2023, PSUs that were granted were subject to cliff-vesting at the end of a three-year performance period, beginning December 31, 2022 and ending December 31, 2025, based upon compound annual growth rate of the Company’s tangible NBVPS during the performance periods, as set forth below:

2023-2025 PSUs	Below “Threshold” Levels of Performance	“Threshold” Levels of Performance	“Target” Levels of Performance	“Maximum” Levels of Performance	3-year CAGR/Vesting
Compound Annualized Growth Rate in tangible NBVPS(1)	below 6%	6%	8%	10%	26%
Vesting level (% of target opportunity)(2)	0%	50%	100%	200%	200%

1.	Tangible NBVPS compound annualized growth rate will be calculated subject to standard adjustments for currency and exchange rates, accounting changes, and dividend and capital payments, and also excludes certain selected legacy investments disposed of by the Company prior to December 31, 2025.

2.	For performance between the levels shown in the table, the vesting level will be determined using linear interpolation.

Based on the performance set forth above, at the end of the performance period, it was determined that maximum performance was achieved. The PSUs will vest at 200% of target on April 14, 2026.

X.     OTHER BENEFITS AND PERQUISITES

OTHER BENEFITS

The Company provides health and welfare plans, such as medical coverage and life and disability insurance, in line with applicable market conditions and applicable law. We believe these health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The Company also maintains defined contribution benefit plans that provide eligible employees with an opportunity to save for retirement. For eligible U.S. employees, the Company maintains a 401(k) plan under which the Company provides matching contributions of up to 6% of eligible compensation. For eligible UK employees, the Company maintains a defined contribution pension plan pursuant to which the Company contributes up to 12% of annual salary for eligible employees or, for UK employees who have paid the maximum amount into this plan (in line with either the lifetime allowance or the annual allowance), the Company will pay the remainder of the 12% employer pension contribution to the individual in cash via payroll as a pension supplement). For eligible Bermudian employees, the Company maintains a defined contribution plan pursuant to which the Company contributes an amount equal to 10% of each participating employee’s annual base salary. We annually review the level of employee benefits provided to NEOs and believe that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

The NEOs are eligible to participate in the health and welfare and defined contribution plans during employment on the same basis as all other employees, subject to applicable tax and other limits on contributions. In lieu of participating in the Company’s Bermudian defined contribution plan, following his relocation to Bermuda, Mr. Egan instead receives a cash payment equal to 12% of his base salary per month, based on the terms of his Bermuda employment agreement. Certain additional NEOs have received cash retirement benefits provided outside of the Company’s retirement plans as described in further detail under “Compensation Tables — 2025 Summary Compensation Table” below.

PERQUISITES

The Company provides additional benefits to certain expatriate employees working outside of their home country, including each of our expatriate NEOs, to better enable the Company to attract and retain key employees. The purpose of these benefits is to support the additional costs of living abroad, and neutralize the impact of additional taxation as a result of compensation for additional housing and transportation expenses, such that the income is rationalized with the income that such employees would earn as employees in their native countries. These additional benefits are as follows:

•	HOUSING EXPENSES. Given the unique challenges of the Bermuda market, including travel to and from the island and the cost of living and maintaining a residence, in connection with Mr. Egan’s Company required relocation to Bermuda, during 2025, the Company provided Mr. Egan with housing benefits, which we believe are customary for executives relocating to Bermuda. These benefits include an annual housing allowance.

•	TAX EXPENSES. To the extent that the Company’s reimbursement of an expatriate NEO’s housing or travel expenses are deemed taxable income to the expatriate NEO, the Company reimburses the expatriate NEO for any home country taxes payable on the additional income. The Company also pays the employee portion of Bermuda payroll taxes and social insurance for our expatriate NEOs.

•	TAX PREPARATION EXPENSES. Due to the additional complexities associated with the taxation of expatriate NEO benefits, the Company reimburses expatriate executives’ tax preparation expenses, up to reasonable limits per annum.

XI.    EMPLOYMENT AGREEMENTS AND SEPARATION AGREEMENT WITH NEOs

We are party to an employment agreement or offer letter agreement with each of our currently employed NEOs and a separation agreement with Mr. Gibbs. We believe that employment agreements and offer letters provide retentive value and provide us with a competitive advantage in the recruiting process. Generally speaking, the arrangements describe the basic terms of the NEO’s employment, including start date, starting salary, annual incentive target, and long-term incentive target award.

In August 2025, the Board approved a severance policy. The Board’s rationale for implementation of the formalized severance plan includes (1) focusing the NEOs on business results and execution, rather than on personal financial security, particularly during times of change and transformation, (2) providing consistent treatment of benefits for departing NEOs, which also reduces legal risk for the Company, (3) assisting the Company in it recruitment efforts, particularly in fields where the risk of layoff is more pronounced.

The terms of the NEO’s employee arrangements and the severance policy are more fully discussed below under the section entitled, “2025 Potential Payments Upon Termination or Change in Control.”

XII. OTHER COMPENSATION PRACTICES AND POLICIES

SHARE OWNERSHIP GUIDELINES

The Company has adopted share ownership guidelines pursuant to the Director and Executive Share Ownership Policy to further align the economic interests of our directors and executive officers (“Designated Individuals”) with the interests of our shareholders. To accomplish this, Designated Individuals are expected not only to receive equity-based compensation but also to maintain a significant long-term equity interest in the Company.

The table below summarizes the guidelines:

POSITION	SHARE OWNERSHIP REQUIREMENT	SHARES COUNTED TOWARD GUIDELINES	TIME PERIOD TO ACHIEVE	RETENTION REQUIREMENTS
Chief Executive Officer	5x base salary	• Shares owned outright • Performance shares, upon vesting • Restricted shares, upon vesting	Individuals subject to this policy have five years from the date of eligibility to meet the minimum ownership requirements.	Must retain 50% of net shares issued upon exercise of share options or vesting of share awards until guidelines are achieved.
Other Executive Officers	3x base salary
Independent Directors	3x annual cash retainer

CLAWBACK POLICY

We have implemented an Executive Compensation Clawback Policy, that is applicable to all current and former Section 16 officers (each, a “Covered Executive”), including our Chief Executive Officer. In the event of a restatement of the Company’s financial results, this policy authorizes the Company, through the Compensation Committee, to recover any portion of incentive compensation paid or awarded to such Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board.

In 2023, the Company’s Executive Compensation Clawback Policy was updated to conform to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NYSE listing standards. The policy was further amended in 2024 to permit the clawback of certain short-term and long-term incentive compensation, as well as to permit adjustments to awards already made but not yet paid, in the event of serious or gross misconduct on the part of the executive. During fiscal year 2025, there were no events that triggered a right to a clawback or recoupment from any of our Covered Executives.

INSIDER TRADING POLICY

The Company has adopted an insider trading policy which governs the purchase, sale, and other dispositions of the Company’s securities and applies to directors, officers, and employees. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

HEDGING AND PLEDGING

The Company’s insider trading policy prohibits the Company’s employees and directors from directly or indirectly engaging in any hedging or monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) with respect to Company shares. No exceptions are allowed for such transactions under the insider trading policy. Pledging of Company shares (such as collateral for a loan, including through the use of traditional margin accounts with a broker) is also prohibited under the insider trading policy. As of the date hereof, no NEO has pledged the Company’s shares.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers and directors, authorizing employment and related agreements regarding executive officers, and authorizing and ratifying equity grants and other incentive arrangements. In addition, the Compensation Committee reviews the Company’s strategy regarding human capital management, including talent and Chief Executive Officer Succession planning.

The Compensation Committee may appoint independent compensation consultants to provide it with relevant information and advice to inform its decision-making.

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to our NEOs, other than himself, including recommendations for salary adjustments, annual cash incentives and long-term incentive awards for review, feedback, and approval.

ROLE OF THE COMPENSATION CONSULTANT

Mercer, the Compensation Committee’s independent compensation consultant, reports directly to the Compensation Committee. Mercer’s advisory services primarily include:

•	Providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

•	Assessing the extent to which our pay levels and practices are competitively aligned with market practice; and

•	Facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

The Compensation Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time. The Compensation Committee has assessed the independence of the compensation consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Compensation Committee.

COMPENSATION RISK ASSESSMENT

The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis included in this proxy statement with members of management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

THE COMPENSATION COMMITTEE Jason Robart, Chair Martin Hudson Mehdi A. Mahmud Franklin Montross IV

COMPENSATION TABLES

2025 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)(1)	SHARE AWARDS ($)(2)	OPTION AWARDS ($)	NON EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Scott Egan(5) CEO and Director	2025	1,169,740	895,759	4,134,123	—	1,600,159	2,024,356	9,824,137
	2024	1,133,000	—	3,881,200	—	2,423,221	1,923,597	9,361,018
	2023	1,144,451	1,540,000	4,889,402	—	1,001,000	1,707,617	10,282,470
James J. McKinney Chief Financial Officer	2025	640,865	349,556	1,290,633	—	624,438	21,000	2,926,492
	2024	362,981	—	1,278,666	—	549,240	15,865	2,206,752
	2023	—	—	—	—	—	—	—
David E. Govrin Group President & CEO of Global Reinsurance	2025	693,160	438,656	1,744,920	—	675,392	21,500	3,573,628
	2024	672,000	—	1,638,164	—	1,115,400	21,200	3,446,764
	2023	675,000	—	1,989,149	—	1,072,500	63,895	3,800,544
Thomas Leonardo Global Head of Accident and Health	2025	586,520	571,485	1,033,535	—	430,087	21,000	2,642,627
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Rob Gibbs(6) President & CEO, SiriusPoint International	2025	537,024	—	917,953	—	—	59,064	1,514,042
	2024	485,499	—	833,338	—	390,905	52,403	1,762,145
	2023	477,506	477,506	970,128	—	310,379	48,347	2,283,866

(1)	Represents a discretionary bonus paid to the NEO for 2025, which the Compensation Committee decided to award in recognition of the Company’s performance on key metrics that were not components of the Company’s STI plan in fiscal year 2025, including ROE and total shareholder return. The discretionary bonus was in addition to the bonus paid under the Company’s STI plan because the Compensation Committee did not believe the bonus earned under the STI plan accurately reflected the Company’s performance. Please see the section entitled, “Compensation Discussion & Analysis” in the portion entitled, “Elements of our Executive Compensation Program—Annual Cash Incentive Pay.”

(2)	Represents the aggregate grant date fair value computed of RSU and PSU awards granted in accordance with FASB ASC Topic 718, as discussed in Note 18 to our Audited Consolidated Financial Statements included in our Annual Form 10-K for the year ended December 31, 2025, and with respect to awards subject to performance-based vesting conditions the PSUs, probable achievement of the performance goals at the time of grant. Assuming the highest level of performance is achieved for the 2025 PSUs, under FASB ASC Topic 718, the grant date fair values would be as follows: Mr. Egan - $7,234,712, Mr. McKinney - $2,258,603, Mr. Govrin - $3,053,615, Mr. Leonardo - $1,808,682, and Mr. Gibbs - $1,606,414.

(3)	Represents a performance-based annual incentive bonus paid to the NEO for 2025 pursuant to the achievement of the performance metrics established for 2025 under the Company’s STI plan. Bonuses were funded at 97% of target based on the extent to which such performance metrics were achieved. Please see the section entitled, “Compensation Discussion & Analysis” in the portion entitled, “Elements of our Executive Compensation Program—Annual Cash Incentive Pay.”

(4)	The following table sets forth the compensation reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2025:

ALL OTHER COMPENSATION

NAME	COMPANY CONTRIBUTIONS TO RETIREMENT PLANS ($)(1)	REIMBURSED HOUSING EXPENSES ($)(2)	TAX REIMBURSEMENTS ($)(3)	OTHER ($)(4)	TOTAL OTHER COMPENSATION ($)
Scott Egan	140,369	312,000	1,431,255	140,732	2,024,356
James J. McKinney	21,000				21,000
David E. Govrin	21,000	—	—	500	21,500
Thomas Leonardo	21,000	—	—	—	21,000
Rob Gibbs	59,064	—	—	—	59,064

(1)	Represents the Company’s contributions to retirement plans. For Messrs. Egan and Gibbs the amounts shown were paid as a cash payment equal to 12% and 10% respectively of each NEO’s base salary that he elected to receive in lieu of Company contributions to statutorily offered benefit plans. For Messrs. McKinney, Govrin and Leonardo, the amounts shown represent employer contributions to each NEO’s respective 401(k) retirement plan accounts.

(2)	Represents Mr. Egan’s housing allowance for 2025, under the terms of his employment agreement.

(3)	Represents the payment of the employee portion of Bermuda payroll taxes and social insurance on behalf of Bermuda-based Mr. Egan ($113,948), plus (a) a reasonable estimate of the foreign tax payable on Mr. Egan’s 2025 earnings in respect of non-Bermuda workdays where no double taxation agreement relief is available, and (b) foreign tax actually paid on Mr. Egan’s 2025 earnings in respect of non-Bermuda workdays where no double taxation relief is available, in excess of the estimate disclosed in the Company’s 2025 Definitive Proxy Statement.

(4)	Represents the following payments to Mr. Egan for expenses actually incurred in fiscal year 2025: (1) travel service fees ($22,698), (2) Internet and phone ($4,946), (3) life and medical insurance benefits ($61,036), and (4) costs of spousal travel ($52,053).

(5)	Mr. Egan is paid in Bermudian dollars. The Bermudian dollar is equivalent to the U.S. dollar, and no conversion is necessary.

(6)	Mr. Gibbs is paid in British pounds. The amounts reflected in this table have been converted to U.S. dollars using the December 31, 2025 spot rate of 1.3434 U.S. dollars to British pounds. Mr. Gibbs’s last date of employment with the Company will be April 30, 2026, as disclosed in the Company’s Current Report on Form 8-K filed on March 23, 2026.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2025

The following table provides information concerning awards granted to the NEOs in the last fiscal year:

NEO	PLAN	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER SHARE AWARDS: NUMBER OF SHARES OR UNITS(3) (#)	ALL OTHER OPTIONS AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Scott Egan	Annual Incentive Plan		577,377	1,649,648	2,804,402
	2023 Omnibus Incentive Plan	4/25/2025				93,730	187,460	374,920				3,100,588
	2023 Omnibus Incentive Plan	4/25/2025							62,487			1,033,535
James J. McKinney	Annual Incentive Plan		225,313	643,750	1,094,375
	2023 Omnibus Incentive Plan	4/25/2025				29,262	58,523	117,046				967,970
	2023 Omnibus Incentive Plan	4/25/2025							19,508			322,662
David E. Govrin	Annual Incentive Plan		243,698	696,280	1,183,676
	2023 Omnibus Incentive Plan	4/25/2025				39,562	79,123	158,246				1,308,694
	2023 Omnibus Incentive Plan	4/25/2025							26,374			436,226
Thomas Leonardo	Annual Incentive Plan		206,206	589,160	1,001,572
	2023 Omnibus Incentive Plan	4/25/2025				23,433	46,865	93,730				775,147
	2023 Omnibus Incentive Plan	4/25/2025							15,622			258,388
Rob Gibbs	Annual Incentive Plan		188,875	539,644	917,395
	2023 Omnibus Incentive Plan	4/25/2025				20,812	41,624	83,248				688,461
	2023 Omnibus Incentive Plan	4/25/2025							13,875			229,493

(1)	As more fully described in the section entitled, “Compensation Discussion & Analysis,” in the portion entitled, “Elements of our Executive Compensation Program—Annual Cash Incentive Pay,” each of the NEOs was eligible to earn a 2025 cash incentive award for fiscal year 2025 pursuant to our STI plan.

(2)	Represents the potential future payouts of the PSUs granted under the 2023 Omnibus Incentive Plan for the performance measurement period from December 31, 2024, to December 31, 2027. The size of the actual awards earned, if any, will depend on the Company’s achievement of specified performance metrics during and through the end of the performance period. Awards earned will vest in full on April 30, 2028, subject to the recipient’s continued employment through such date or earlier. The awards will vest earlier in connection with a qualifying termination on a pro-rated basis.

(3)	Represents RSUs granted on April 25, 2025, pursuant to the 2023 Omnibus Incentive Plan, which will vest in three equal installments beginning on April 30, 2026, subject to continued employment through the vesting dates. The awards will vest earlier in connection with a qualifying termination.

(4)	Please see Note (1) to the “2025 Summary Compensation Table” above for further information on the value and other terms of the PSUs granted during fiscal year 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025

The following table contains information regarding unexercised options and RSUs that were outstanding as of December 31, 2025, and held by the NEOs. All awards granted prior to 2024 were granted under the 2013 Omnibus Incentive Plan, and all awards granted since 2024 have been granted under the 2023 Omnibus Incentive Plan. The market value of the common shares that have not vested is based on the $21.89 per share closing price of the Company’s common shares on the NYSE on December 31, 2025.

			OPTION AWARDS					STOCK AWARDS
NEO		Grant Date	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Scott Egan		9/21/2022	300,000	—	—	6.00	9/21/2029
		9/21/2022	300,000	—	—	8.00	10/28/2029
		9/21/2022	300,000	—	—	10.00	3/31/2030
	(3)	4/18/2023						43,116	943,809
	(3)	4/18/2023								776,096	16,988,741
	(4)	4/29/2024						53,861	1,179,017
	(4)	4/29/2024								242,373	5,305,545
	(4)	4/25/2025						62,487	1,367,840
	(4)	4/25/2025								187,460	4,103,499
James J. McKinney	(5)	6/3/2024						16,469	360,506
	(5)	6/3/2024								74,111	1,622,290
	(4)	4/25/2025						19,508	427,030
	(4)	4/25/2025								58,523	1,281,068
David E. Govrin(6)		4/14/2021	40,923	—	—	10.36	4/14/2031
		4/6/2022	71,121	—	—	6.76	4/6/2032
		10/31/2022	350,000	—	—	6.42	10/31/2029
	(3)	4/18/2023						17,541	383,972
	(3)	4/18/2023								315,738	6,911,505
	(4)	4/29/2024						22,733	497,625
	(4)	4/29/2024								102,300	2,239,347
	(4)	4/25/2025						26,374	577,327
	(4)	4/25/2025								79,123	1,732,002
Thomas Leonardo	(3)	4/18/2023						15,235	333,494
	(3)	4/18/2023								91,410	2,000,965
	(3)	8/31/2023						3,671	80,358
	(3)	8/31/2023								66,076	1,446,404
	(4)	4/29/2024						13,465	294,749
	(4)	4/29/2024								60,593	1,326,381
	(4)	4/25/2025						15,622	341,966
	(4)	4/25/2025								46,865	1,025,875
Rob Gibbs(2)		12/12/2022	100,000	—	—	5.98	12/12/2029
		12/12/2022	100,000	—	—	5.98	12/12/2029
	(3)	4/18/2023						8,555	187,269
	(3)	4/18/2023								153,988	3,370,797
	(4)	4/29/2024						5,783	126,590
	(4)	4/29/2024								40,407	884,509
	(4)	4/25/2025						4,625	101,241
	(4)	4/25/2025								18,347	401,616

(1)	Represents fully vested stock options to purchase common shares.

(2)	Represents pro-rated RSUs and PSU as governed by the Mr. Gibb’s separation agreement.

(3)	Represents RSUs that have vested or will vest in three equal annual installments on the date of grant, subject to the NEO’s continued employment through each such vesting date or upon an earlier qualifying termination. Represents PSUs granted on April 18, 2023 (or in the case of Mr. Leonardo, August 31, 2023), for which the performance conditions have measured to have been achieved at 200%. Awards will vest and be paid out in the Company’s common shares on April 14, 2026.

(4)	Represents RSUs that have vested or will vest in three equal annual installments on the date of grant, subject to the NEO’s continued employment through each such vesting date or upon an earlier qualifying termination. Represents PSUs granted on April 29, 2024, and April 25, 2025, respectively, for which the performance conditions have not yet been satisfied. The PSUs shown in this row reflect the target number of shares that can be earned under these awards at the end of the applicable three-year performance period (beginning December 31, 2023, and ending December 31, 2026, and beginning December 31, 2024, and ending December 31, 2027, respectively) based upon compound annual growth rate of the Company’s NBVPS during the performance period. Awards, if earned, will vest and be paid out in the Company’s common shares in April 2027 and 2028, respectively.

(5)	Represents RSUs that have vested or will vest in three equal annual installments on the date of grant, subject to the NEO’s continued employment through each such vesting date or upon an earlier qualifying termination. Represents PSUs which were granted on June 3, 2024, for which the performance conditions have not yet been satisfied. The PSUs shown in this column row reflect the target number of shares that can be earned under this award at the end of the three-year performance period (beginning December 31, 2023, and ending December 31, 2026), based upon compound annual growth rate of the Company’s NBVPS during the performance period. Awards, if earned, will vest and be paid out in the Company’s common shares in May 2027.

2025 OPTION EXERCISES AND SHARES VESTED

The following table contains information regarding the vesting of RSUs during 2025 with respect to each of our NEOs. None of the NEOs exercised any stock options during 2025.

NEO	STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON VESTING(1) (#)	VALUE REALIZED ON VESTING ($)(1)
Scott Egan	171,467	3,383,191
James J. McKinney	8,235	161,324
David E. Govrin(2)	199,992	3,700,866
Thomas Leonardo	53,889	934,359
Rob Gibbs	14,337	229,965

(1)	Value realized is calculated by multiplying the number of shares vested by the closing price of the underlying shares on the vesting date.

(2)	Includes RSUs held by Mr. Govrin for which the service-based conditions were satisfied on October 31, 2025, pursuant to the terms of his Employment Agreement with the Company. Such RSUs will settle in equal installments on April 14, 2026, April 14, 2027, April 30, 2027, and April 30, 2028.

2025 PENSION BENEFITS

The Company does not provide any qualified or non-qualified defined benefit pension plans to its NEOs.

2025 NON-QUALIFIED DEFERRED COMPENSATION

David Govrin is our only NEO has non-qualified deferred compensation arrangement.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/distributions ($)	Aggregate withdrawals/distributions ($)
David E. Govrin	—	1,458,924	—	1,458,924	1,448,914

1.	Pursuant to the terms of his Employment Agreement with the Company, Mr. Govrin satisfied all service-based vesting conditions applicable to his RSUs as of October 31, 2025, such that the vesting of such RSUs ceased being subject to a risk of forfeiture in connection with his future resignation from the Company. Accordingly, Mr. Govrin’s RSUs are deemed to provide a “deferral of compensation on a basis that is not tax-qualified” that is required to be disclosed in this table and will continue to be settled in accordance with the original vesting schedule that applied to such RSUs.

2025 POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE IN CONTROL

The information below describes and quantifies the compensation that would have become payable to the NEOs, other than Mr. Gibbs, upon a termination of employment or in connection with a change in control of the Company, in either case as of December 31, 2025. The amounts reported in the tables below, excluding the amounts reported for Mr. Gibbs, are only estimates, and the actual payments and benefits to be paid upon a termination of the respective NEO’s employment with the Company or a change in control of the Company under these arrangements can only be determined at the time of termination or change in control of the Company. The amounts reflected below are in addition to payment of any accrued or vested but unpaid compensation or benefits that the NEO would be entitled to receive in connection with a termination of employment for any reason, any statutory severance benefits are generally available to all salaried employees, as well as any reimbursements for reasonable business expenses which are incurred prior to the NEO’s termination of employment. The amounts described below for Mr. Gibbs reflect the amounts actually payable to him in connection with his termination on April 30, 2026.

Employment Agreements and Offer Letter

Scott Egan

On May 17, 2023, Mr. Egan entered into a new employment agreement with SiriusPoint Bermuda (“Egan Agreement”). Pursuant to the terms of the Egan Agreement, if Mr. Egan is terminated by SiriusPoint Bermuda without Cause (as defined in the Egan Agreement) or he resigns with Good Reason (as defined in the Egan Agreement), Mr. Egan will be entitled to receive the following severance payments and benefits, subject to his execution of a statutory settlement agreement within forty-five days of his termination date:

1.	An annual bonus for the year of termination based on actual performance for the year in which the termination date occurs, pro-rated for the period of employment during such year, and paid at the same time as annual bonuses are paid in the ordinary course of business to similarly situated executives;

2.	A cash severance payment equal to eighteen months of base salary at the rate in effect as of his termination date, payable in installments; and

3.	Continued medical and life insurance benefits for eighteen months at the same premium rates that active employees pay for such coverage (or if such benefit is not permissible due to the rules of the applicable insurance, the value of the premium cost to SiriusPoint Bermuda for such coverage).

SiriusPoint Bermuda is required to provide Mr. Egan with six months’ advance written notice of a termination for any reason other than Cause, and Mr. Egan is required to provide SiriusPoint Bermuda with six months’ advance written notice of a termination for any reason other than Good Reason. SiriusPoint may elect to pay Mr. Egan a severance payment in lieu of providing the six-month notice period.

Mr. Egan is subject to certain restrictive covenants, including perpetual confidentiality and nondisparagement, and non-compete and employee and customer non-solicitation covenants during the term of employment and for six months and twelve months, respectively, thereafter.

David E. Govrin

In connection with his appointment as Group President and Chief Underwriting Officer of the Company, Mr. Govrin entered into an Employment Agreement with the Company dated as of October 31, 2022 (“Govrin Agreement”). Under the terms of the Govrin Agreement, if Mr. Govrin’s employment is terminated by the Company without “Cause” or Mr. Govrin resigns for “Good Reason” (each as defined in the Govrin Agreement), then Mr. Govrin will be entitled to receive the following severance payments and benefits, subject to his execution and non-revocation of a severance and general release agreement in favor of the Company within sixty days of his termination:

1.	An annual cash bonus for the year of termination, calculated by applying the business, but not the individual, performance modifier and pro-rated based on the number of full months that Mr. Govrin worked during the year, which bonus will be paid on the later of (a) the date bonuses are paid to other members of the Company’s management team, or (b) within thirty days of when his separation agreement becomes effective;

2.	A cash severance payment equal to twelve months of Mr. Govrin’s base salary at the rate in effect on his termination date, payable in installments over the severance period;

3.	Subsidized COBRA continuation coverage for twelve months at active employee rates (subject to certain limited exceptions); and

4.	Accelerated vesting of all outstanding RSUs and stock options that are unvested as of the termination date, with such stock options remaining outstanding and exercisable through the three-year anniversary of his termination date (or, if earlier, the expiration date of those options); provided that any stock options subject to performance hurdles that must be satisfied to be exercisable may be exercised only if the relevant performance hurdles have been met.

The Company is required to provide Mr. Govrin with six months’ advance written notice of a termination for any reason other than Cause, and Mr. Govrin is required to provide the Company with six months’ advance written notice of a termination for any reason other than Good Reason. The Company may elect to pay Mr. Govrin in lieu of providing the six-month notice period. If Mr. Govrin provides notice of his intent to voluntarily resign the Company will not exercise its right to pay in lieu of the six-month notice period.

If Mr. Govrin voluntarily resigns from his employment with the Company without Good Reason, he is entitled to receive the following severance payments and benefits, subject to his execution of a separation agreement and release agreement in favor of the Company within sixty days of his termination:

1.	Accelerated vesting of all outstanding RSUs and stock options which are unvested as of the termination date, with such stock options remaining outstanding and exercisable through the three-year anniversary of his termination date (or, if earlier, the expiration date of those options); and

2.	An annual cash bonus for the year of termination, calculated at target and pro-rated based on the number of full months that Mr. Govrin worked during the year, payable in lump sum.

Mr. Govrin is subject to certain restrictive covenants, including perpetual confidentiality and nondisparagement, and non-compete and employee and customer non-solicitation covenants during the term of employment and for six months and twelve months, respectively, thereafter.

James McKinney

In connection with the commencement of his employment as Chief Financial Officer of the Company, Mr. McKinney entered into an offer letter with the Company on May 21, 2024 (“McKinney Offer Letter”). The McKinney Offer Letter does not provide for severance payments or benefits in connection with any termination, but Mr. McKinney is entitled to severance payments and benefits pursuant to the Company’s Executive Severance Policy, which became effective August 1, 2025 (“Severance Policy”).

If Mr. McKinney is terminated by the Company without Cause (as defined in the Severance Policy) or Mr. McKinney resigns with Good Reason (as defined in the Severance Policy), he will be entitled to receive the following severance payments and benefits, subject to his execution and non-revocation of a severance and general release agreement in favor of the Company:

1.	A lump-sum payment equal to 52 weeks of his base salary at the rate in effect on his termination date;

2.	A lump-sum payment equal to 52 weeks of the Company paid premiums for group health, dental, and vision benefits in effect the day before his termination date;

3.	An annual cash bonus for the year of termination that equals either, (x) if the termination is on or before March 31st of the calendar year, the actual bonus that would have been payable under the STI, if any, had he remained employed through the date of payment, paid on the later of (a) the date on which such bonus would have been paid but for the termination and (b) as soon as administratively reasonable after the release requirement is satisfied, or (y) if the termination is on or after April 1st of the calendar, an amount determined by the plan administrator, pro-rated based on the number of days he worked during the performance period, paid on the date such bonus would have been paid but for the termination;

4.	Pro-rated vesting of RSUs that are set to vest on the next scheduled vesting date on such date, and all other unvested RSUs are forfeited on the date of termination;

5.	Pro-rated vesting of PSUs based on actual performance on the regularly scheduled vesting date; and

6.	Vested stock options will remain outstanding and exercisable through the three-year anniversary of his termination date (or, if earlier, the expiration date of those options).

Mr. McKinney is subject to certain restrictive covenants, including perpetual confidentiality and nondisparagement, and non-compete and employee and customer non-solicitation covenants during the term of employment and for six months and twelve months, respectively, thereafter.

Thomas Leonardo

In connection with his expanded role as Global Head of Accident & Health, Mr. Leonardo entered into an agreement with the Company on July 11, 2023 (“Leonardo Promotion Letter”). The Leonardo Promotion Letter does not provide for severance payments or benefits in connection with any termination, but Mr. Leonardo is entitled to severance payments and benefits pursuant to the Company’s 2018 Severance and Change in Control Plan (“Severance and CIC Plan”).

If Mr. Leonardo is terminated by the Company without Cause (as defined in the Severance and CIC Plan) or Mr. Leonardo resigns with Good Reason (as defined in the Severance and CIC Plan), he will be entitled to receive the following severance payments and benefits, subject to his execution and non-revocation of a severance and general release agreement in favor of the Company:

1.	Continued payment equal to 52 weeks of his base salary at the rate in effect on his termination date, in accordance with the Company’s regular payroll practices;

2.	A lump-sum payment equal to 52 weeks of the Company paid premiums for group health, dental, and vision benefits in effect the day before his termination date;

3.	Payment of any earned but unpaid annual bonus, paid when such bonuses are paid to eligible employees;

4.	Payment of Mr. Leonardo’s target annual bonus for the year of his termination, pro-rated based on the number of days he worked during the performance period, paid in a lump sum 60 days following his termination; and

5.	The full acceleration of vestal outstanding equity awards (with the attainment of applicable performance conditions determined under the terms of the applicable equity compensation plan or award agreement).

Mr. Leonardo is subject to certain restrictive covenants, including perpetual confidentiality and nondisparagement, and non-compete and employee and customer non-solicitation covenants during the term of employment and for six months and twelve months, respectively, thereafter.

Severance Policy

All of the NEOs participate in the Severance Policy, but to the extent that an NEO’s employment arrangement or a different severance plan or policy (such as the 2018 Severance and CIC Plan) provide greater severance payments and benefits, such other arrangement will govern the NEO’s severance and benefits. The Severance Policy provides that if any NEO is terminated by the Company without Cause or resigns with Good Reason (as such terms are defined in the Severance Policy or the applicable employment arrangement) within the 12 months following a Change in Control (as defined in the Severance Policy) the NEO will be entitled to receive the following severance payments and benefits, in lieu of the severance described above, subject to the NEO’s execution and non-revocation of a severance and general release agreement in favor of the Company:

1.	A lump-sum payment equal to 78 weeks of the NEO’s base salary at the rate in effect on his termination date;

2.	A lump-sum payment equal to 52 weeks of Company-paid premiums for the group health, dental, and vision benefits that the NEO had in effect the day before his termination date;

3.	A lump-sum payment equal to 1.5 times the NEO’s annual target cash bonus for the calendar year in which the termination date occurs; and

4.	Any outstanding equity will be governed by the terms of the applicable plan, provided that the Board has the discretion to accelerate any unvested awards.

2018 Severance and CIC Plan

Mr. Leonardo is the only NEO who participates in the 2018 Severance and CIC Plan, which provides that if he is terminated by the Company without Cause or resigns with Good Reason within the 24 months following a Change in Control (as defined in the 2018 Severance and CIC Plan) he will be entitled to receive the following severance payments and benefits, subject to his execution and non-revocation of a severance and general release agreement in favor of the Company:

1.	A lump-sum payment equal to 104 weeks of the NEO’s base salary at the rate in effect on his termination date;

2.	A lump-sum payment equal to 52 weeks of Company-paid premiums for the group health, dental, and vision benefits that the NEO had in effect the day before his termination date;

3.	Payment of any earned but unpaid annual bonus, paid when such bonuses are paid to eligible employees;

4.	Payment of Mr. Leonardo’s target annual bonus for the year of his termination, pro-rated based on the number of days he worked during the performance period, paid in a lump sum 60 days following his termination; and

5.	The full acceleration of vestal outstanding equity awards (with the attainment of applicable performance conditions determined under the terms of the applicable equity compensation plan or award agreement).

Outstanding Equity Awards

Under the 2013 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan, and the applicable award agreement, upon a termination of the NEO’s employment by the Company without Cause or the resignation by the NEO with Good Reason in the 90 days prior to a Change in Control or 24 months following a Change in Control, subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company, within 60 days of the termination, if applicable (as such terms are defined in the 2013 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan):

1.	All unvested RSUs will become fully vested on the date of termination (or, if the termination occurs prior to a Change in Control, the Change in Control);

2.	All unvested PSUs will vest on the effective date of the NEO’s termination of service (or, if the termination is prior to a Change in Control, the Change in Control) at the greater of target and actual performance achieved through the end of the fiscal quarter ending immediately prior to the change in control, and any remaining unvested PSUs will be forfeited; and

3.	Vested stock options will remain outstanding and exercisable through the three-year anniversary of his termination date (or, if earlier, the expiration date of those options).

Upon a termination of the NEO’s employment as a result of Death or Disability (as such terms are defined in the 2013 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan), within 60 days of the termination:

1.	The unvested RSUs that are set to vest on the next scheduled vesting date will vest on such date. All other unvested RSUs are forfeited on the date of termination;

2.	If the termination is prior to the end of the performance period, the unvested PSUs will vest on a pro-rated basis based on target performance; and

3.	If the termination is after the end of the performance period, the unvested PSUs will vest based on actual performance.

Separation Agreement

In connection with his termination of employment on April 30, 2026, Mr. Gibbs, the former President and Chief Executive Officer of SiriusPoint International, entered into a separation agreement with SiriusPoint International, dated as of March 17, 2026 (“Gibbs Agreement”). Under the terms of the Gibbs Agreement, subject to Mr. Gibbs’s execution and non-revocation of a release of claims in favor of the Company, Mr. Gibbs will receive the following severance benefits:

1.	An aggregate payment of £401,700 ($539,644), which is equal to (a) a payment in lieu of six months’ notice, (b) a pro-rated annual bonus entitlement for calendar year 2026, and (c) Mr. Gibb’s contractual severance pay, paid in twelve equal monthly installments;

2.	The continued payment of the employer contributions for benefits continuation through April 30, 2027, £42,828 ($61,383);

3.	The continued payment of life assurance coverage through December 31, 2026, and £3,000 ($4,030) in life assurance for the period from January 1, 2027, through April 30, 2027;

4.	Six coaching sessions at the same rates and duration as applicable to previous sessions £6,800 ($9,135);

5.	Pro-rated vesting of RSUs that are set to vest on the next scheduled vesting date on such vesting date, and all other unvested RSUs are forfeited on the date of termination;

6.	Pro-rated vesting of PSUs based on actual performance on the regularly scheduled vesting date; and

7.	Vested stock options will remain outstanding and exercisable through December 12, 2029 (or, if earlier, the expiration date of those options).

Mr. Gibbs is subject to a non-compete covenant through October 30, 2026, and remains subject to employee and customer non-solicitation and non-inducement covenants through April 30, 2027. Mr. Gibbs remains subject to confidentiality and nondisparagement covenants in perpetuity.

Estimated Potential Payments and Benefits Upon a Deemed Employment Termination or

Change in Control as of December 31, 2025

Type of Termination	Components of Severance	Scott Egan(1)(2)	David E. Govrin(2)	James J. McKinney	Thomas Leonardo	Rob Gibbs(3)
Termination Upon Death or Disability	Accelerated Vesting of Equity ($)(4)	23,219,788	9,531,876	1,708,591	5,632,818	—
Qualifying Termination Absent a Change in Control	Cash Severance ($)(5)	4,263,397	1,810,328	1,617,744	1,590,732	539,644
	Continuing Welfare Benefit ($)(6)	66,530	35,017	30,255	5,786	61,383
	Lapse of Restrictions on Equity ($)(4)	23,219,788	10,440,662	1,708,591	6,627,854	5,073,993
	Total Payments ($)	27,549,715	12,286,007	3,356,590	8,224,372	5,675,020
Qualifying Termination in Connection with a Change in Control	Cash Severance ($)(7)	4,241,925	2,088,840	1,931,250	2,179,892	—
	Continuing Welfare Benefit ($)(6)	66,520	35,017	30,265	11,572	—
	Accelerated Vesting Equity ($)(4)	29,888,453	12,341,779	3,690,895	6,627,854	—
	Total Payments ($)	34,196,898	14,465,636	5,652,410	8,819,318	—
Termination without Good Reason	Cash Severance ($)(8)	—	696,280	—	—	—
	Accelerated Vesting of Equity ($)(4)	—	1,458,924	—	—	—
	Total Payments ($)	—	2,155,204	—	—	—

1.	Mr. Egan is paid in Bermudian dollars. The currency is on par with the U.S. dollar and no conversion is necessary.
2.	Any termination of Mr. Egan or Mr. Govrin other than for Cause or by the NEO for any reason other than Good Reason requires six months’ advance written notice. The Company can elect at any point during the notice period to terminate the NEO’s employment immediately, and make a payment in lieu of notice, equal to the base salary the NEO would have been paid had he continued to be employed during the notice period.
3.	As discussed above, Mr. Gibbs will terminate his employment with the Company effective as of April 30, 2026. Please see “2025 Potential Payments Upon Termination or Change in Control – Separation Agreement” above for a discussion of the severance payments to be provided following his departure. Mr. Gibbs is paid in British pounds. The amounts reported in this table for Mr. Gibbs have been converted to U.S. dollars using the December 31, 2025, spot rate of 1.3434 U.S. dollars to British pounds.

4.	Reflects the value of the accelerated vesting or lapse of continuing service requirements with respect to certain outstanding unvested equity awards. Please see “2025 Potential Payments Upon Termination or Change in Control” above for a discussion of the treatment of the equity upon the different terminations. The value of such accelerated vesting or lapse of continuing service restrictions with respect to the equity awards reported in this table is based upon our closing share price of $21.89 on December 31, 2025.
5.	Reflects cash payments for Messrs. Egan, Govrin, McKinney, and Leonardo consisting of (i) a pro-rated annual bonus based on actual performance (Messrs. Egan and Govrin) or target (Messrs. McKinney and Leonardo) and (ii) 18 months of base salary (Mr. Egan), 12 months of base salary (Messrs. Govrin and McKinney), or 24 months of base salary (Mr. Leonardo). For Mr. Leonardo, the amount also includes the payment of any earned but unpaid bonus for the prior performance year.
6.	Reflects the cost to us of (i) the continued provision of medical and life insurance benefits for 18 months following Mr. Egan’s termination date, (ii) subsidized COBRA continuation coverage for 12 months at active employee rates for Messrs. Govrin and McKinney, and (iii) reimbursement for 12 months of the difference between the monthly COBRA premium paid by Mr. Leonardo and the monthly premium paid by similarly situated active participants of the Severance and CIC Plan. Reflects cash payments consisting of (i) (a) 1.5 times the NEO’s annual bonus target and (b) 18 months of base salary, Messrs. Egan, Govrin, and McKinney, and (ii) (a) 24 months of base salary, (b) a pro-rated annual bonus based on target performance, and (c) payment of any earned but unpaid bonus for the prior performance year, for Mr. Leonardo.
7.	Reflects a lump-sum payment consisting of 52 weeks of Company-paid premiums for the group health, dental, and vision benefits for Messrs. Egan, Govrin, Leonardo, and McKinney that such NEO had in effect the day before his termination date.
8.	Reflects an annual cash bonus for Mr. Govrin for the year of termination, calculated at target and pro-rated based on the number of full months that Mr. Govrin worked during the year, payable in lump sum.

CEO PAY RATIO DISCLOSURE

We believe that our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The following disclosure presents the ratio of total annual compensation for fiscal year 2025 for our Chief Executive Officer to that of the median of the total annual compensation for all other employees (other than our CEO) below.

We identified our median employee, using base salary for fiscal year 2025 of each of our employees (excluding our CEO) employed as of December 31, 2025. This included our full-time, part-time, and seasonal employees. We believe that base salary is a reflective indicator of the total annual compensation of our employee population worldwide. We examined our internal payroll and similar records to determine the base salary paid to our employees, and ranked the base salary of all employees (excluding our CEO) from lowest to highest to determine our median employee. For employees in non-U.S. jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rate of the applicable currency to the U.S. dollar on December 31, 2025. We annualized the base salary for each employee who began employment after the start of the fiscal year or who was on an unpaid leave of absence during the fiscal year.

Upon identifying the median employee, we calculated total compensation for this individual using the same methodology we use for our NEOs as set forth in the 2025 Summary Compensation Table.

For fiscal year 2025:

EMPLOYEE	2025 ANNUAL TOTAL COMPENSATION ($)	ESTIMATED PAY RATIO
Scott Egan, CEO	9,824,137	74:1
Median employee (excluding CEO)	132,949

Based on this information, for 2025, the reasonable estimated ratio of the annual total compensation of our CEO to the median employee (excluding our CEO) for fiscal year 2025 was approximately 74:1.

PAY VERSUS PERFORMANCE

The following information depicts the relationship between “compensation actually paid” to our principal executive officers (“PEOs”) and, as an average, to our other NEOs (“Non-PEO NEOs”), and certain financial performance measures, in each case, for our five most recently completed fiscal years. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion & Analysis” above.

(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
									Value of Initial Fixed $100 Investment Based on:
Year (1)	SCT Total for Mr. Egan ($) (2)	SCT Total for Mr. Malloy ($) (2)	SCT Total for Mr. Sankaran ($) (2)	Comp. Actually Paid to Mr. Egan ($) (3)	Comp. Actually Paid to Mr. Malloy ($) (3)	Comp. Actually Paid to Mr. Sankaran ($) (3)	Average SCT Total for Non-PEO NEOs ($) (1) (4)	Average Comp. Actually Paid to Non-PEO NEOs ($) (3) (4)	Total Shareholder Return ($) (5)	Comparator Group Total Shareholder Return ($) (5)	Net Income ($MMs) (6)	Core Combined Ratio (7)
2025	9,824,137	—	—	23,219,259	—	—	2,664,197	6,164,305	229.94	233.21	460	91.7%
2024	9,361,018	—	—	20,314,001	—	—	2,386,674	4,859,443	172.16	212.57	200	90.7%
2023	10,282,470	—	—	16,426,982	—	—	2,386,159	3,990,654	121.85	159.43	355	89.1%
2022	5,818,004	5,559,656	14,025,109	6,972,607	2,413,083	524,638	2,764,751	1,444,040	61.97	140.39	- 387	101.5%
2021	—	4,168,265	12,374,251	—	3,786,356	8,977,855	2,794,042	2,459,819	85.40	122.08	58	99.7%

(1)	The following individuals are our PEOs and Non-PEO NEOs for each fiscal year:

YEAR	PEOs*	Non-PEO NEOs
2025	Scott Egan	James J. McKinney, Rob Gibbs, David E. Govrin and Thomas Leonardo
2024	Scott Egan	Stephen Yendall, James J. McKinney, David E. Govrin, and Rob Gibbs
2023	Scott Egan	Stephen Yendall, David E Govrin, Rob Gibbs, and Stuart Liddell
2022	Scott Egan, Daniel Malloy, and Siddhartha Sankaran	Monica Cramér Manheim, Stuart Liddell, Prashanth Gangu, David E. Govrin, David W. Junius, Stephen Yendall, and Vievette Henry
2021	Daniel Malloy and Siddhartha Sankaran	Monica Cramér Manheim, Prashanth Gangu, David E. Govrin, David W. Junius, and Christopher Coleman

*	Mr. Egan has served as our CEO since he was hired on September 21, 2022. Mr. Malloy served as our interim CEO from May 17, 2022, through September 20, 2022, and as our CEO, from May 10, 2019, through February 26, 2021. Mr. Sankaran served as our CEO from February 26, 2021, through May 16, 2022.

(2)	Represents the total compensation reported in the Summary Compensation Table for each PEO and the average of our Non-PEO NEOs, for the applicable fiscal year.
(3)	Represents the “compensation actually paid” to each PEO and the average to our Non-PEO NEOs, for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to any PEO or Non-PEO NEOs, for the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO and the Non-PEO NEOs’ total compensation, for the applicable fiscal year, to determine the compensation actually paid:

	2025
Adjustments	Mr. Egan	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY	(4,134,123)	(1,246,760)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	5,471,340	1,650,035
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increased/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	11,440,498	2,977,876
Increased/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY Vesting Date	617,407	118,956
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
TOTAL ADJUSTMENTS	13,395,122	3,500,107

(4)	The amounts reported for 2024 were overstated in the 2025 proxy statement by immaterial amounts. The amounts in this proxy statement reflect the correct amounts.
(5)	“TSR” stands for Total Shareholder Return. The Peer Group TSR shown in this table uses the Dow Jones U.S. Property & Casualty Index, which we also use in the performance graph required by Item 201(e) of Regulation S-K. The total dollar amounts in columns (f) and (g) represent the value at the end of the applicable year of a hypothetical $100 investment in the Company’s common shares and the Dow Jones U.S. Property & Casualty Index, respectively, on the last trading day of 2020, assuming reinvestment of dividends.
(6)	The dollar amounts reported represent the net income (loss), as reflected in the Company’s audited financial statement for the applicable year.
(7)	“Core Combined Ratio” is a non-GAAP measure and defined in Appendix A (Non-GAAP Financial Measures) to this Proxy Statement.

Financial Performance Measures

The Company considers the following performance measures to have been the most important financial and strategic performance measures in linking “compensation actually paid” to the PEO and other Non-PEO NEOs for fiscal year 2025:

•	Core Combined Ratio;
•	Tangible NBVPS compound annualized growth rate; and
•	Cost base reduction.

Analysis of the Information Presented in the Pay Versus Performance Table

The line graphs below compare the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our cumulative TSR, (ii) Peer Group TSR, (iii) our Net Income, and (iv) our Core Combined Ratio, in each case, for the 2021, 2022, 2023, 2024, and 2025 fiscal years.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid ($Ms)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Cumulative TSR (value of initial $100 investment)
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
Malloy
Sankaran
Egan
Average for Non-PEO NEOs
SiriusPoint
Dow Jones U.S. Property & Casualty Insurance Index

Compensation Actually Paid vs Net Income
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid (in $Ms)
$1,000
$500
$0
-$500
-$1,000
Net Income ($MMs)
2021
2022
2023
2024
2025
Malloy
Sankaran
Egan
Average for Non-PEO NEOs
Net Income (Loss)

Compensation Actually Paid vs Core Combined Ratio
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid (in $Ms)
85%
90%
95%
100%
105%
110%
115%
Core Combined Ratio
2021
2022
2023
2024
2025
Malloy
Sankaran
Egan
Average for Non-PEO NEOs
Core Combined Ratio

EQUITY COMPENSATION PLAN

The following table presents information concerning the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2025:

NAME	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(2)	NUMBER OF SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN 1 (#)(3)
Equity compensation plans approved by shareholders	9,858,655	7.41	9,715,925
Equity compensation plans not approved by shareholders	0	N/A	0
Total	9,858,655(4)	7.41	9,715,925

1.	Represents the number of shares associated with options outstanding as of December 31, 2025.
2.	Represents the weighted average exercise price of options disclosed.
3.	Represents the number of shares remaining available for issuance with respect to future awards under our Omnibus Equity Incentive Plan.
4.	Includes the maximum number of shares that can be earned pursuant to outstanding PSU awards, and this number overstates expected dilution.

PROPOSAL 3	APPOINTMENT OF INDEPENDENT AUDITOR & AUTHORIZATION TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION

TO APPOINT PRICEWATERHOUSECOOPERS LLP (“PwC”), AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2027, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE PwC’s REMUNERATION

The Board proposes and recommends that the shareholders appoint the firm of PricewaterhouseCoopers LLP (“PwC”), an independent registered certified public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2027.

PwC has served as our independent auditor since February 26, 2021. A representative of PwC will attend the annual general meeting virtually and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the annual general meeting will also be asked to vote to authorize our Board, acting by the Audit Committee, to determine the independent auditor’s remuneration.

If a quorum is present at the annual general meeting, the appointment of PwC at the annual general meeting will be decided by a majority of votes cast. For further information, please see the answers to the questions “What is the quorum requirement for the annual general meeting?” and “What is the voting requirement to approve each of the proposals?” in the section entitled, “Frequently Asked Questions About the Annual General Meeting.”

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP (“PwC”), AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2027, AND TO AUTHORIZE OUR BOARD, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE PwC’s REMUNERATION

REPORT OF THE AUDIT COMMITTEE

The Amended & Restated Charter of the Audit Committee provides that the Audit Committee is responsible for the recommendation to the shareholders of the appointment, retention, termination and oversight of the work of our independent auditor, for the purpose of preparing or issuing an audit report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Each of the members of the Audit Committee qualified as an “independent” director as defined under Section 303A.02(a)(ii) of the NYSE rules and Rule 10A-3 of the Exchange Act. All of the members of the Audit Committee are financially literate and three members of the Audit Committee are audit committee financial experts, as defined under the SEC rules. All of the members of the Audit Committee have accounting or related financial management expertise within the meaning of the SEC and NYSE rules. The Company’s management has the primary responsibility for the financial statements and for the financial reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The independent registered public accounting firm appointed as the Company’s independent auditor is responsible for auditing the financial statements prepared by management and the Company’s internal controls over financial reporting. The Company’s independent auditor expresses an opinion on the conformity of the Company’s financial statements with generally accepted accounting principles and on the design and operating effectiveness of the Company’s internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm appointed as the Company’s independent auditor in 2021, regarding the fair and complete presentation of the Company’s audited financial statements.

The Audit Committee reviewed and discussed with PwC the matters that are required to be discussed pursuant to the applicable requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), including:

•   their judgments as to the quality, not just the acceptability, of our accounting principles,

•   the reasonableness of significant judgments,

•   all critical accounting policies and practices to be used,

•   material alternative accounting treatments within generally accepted accounting principles discussed with management,

•   the determination of audit tenure,

•   critical audit matters that arose during the current period audit, and

•   other material written communications between PwC and management.

As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed PwC’s independence from the Company with PwC. The Audit Committee also has considered whether PwC’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PwC is independent from the Company and its management.

In addition to the oversight over the financial reporting process, the Audit Committee also has the sole authority to appoint, retain and oversee the Company’s Chief Actuary. The Audit Committee met as of and for the year ended December 31, 2025 with the Chief Financial Officer, the Chief Actuary, the Chief Legal Officer, representatives of PwC, and the Company’s Chief Audit Officer, in regular and executive sessions to discuss the results of their respective examinations, their evaluations of the design and operating effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting and compliance programs.

REPORT OF THE AUDIT COMMITTEE (CONTINUED)

The Audit Committee annually reviews the performance and independence of PwC in deciding whether to retain the audit firm or engage a different independent registered public accounting firm and whether the independent registered public accounting firm should be rotated.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Sharon M. Ludlow (Chair) Susan L. Cross Franklin (Tad) Montross IV Sabra R. Purtill

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT & PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee has adopted a policy requiring the Audit Committee to pre-approve all audit and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services performed by the Company’s independent auditor. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee, who must then provide a report of such pre-approvals to the Audit Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor, the Audit Committee shall consider whether the provision of such services is consistent with maintaining the independent auditor’s independence. All services performed by PwC in 2025 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The table below sets forth the aggregate fees charged to the Company by PwC in 2025 and 2024 for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2025 and 2024 and for other services rendered during 2025 and 2024 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services.

INDEPENDENT AUDITOR FEES

FEE CATEGORY	PRICEWATERHOUSECOOPERS LLP
	FY 2025 ($)	FY 2024 ($)
Audit fees	9,155,342	8,782,051
Audit-related fees	356,500	260,500
Tax fees	25,057	28,353
All other fees	9,828	9,650
Total fees	9,546,727	9,080,554

AUDIT FEES: Includes the aggregate fees billed by PwC for professional services and expenses rendered for the audit of the Company’s consolidated financial statements and internal control over financial reporting in 2025 and 2024, as well as subsidiary and statutory audits.

AUDIT-RELATED FEES: Fees billed by PwC include services rendered in connection with other SEC filings (except for Annual Report on Form 10-K and Quarterly Report on 10-Q).

TAX FEES: Includes fees billed by PwC for tax-related services in conjunction with our ongoing business operations and transaction tax advisory services.

ALL OTHER FEES: Includes fees billed by PwC for access to their resource tools for accounting and auditing standards.

PROPOSAL 4	APPROVAL OF THE SIRIUSPOINT SHAREPLAN

TO APPROVE THE SIRIUSPOINT SHAREPLAN, WHICH WAS ADOPTED BY THE BOARD ON FEBRUARY 12, 2026, SUBJECT TO SHAREHOLDER APPROVAL

You are being asked to approve the SiriusPoint SharePlan (“Plan”), which was adopted by the Board on February 12, 2026, subject to shareholder approval.

The purpose of the Plan is to provide eligible employees with the opportunity to purchase common shares of the Company through voluntary payroll contributions at a discount to the fair market value of the Shares, thereby encouraging eligible employees’ participation in the ownership of the Company and providing an incentive for eligible employees to promote the continued success of the Company. In addition, the Board also believes that it will enhance the Company’s ability to attract, retain and reward eligible employees.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, included as Appendix B (SiriusPoint SharePlan) to this proxy statement. You should read the complete text of the Plan for more details regarding its operation. Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Plan.

Purpose

The purpose of the Plan is to provide the employees of the Company and the Company’s designated subsidiaries and designated affiliates the opportunity to purchase Shares through accumulated payroll contributions.

Components

The Plan has two components to provide the Company with flexibility to grant options under an employee stock purchase program to both U.S. and non-U.S. employees. Specifically, the Plan authorizes:

(a)      the grant of options that are intended to qualify for favorable U.S. federal tax treatment (“423 Component”) under Section 423 of the Internal Revenue Code of 1986, as amended (“Code”); and

(b)       the grant of options that are not intended to be tax-qualified under Section 423 of the Code (“Non-423 Component”), including pursuant to schedules or subplans adopted by the Compensation Committee to take account of local tax, exchange control or securities laws outside the U.S.

Except as otherwise provided in the Plan or determined by the Compensation Committee, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

Administration

The Plan will be administered by the Compensation Committee, or a subcommittee of the Compensation Committee appointed by the Compensation Committee to act as the Compensation Committee, or such other committee of the Board as the Board shall designate from time to time, in each case, consisting of two or more members of the Board, each of whom is intended to be (a) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent” within the meaning of the rules of the NYSE.

The Compensation Committee may delegate its authority under the Plan to the Board, a subcommittee of the Board, a member of the Board, our Chief Executive Officer or such other executive officer of the Company as the Compensation Committee deems appropriate; provided, however, that the Compensation Committee may not delegate its power and authority to a member of the Board or the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in the Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option to such an officer, director or other person.

The Compensation Committee may also appoint a plan administrator to assist in the administration of the Plan.

To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in countries outside the U.S., the Compensation Committee may (a) modify the terms and conditions of options granted under the Non-423 Component to participants employed outside the U.S., (b) establish subplans with modifications as may be necessary or advisable under the circumstances, or (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan.

Shares Subject to the Plan

The maximum number of Shares authorized for issuance under the Plan (if the Plan is approved) will be 2,000,000 Shares, all of which may be issued under the 423 Component or the Non-423 Component (but in no event more than 2,000,000 Shares in total). If there is any change to the outstanding share capital of the Company by way of a capitalization or rights issue, sub-division, consolidation, reduction or otherwise, then the maximum number of Shares available under the Plan and the outstanding options thereunder may be adjusted in such manner and with effect from such date as the Compensation Committee may determine to be appropriate. Any Shares issued upon the exercise of an option may consist, in whole or in part, of unissued Shares, treasury Shares, Shares purchased in the market (on an exchange or in negotiated transactions) or any combination thereof. If any option granted under the Plan terminates without having been exercised in full, the Shares not purchased under such option will again become available for issuance under the Plan.

The closing stock price of a Share, as reported on the NYSE on March 30, 2026, our record date , was $21.17.

Eligibility

Generally, an eligible employee of the Company or one of the Company’s designated subsidiaries on a given grant date for an offering under the 423 Component shall be eligible to participate in that offering under the 423 Component, and an eligible employee of the Company or one of the Company’s designated affiliates on a given grant date for an offering under the Non-423 Component shall be eligible to participate in that offering under the Non-423 Component.

The Compensation Committee may, in its discretion, prior to the grant date for all options to be granted in an offering under the 423 Component, determine (on a uniform and nondiscriminatory basis) that the definition of an eligible employee for the offering will or will not include an employee who has not completed at least two years of service since the employee’s last hire date (or such lesser period of time as may be determined by the Compensation Committee in its discretion).

An employee who is a citizen or resident of a non-U.S. jurisdiction may be excluded from participation in an offering under the 423 Component if such employee’s participation in the offering would violate the laws of the applicable jurisdiction, or if complying with the laws of the applicable jurisdiction would cause the Plan or the offering to violate Section 423 of the Code.

In addition, no eligible employee will be granted an option under the 423 Component to the extent that, immediately after the grant, the eligible employee would own stock or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent corporation or subsidiary corporation of the Company.

The Compensation Committee may, in its discretion from time to time, prior to a grant date for all options to be granted on such grant date in an offering under the Non-423 Component, determine that the definition of an eligible employee will or will not include any individual or group of individuals.

As of March 30, 2026, our record date, 1,117 employees of the Company (including those employed by its designated subsidiaries and designated affiliates, also including 4 executive officers) were eligible to participate in the Plan.

Offering Periods

The Plan will be implemented by offerings for specified offering periods. If the Plan is approved by the shareholders, then unless the Compensation Committee determines otherwise, the initial offering period will begin on September 1, 2026, and end six months from such date. Thereafter, unless otherwise determined by the Compensation Committee, an offering period will begin on the day following the end of the preceding offering period and will end six months from such date.

The Compensation Committee will have the authority to establish additional or sequential offering periods, a different duration for one or more offerings or offering periods, or different commencement or ending dates for such offering periods, provided, however, that the offering period may not have a duration exceeding 27 months.

The grant date for an offering period will be the first day of the offering period on which the NYSE is open for the transaction of business.

Participation

Participation in the Plan is voluntary. An eligible employee may participate in the Plan by following an electronic or other enrollment procedure determined by the plan administrator, or submitting to the plan administrator, on or before a date determined by the Compensation Committee prior to the applicable grant date, a properly completed subscription agreement to purchase Shares in the form provided by the Compensation Committee for such purpose, and in either case completing any other forms and following any procedures for enrollment in the Plan as may be established by the plan administrator or the Compensation Committee.

Unless otherwise determined by the Compensation Committee, a participant’s enrollment and payroll deduction election for an offering period will remain in effect for the next offering period unless terminated by the participant.

Contributions

At the time a participant enrolls in an offering under the Plan, the participant will elect to have after-tax payroll deductions made on each pay day during the offering period from any eligible compensation the participant receives on each such pay day during the offering period. For an offering under the 423 Component, unless the Compensation Committee determines otherwise, there will be a minimum deduction of $10 each pay day, and up to a maximum of the lesser of 15% of the participant’s gross eligible compensation during the offering period and $7,500 (or such other maximum percentage or amount of eligible compensation specified by the Compensation Committee for such offering period). And for an offering under the Non-423 Component, unless the Committee determines otherwise, there will be a minimum deduction of USD 10 each pay day, and up to a maximum of the lesser of 15% of the participant’s expected gross eligible compensation for the offering period based on the participant’s rate of eligible compensation in effect on the grant date and USD 7,500 (or such other maximum percentage or amount of eligible compensation specified by the Compensation Committee for such offering period). Unless the Compensation Committee determines otherwise for an offering, eligible compensation will include the gross base salary and wages payable in cash to the participant by the Company or a designated subsidiary or designated affiliate, as applicable, before any deductions or employee contributions. The Compensation Committee has the discretion to determine the eligible compensation for participants outside the U.S.

A participant may decrease (but not increase) the rate of the participant’s contributions once during an offering period by following an electronic or other procedure prescribed by the plan administrator, or properly completing and submitting to the plan administrator, in the form provided by the plan administrator, on or before a date determined by the plan administrator prior to an applicable purchase date, a new payroll deduction election authorizing the change in contribution rate for such purpose. Any change in payroll deduction rate made will be effective as soon as administratively practicable after the date on which the change is made by the participant.

Amounts deducted from a participant’s payroll will be credited to a savings account for the participant. A participant may not make any additional contributions to the participant’s savings account. Unless the Compensation Committee determines otherwise, where contributions are made in a currency other than the U.S. dollar, contributions will be held in the local currency and converted to U.S. dollars on or shortly before the applicable purchase date. No interest will accrue on the contributions of a participant, except as may be required by applicable law.

Options

On the grant date of an offering period, each participant in the offering will be granted an option to purchase on the purchase date for such offering period, at the applicable purchase price, up to a number of Shares determined by dividing the participant’s contributions accumulated in the participant’s savings account as of the purchase date by the applicable purchase price. In no event will a participant be permitted to purchase in an offering more than that number of whole Shares determined by dividing $12,500 by the fair market value of a Share on the grant date of the offering period (or if the offering period is a period other than six months, this limit shall be adjusted proportionately to reflect the length of the offering period).

Withdrawal

A participant may withdraw all of the contributions credited to the participant’s savings account and not yet used to exercise the participant’s option in an offering under the Plan by following an electronic or other withdrawal procedure determined by the plan administrator, or submitting to the plan administrator a written notice of withdrawal in the form determined by the plan administrator for such purpose. A participant may not withdraw a portion of such contributions. Upon a participant’s withdrawal from an offering, the contributions credited to the participant’s savings account will be returned to the participant, and the participant’s option will automatically terminate.

Termination of Employment

If a participant ceases to be an eligible employee before the purchase date for any reason, the participant will be deemed to have elected to withdraw from the offering and the contributions credited to the participant’s savings account will be returned to the participant, and the participant’s option will automatically terminate.

For purposes of an offering under the 423 Component, a participant will be deemed to have ceased to be an eligible employee upon (a) the participant’s termination of employment from the Company or a designated subsidiary (including via transfer to a subsidiary corporation or an affiliate that is not a designated subsidiary) or (b) the designated subsidiary employing the participant during the offering period ceasing to be a subsidiary corporation.

Change in Control

In the event of a qualifying change in control of the Company, the Compensation Committee may provide that (a) any offering period then in progress will be shortened by setting a new purchase date (before the date of such event), or (b) any offering period then in progress and the options outstanding will be terminated as of a date on or before such event and each participant’s contributions credited to the participant’s savings account will be promptly returned to the participant.

Purchase Price Greater Than Fair Market Value

If the purchase price for an offering is based solely on the fair market value of a Share on the grant date, and the purchase price is more than the fair market value of a Share on the purchase date, the offering will terminate on the purchase date and each participant’s contributions credited to the participant’s savings account will be promptly returned to the participant and the participant’s option will automatically terminate.

Transferability

Neither contributions credited to a participant’s savings account nor any rights (a) regarding the exercise of an option or (b) to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, or the laws of descent and distribution) by law or by the participant. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the offering.

Purchase Price

Unless otherwise determined by the Compensation Committee prior to the commencement of an offering, the purchase price per Share will equal 85% of the fair market value of a Share on the grant date for the offering period. The Compensation Committee may determine a different purchase price for an offering provided that such per-Share purchase price will be no less than the lesser of (a) 85% of the fair market value of a Share on the grant date and (b) 85% of the fair market value of a Share on the purchase date.

Share Purchases

Purchases will occur on the last day of an offering period on which the NYSE is open for the transaction of business.

Unless a participant withdraws from an offering or the offering is terminated pursuant to the Plan, such participant’s option for the purchase of Shares will be exercised automatically on the purchase date and the maximum number of full Shares subject to the option will be purchased for such participant at the applicable purchase price with the accumulated contributions from the participant’s savings account.

If the Compensation Committee determines on a purchase date that the number of Shares with respect to which options are to be exercised may exceed either the number of Shares that were available for sale under the Plan on the grant date, or the number of Shares available for sale under the Plan on the purchase date, then the Compensation Committee may in its sole discretion provide that the Company will make a pro rata allocation of the Shares available for purchase on such grant date or purchase date, as applicable, in as uniform a manner as will be practicable, and that the offering periods then in effect will either continue or be terminated.

Any contributions accumulated in a participant’s savings account that are not sufficient to purchase a full Share on the purchase date will be retained in the participant’s savings account for the subsequent offering period, subject to earlier withdrawal by the participant. Any other funds left over in a participant’s savings account after the purchase date will be returned to the participant.

As soon as reasonably practicable after each date on which a purchase of Shares occurs, the Company will arrange the delivery to a nominee account maintained by the plan administrator (or other agent designated by the Compensation Committee) for each participant of the Shares purchased upon exercise of the participant’s option in a form determined by the Compensation Committee (in its sole discretion) and pursuant to rules established by the Compensation Committee. The Compensation Committee may require that Shares owned by a participant be retained by the plan administrator (or other agent designated by the Compensation Committee) for a designated period of time, or may establish procedures to permit the tracking of the dispositions of Shares.

For an offering under the Non-423 Component, the Compensation Committee may determine that a participant’s option will be settled in cash rather than Shares, in which case the Compensation Committee will determine an equivalent value to be delivered in cash instead.

Tax Liability

At the time an option is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of (or any other time that a taxable event related to the Plan occurs), a participant must make adequate provision for any tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Shares (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability to pay an employer tax or social insurance contribution which has been reassigned from the participant’s employer to the participant as a matter of law or contract.

The Company and its affiliates may, but will not be obligated to, withhold from the participant’s compensation, or any cash payment due to the participant, an amount they consider necessary or desirable to meet applicable tax withholding obligations, including any tax withholding required to make available to the Company or its affiliate any tax deductions or benefits attributable to the sale or early disposition of Shares by the participant.

In addition, the Company and its affiliates may, but will not be obligated to, arrange for a sale of some or all of the participant’s Shares on the participant’s behalf and withhold from the proceeds of the sale of Shares or any other method of withholding it deems appropriate.

The Compensation Committee may also require a participant to pay any other expenses and taxes arising from the participant’s participation in the Plan (including dealing and currency exchange costs), which may also be withheld in the manners described above.

Adjustments

If there is variation of the issued share capital of the Company by way of a capitalization or rights issue, sub-division, consolidation, reduction or otherwise, the Compensation Committee may adjust the maximum number of Shares available for sale under the Plan, the purchase price per Share and the number of Shares covered by each option under the Plan that has not yet been exercised, and any other limitations provided under the Plan.

Duration, Termination or Amendment

If the shareholders approve the Plan, then it will be effective from 12th February 2026, and terminate on 12th February 2036, unless terminated earlier by the Compensation Committee in its sole discretion.

Except as otherwise provided by the Plan, the Compensation Committee may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Compensation Committee, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of Shares on the next purchase date (which may be sooner than originally scheduled), or may elect to permit offering periods in effect to continue and expire in accordance with their terms. If an offering period is terminated prior to expiration, the amounts credited to a participant’s savings account will be promptly returned to the participant.

An amendment to the Plan must be approved by the shareholders of the Company (a) within 12 months of the adoption of such amendment, if such amendment would authorize the sale of more Shares than are then authorized for issuance under the Plan or would change the corporations that are eligible to be designated subsidiaries under the 423 Component, or (b) to the extent required by applicable law or the listing rules of any exchange on which the Shares are traded.

New Plan Benefits

The benefits to be received by those group employees who are eligible to participate in the Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions and also depend on the value of the Shares. No options have been granted, and no Shares have been issued, under the Plan.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to participation in the Plan. This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Plan. Each participant is advised to consult the participant’s particular tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any options.

U.S. Tax Consequences to Participants in the 423 Component

Options granted under the 423 Component are intended to qualify for favorable federal income tax treatment associated with options granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the Shares purchased under the Plan are sold or otherwise disposed of. Accordingly, a participant will not have income upon enrolling in the Plan or upon purchasing Shares at the end of an offering period.

A participant may have both ordinary income and a capital gain or loss upon the sale of Shares that were acquired under the Plan. The amount of each type of gain or loss will depend on when the participant sells the Shares.

If a participant sells the Shares more than two years after the grant date of the offering period during which the Shares were purchased and more than one year after the purchase date at a profit, then the participant will have ordinary income equal to the lesser of (a) the sales proceeds less the participant’s purchase price, and (b) the purchase price discount on the fair market value of the Shares on the grant date. The Company will not be entitled to any tax deduction.

Any amount in excess of the amount that the participant recognized as ordinary income will be taxed as a long-term capital gain. If the participant sells the Shares at a loss (i.e., the sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If a participant sells the Shares prior to satisfying these waiting periods, then the participant will have engaged in a “disqualifying disposition.” Upon a disqualifying disposition, the participant will have ordinary income equal to the value of the Shares on the day the participant purchased the Shares less the purchase price. The Company generally will be entitled to a tax deduction equal to the participant’s ordinary income, subject to the deduction limit under Section 162(m) of the Code. The participant will also have a capital gain or loss equal to the difference between the sale proceeds and the value of the Shares on the day the participant purchased the Shares. This capital gain or loss will be long-term if the participant has held the Shares for more than one year and otherwise will be short-term.

Any ordinary income that a participant receives upon sale of the Shares that the participant purchased under the Plan will not be subject to withholding for income, social security and Medicare taxes, as applicable. The Company is required to report on a participant’s annual Form W-2 any ordinary income that the participant receives from selling the Shares purchased under the Plan. However, the Company may not always be in a position to ascertain the amount of a participant’s ordinary income. As a result, it is the participant’s responsibility to report this income on the participant’s individual income tax return.

U.S. Tax Consequences to Participants in the Non-423 Component

A participant will not have income when the participant enrolls in an offering under the Non-423 Component. A participant will have ordinary income equal to the value of the Shares on the day the participant purchases the Shares less the purchase price. The Company generally will be entitled to a tax deduction equal to the participant’s ordinary income, subject to the deduction limit under Section 162(m) of the Code.

When a participant sells the Shares purchased in an offering under the Non-423 Component, the participant will also have a capital gain or loss equal to the difference between the sale proceeds and the value of the Shares on the day the participant purchased them. This capital gain or loss will be long-term if the participant held the Shares for more than one year and otherwise will be short-term.

Any ordinary income a participant realizes upon the purchase of Shares in an offering under the Non-423 component (i.e., any discount to the purchase price of the Shares on the purchase date) is subject to withholding for income, social security and Medicare taxes, as applicable. This income and the taxes withheld will be reported on the participant’s annual Form W-2, and the participant is responsible for including this income on the participant’s individual income tax return.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SIRIUSPOINT SHAREPLAN.

EQUITY COMPENSATION PLAN INFORMATION as of December 31, 2025, regarding the Company’s equity compensation plans is summarized above within the Equity Compensation Plan section.

THE COMPENSATION COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF THE SIRIUSPOINT SHAREPLAN

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is furnished to shareholders of SiriusPoint Ltd. in connection with the solicitation of proxies by our Board of Directors for use at our 2026 Annual General Meeting or at any adjournment or postponement thereof, to be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Wednesday, May 20, 2026 10:00 a.m., Atlantic Daylight Time	Via live audio webcast at https://meetnow.global/MAUQ2A2	March 30, 2026
DATE OF DISTRIBUTION
This proxy statement and the accompanying proxy card are first being sent to shareholders on or about April 10, 2026.

In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s annual general meeting will be conducted virtually via live audio webcast.

HOUSEHOLDING OF PROXY MATERIALS

We mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to each shareholder entitled to vote at the Annual General. Meeting on or about April 10, 2026. The Notice contains instructions on how to access the proxy materials on the internet, how to vote online or by telephone and, if desired, how to receive a printed set of the proxy materials.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials or Notice of Internet Availability of Proxy Materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are SiriusPoint shareholders will be “householding” the Company’s proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or SiriusPoint Ltd. Please direct your written request to:

SiriusPoint Ltd. Attn: Chief Legal Officer & Corporate Secretary Point Building 3 Waterloo Lane Pembroke HM 08, Bermuda
1 (441) 542-3300

Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

FREQUENTLY ASKED QUESTIONS ABOUT THE
ANNUAL GENERAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

We are providing these proxy materials to you in connection with the solicitation by the Company’s Board of proxies to be voted at the Company’s annual general meeting and at any adjournments or postponements thereof. Because you were a shareholder of the Company as of the close of business on the record date, our Board has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain shareholders by mail.

This proxy statement provides notice of the annual general meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. You do not need to attend the virtual annual general meeting to vote your shares and may vote your shares in advance of the meeting, described under the heading “How can I vote my shares without attending the annual general meeting?” below.

HOW DO I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?

The Company’s notice of the 2026 Annual General Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.edocumentview.com/SPNT. To receive documents electronically in the future, if you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by visiting www-us.computershare.com/Investor and log in to sign up, or while voting via the Internet click the box to give your consent. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

An election to receive proxy materials electronically will remain in effect for all future annual general meetings until revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the shareholder.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

There are four proposals scheduled to be voted on at the Annual General Meeting:

	PROPOSALS	BOARD RECOMMENDATIONS	FOR MORE INFORMATION, SEE PAGE
1	To elect two Class I director to serve for a term expiring in 2029, or until her office shall otherwise be vacated pursuant to our Bye-Laws:	FOR the nominees	11
	• Susan L. Cross
	• Sabra R. Purtill
2	To approve, by a non-binding advisory vote, the executive compensation payable to the Company’s named executive officers.	FOR	43
3	To approve: (a) the appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as our independent auditor, to serve until the Annual General Meeting to be held in 2027; and (b) the authorization of our Board of Directors, acting by the Audit Committee, to determine PwC’s remuneration.	FOR	84
4	Approval of the SiriusPoint Ltd. SharePlan.	FOR	88

HOW DO I ATTEND THE VIRTUAL ANNUAL GENERAL MEETING?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual General Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. You will be able to attend the Annual General Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MAUQ2A2. Such questions must be confined to matters properly before the Annual General Meeting and of general Company concern. You will also be able to vote your shares electronically at the Annual General Meeting. To participate, you will need the control number included on your proxy card, or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, and want to attend the Annual General Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

1

You can register in advance to attend the Annual General Meeting virtually on the Internet. To register to attend the Annual General Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SiriusPoint Ltd. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., EDT, on May 15, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

BY EMAIL Forward the email from your broker, and attach an image of your legal proxy, to: legalproxy@computershare.com	BY MAIL Computershare SiriusPoint Ltd. Legal Proxy P.O. Box 43001 Providence, Rhode Island 02940-3001

2	You can register at the virtual meeting to be able to fully participate using the control number received with your voting instruction form. Online registration for the Annual General Meeting will enable you to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using this option. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Annual General Meeting. Beneficial owners may choose to register in advance of the Annual General Meeting using option (1) above, if you prefer to use the traditional, legal proxy option.

In any event, please go to https://meetnow.global/MAUQ2A2 for more information on the available options and registration instructions.

The meeting will begin promptly at 10:00 a.m., Atlantic Daylight Time (9:00 a.m. EDT). We encourage you to access the meeting prior to the start time. Online access will open at 9:45 a.m., Atlantic Daylight Time (8:45 a.m. EDT), and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Shareholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. Contact information on the meeting login page will provide further technical assistance during the meeting, should you need it, or you may call 1-888-724-2416.

WHO IS ENTITLED TO VOTE?

All shares, including any Series A Preference Shares, par value $0.10 per share (“Series A Preference Shares”), which vote together with the common shares as a single class with respect to all matters, owned by you as of the record date, may be voted by you, subject to certain restrictions on “controlled shares” described under the heading, “Will I be entitled to vote all of my shares at the Annual General Meeting?” below.

You may cast one vote per common share that you held on the record date and one vote per common share underlying each Series A Preference Share that you held on the record date.

These shares include shares that are:

•     held directly in your name as the shareholder of record; and

•      held for you as the beneficial owner through a broker, bank or other nominee.

Holders of warrants are not entitled to vote at the Annual General Meeting unless those warrants have been exercised and converted into shares as of the record date.

On the record date, the Company had approximately 116,989,545 common shares outstanding, including 9,717,715 restricted shares, and 9,713 Series A Preference Shares outstanding, which are convertible into approximately 9,713 common shares.

WILL I BE ENTITLED TO VOTE ALL OF MY SHARES AT THE ANNUAL GENERAL MEETING?

If your shares are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended (“Code”)) of any United States (“U.S.”) person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights related to the controlled shares owned by such U.S. Person (as defined in our Bye-laws) will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-laws. The formula is applied repeatedly until the voting power of all 9.5% shareholders (as defined in our Bye-laws) has been reduced to less than 9.5%. In addition, our Board may limit a shareholder’s voting rights when it deems it appropriate to do so to: (i) avoid the existence of any 9.5% shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. “Controlled shares” include, among other things, all shares that a U.S. person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not “controlled shares” of the 9.5% shareholder so long as such reallocation does not cause any person to become a 9.5% shareholder. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that they are a 9.5% shareholder, contact us promptly so that we may determine whether the voting power of such holder’s shares should be reduced. By submitting a proxy, a holder of shares will be deemed to have confirmed that, to their knowledge, they are not, and are not acting on behalf of, a 9.5% shareholder. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board may consider relevant to the determination of the number of shares attributable to any person. The Board may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The Board retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person shall be a 9.5% shareholder at any time.

If the investor affiliated group beneficially own common shares or any other authorized shares which would cause the investor affiliated group to be treated as the beneficial owner of votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares of the Company with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of common shares, the votes conferred by the common shares or any other authorized shares that are beneficially owned by the investor affiliated group are equal to, and not less than, 9.5% of the total outstanding vote of such shares with respect to such matter.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being made available to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of the Company or to vote virtually at the Annual General Meeting. You may vote on the Internet or by telephone, or by mail if you received a proxy card by mail, as described below under the heading “How can I vote my shares without attending the Annual General Meeting?”

BENEFICIAL OWNER. If your shares are held in an account at a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares, and you are also invited to attend the Annual General Meeting and vote virtually.

If you do not wish to vote during the Annual General Meeting or you will not be attending the Annual General Meeting, you may vote by proxy. This is done by completing, signing and returning your voting instruction card or voting over the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual General Meeting?”

HOW CAN I VOTE MY SHARES AND ASK QUESTIONS VIRTUALLY AT THE ANNUAL GENERAL MEETING?

SHAREHOLDER OF RECORD. Shares held directly in your name as the shareholder of record may be voted virtually at the Annual General Meeting. Shareholders may vote or ask questions during the virtual Annual General Meeting by visiting https://meetnow.global/MAUQ2A2 and logging in using the 15-digit control number on the proxy card or on the instructions that accompanied your proxy materials. To vote your shares, click on the Vote tab or to ask questions click on the Q&A tab located on the meeting site. We encourage you to vote in advance of the Annual General Meeting to ensure your shares are represented and counted.

BENEFICIAL OWNER. Pursuant to the instructions described above under the heading “How do I attend the virtual Annual General Meeting?”, if you are a beneficial owner and want to attend the Annual General Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options: (a) you can register in advance by submitting your legal proxy to Computershare or (b) you can register at the virtual Annual General Meeting by going to https://meetnow.global/MAUQ2A2 and logging in using the control number on your voting instruction form or on the instructions that accompanied your proxy materials. To vote your shares, click on the Vote tab or to ask questions click on the Q&A tab located on the meeting site.

HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL GENERAL MEETING?

Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the virtual Annual General Meeting by voting in one of the following manners:

	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL
REGISTERED HOLDERS (your shares are held directly with our transfer agent, Computershare)	envisionreports.com/ SPNT 24/7	Within the United States and Canada, 1-800-652-VOTE (8683) (toll-free, 24/7)	Scan the QR code	Complete and sign your proxy card or voting instruction form and mail it using the enclosed, prepaid envelope.
BENEFICIAL OWNERS (holders in street name)	www.proxyvote.com 24/7	Within the United States and Canada, 1-800-454-8683 (toll-free, 24/7)	Scan the QR code	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker, bank or other nominee or you may vote during the virtual Annual General Meeting. Please refer to the registration instructions provided above for beneficial owners.

If you vote over the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for shareholders will be available 24 hours a day, until the voting polls close at the virtual Annual General Meeting. If you do not attend the meeting but your vote is submitted by telephone or Internet after 10:00 a.m. Atlantic Daylight Time (9:00 a.m. EDT), on May 20, 2026, your vote will be cast as if you were personally present at the meeting.

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL GENERAL MEETING?

A quorum is necessary to hold a valid annual general meeting. At the Annual General Meeting, two or more persons present virtually throughout the meeting and representing virtually or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business. Abstentions votes withheld and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.
WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?

SHAREHOLDER OF RECORD. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendation of the Board on all matters presented in this proxy statement. With respect to any other matters properly presented for a vote at the Annual General Meeting, the proxy holders will vote your shares in accordance with their best judgment.

BENEFICIAL OWNER. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

WHAT PROPOSALS ARE CONSIDERED “ROUTINE” OR “NON-ROUTINE”?

The approval of the appointment of PwC as the Company’s independent registered certified public accounting firm, to serve until the annual general meeting to be held in 2027 and the authorization of the Board, acting by the Audit Committee, to determine the independent auditor’s remuneration (Proposal 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. The election of directors, the advisory vote on compensation of the Company’s NEOs and the approval of the SiriusPoint SharePlan (Proposals 1, 2 and 4) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1,2 and 4, which will have no effect on such proposals.
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

Two Class I directors have been nominated for election at the 2026 Annual General Meeting to hold office until the 2029 annual general meeting or until their office shall otherwise be vacated pursuant to our Bye-laws (Proposal 1). Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that each nominee who receives the largest number of “FOR” votes cast will be elected as director(s). Votes that are “withheld” will have no impact on the voting results of the election of director(s), because director(s) are elected by plurality voting. The Board has adopted a director resignation policy that if, in an uncontested election of director nominee received less than a majority of votes cast, the director shall promptly tender a written offer of resignation to the Chair of the Board following certification of the shareholder vote for the meeting at which the election occurred. Shareholders cannot cumulate votes in the election of director(s). Broker non-votes will have no effect on Proposal 1.

In accordance with Bermuda law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to Proposals 2, 3 and 4, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions will not be votes cast “FOR” Proposals 2, 3 and 4, they will have no effect on the results of the votes on these proposals. Broker non-votes will have no effect on Proposals 1, 2 and 4 as each of them is considered a non-routine matter. We do not expect any broker non-votes on Proposal 3 because it is considered a routine matter and brokers will be able to vote pursuant to their discretionary authority.

PROPOSALS		TYPE OF VOTE	VOTING REQUIREMENT	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
1	Election of two Class I director nominees for election for 3-year terms expiring in 2029: Susan L. Cross and Sabra R. Purtill	Non-routine	Plurality of the votes cast	Voting options will be “for” or “withhold” with regard to each director. Broker non-votes will have no effect.

2	Approval, by a non-binding advisory vote, of the executive compensation payable to the Company’s named executive officers.	Non-routine	Majority of the votes cast	Abstentions have no effect on the results of the votes on the proposal. Broker non-votes will have no effect.
3

Approval of:

(a)   the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor, to serve until the annual general meeting to be held in 2027; and

(b)   the authorization of our Board of Directors, acting through the Audit Committee, to determine PwC’s remuneration.

		Routine	Majority of the votes cast	Abstentions have no effect on the results of the votes on the proposal. Because brokers will have discretionary authority to vote on this proposal, we do not expect there be any broker non-votes. Broker non-votes, if any, will have no effect.
4	Approval of the SiriusPoint Ltd. SharePlan	Non-routine	Majority of the votes cast	Abstentions have no effect on the results of the votes on the proposal. Broker non-votes will have no effect.
5

As of the date of this Proxy Statement, the Company is not aware of any other business to be brought before the Annual General Meeting. If any other matters are properly brought before the meeting, such matters will constitute non-routine matters. Accordingly, brokers will not have discretionary authority to vote on such matters, and any broker non-votes or abstentions will have no effect on the outcome of such matters, other than being counted for purposes of determining the presence of a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION FORM?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction forms you receive.
WHO WILL COUNT THE VOTES?

A representative of Computershare will tabulate the votes and act as the inspector of election.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual General Meeting by:

•    providing written notice to the Chief Legal Officer & Corporate Secretary of the Company;

•    delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•    attending the virtual Annual General Meeting and voting during the meeting.

Please note that your attendance at the virtual Annual General Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in street name you may change your vote by submitting new voting instructions to your broker or voting during the Annual General Meeting.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL GENERAL MEETING?

The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of its common shares and Series A Preference Shares for their expenses in forwarding solicitation material to such beneficial owners. The Company has retained Georgeson LLC to assist in the solicitation of proxies for $12,000 plus reasonable expenses.

To contact Georgeson LLC, please see below.

ADDRESS Georgeson LLC 51 West 52nd Street 6th Floor New York, New York 10019	SHAREHOLDERS, BANKS AND BROKERS
	Call toll-free	(866)-510-4403
	Outside the United States	(423)724-7265

HOW CAN I OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K?

The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, is available to shareholders free of charge on the Company’s website at www.siriuspt.com or by writing to:

BY MAIL. SiriusPoint Ltd. Attn: Investor Relations Point Building 3 Waterloo Lane Pembroke HM 08, Bermuda	BY EMAIL. investor.relations@siriuspt.com

The Company’s 2025 Annual Report to Shareholders, which includes such Form 10-K, accompanies this proxy statement.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL GENERAL MEETING?

The Company will announce preliminary voting results at the Annual General Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual General Meeting.

SUBMITTING PROXY PROPOSALS & DIRECTOR

NOMINATIONS FOR THE NEXT ANNUAL GENERAL MEETING

In order to submit shareholder proposals for the 2027 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Legal Officer & Corporate Secretary at the Company’s principal office at that time, currently at Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda, no later than December 11, 2026.

The proposals must comply with all of the requirements of SEC Rule 14a-8.

Proposals should be addressed to:

SiriusPoint Ltd. Attn: Chief Legal Officer & Corporate Secretary Point Building 3 Waterloo Lane Pembroke HM 08, Bermuda

Additional Information

The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an Annual General Meeting of shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an Annual General Meeting must deliver to the Secretary a written notice of the shareholder’s intention to do so. To be timely, the shareholder’s notice for the nomination of persons for election to the Board must be delivered to, or mailed and received by, the Secretary not less than 70 days nor more than 120 days before the anniversary date of the preceding Annual General Meeting, except that if the Annual General Meeting is set for a date that is not within 30 days before or after such anniversary date, the Company must receive the notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual General Meeting was mailed or such public disclosure of the date of the Annual General Meeting was made, whichever first occurs. To be timely, the shareholder’s notice bringing other business must be delivered to, or mailed and received by, the Secretary not less than 90 days nor more than 120 days before the anniversary date of the preceding Annual General Meeting, except that if the Annual General Meeting is set for a date that is not within 30 days before or after such anniversary date, the Company must receive the notice received not later than 10 days following the earlier of the date on which notice of the Annual General Meeting was posted to shareholders or the date on which initial public disclosure of the date of the Annual General Meeting was made. As a result, any notice given by or on behalf of a shareholder for the nomination of persons for election to the Board pursuant to these provisions of the Company’s Bye-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 20, 2027, and no later than March 11, 2027. Any notice given by or on behalf of a shareholder bringing other business pursuant to these provisions of the Company’s Bye-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 20, 2027, and no later than February 19, 2027. All director nominations and shareholder proposals must comply with the requirements of the Company’s Bye-laws, a copy of which can be obtained at no cost from the Secretary.

In addition to satisfying the foregoing requirements under the Company’s Bye-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2027.

Other than the proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the Annual General Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual General Meeting. If for any unforeseen reason, any one or more of the Company’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

The Chair of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person(s) not made in compliance with the foregoing procedures.

Website References

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are provided for convenience only, and the content on the referenced websites is not incorporated by reference herein and does not constitute a part of this proxy statement or any of the Company’s other SEC filings.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

SiriusPoint values the input and insight of its shareholders, employees, and other interested parties, including employees of SiriusPoint’s subsidiaries. Effective communication strengthens the role of the Board as an active, informed, and engaged body. The Governance & Nominating Committee of the Board adopted the Policy Regarding Communications with the Board of Directors of SiriusPoint Ltd., effective February 12, 2026 (posted on our website at www.siriuspt.com), governs the procedures for handling communications received from shareholders and other parties interested in communicating directly with the Board.

Any interested parties desiring to communicate with the Board or any of the independent directors regarding the Company may directly contact such director(s) by delivering such correspondence to such director(s) (or the entire Board) by e-mail to secretary@siriuspt.com or by mail at the following address:

SiriusPoint Ltd. Point Building 3 Waterloo Lane Pembroke HM 08, Bermuda Attn: Chief Legal Officer & Corporate Secretary

To facilitate proper handling, the communication should clearly indicate that it is a “Board Communication.”

If you have reason to report a violation concerning our Code of Business Conduct & Ethics, accounting practices, internal controls, auditing matters or similar matters, you can do so by utilizing the Company’s third-party reporting system maintained by Navex Global, an independent service provider. Further information for the toll-free phone numbers, the anonymous web-based reporting system, and contact information for the Company’s Group Chief Compliance Officer and the Company’s Audit Committee Chair are posted on our website at www.siriuspt.com.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common shares to file reports of initial ownership of common shares and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors, executive officers and 10% owners, the Company believes that all such filing requirements were met during 2025, other than one Form 4 for Mr. Rafe de la Gueronniere that was filed late, and a Form 3 and Form 4 for Mr. Thomas Leonardo, whom the Board, effective March 23, 2026, named as a Section 16 officer effective as of January 1, 2025.

OTHER MATTERS

Neither the Board nor management intends to bring before the 2026 Annual General Meeting any business other than the matters described in the Notice of Annual General Meeting of Shareholders and this proxy statement. If any other matters are properly brought before the Annual General Meeting, or any adjournment or postponement thereof, the persons named as proxy holders will have discretionary authority to vote the proxies with respect to such matters.

By Order of the Board of Directors,

/s/ LINDA S. LIN
Chief Legal Officer & Corporate Secretary

April 10, 2026
Pembroke, Bermuda

APPENDIX A: NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures and Other Financial Metrics

In presenting SiriusPoint’s results, management has included certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, Core Combined Ratio, book value per diluted common share excluding accumulated other comprehensive income (loss) (“AOCI”), tangible book value per diluted common share, Operating net income, Operating earnings per share, and Operating ROE are non-GAAP financial measures. These non-GAAP financial measures may be defined or calculated differently by other companies. We believe these measures allow for a more complete understanding of our underlying business. These measures are used by management to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of non-GAAP measures to the most comparable GAAP measures are included below.

Core Results

Collectively, the sum of the Company’s two segments, Insurance & Services and Reinsurance, constitute “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.

Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.

Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, as well as services expenses which include direct expenses related to consolidated MGAs and services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company’s services provided.

Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.

Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.

The following is a summary of the Company’s operating segment results for the years ended December 31, 2025, 2024 and 2023:

	2025
	Insurance & Services	Reinsurance	Core	Eliminations(2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$2,313.5	$1,375.0	$3,688.5	$—	$17.1	$—	$3,705.6
Net written premium	1,650.2	1,127.4	2,777.6	—	(4.8)	—	2,772.8
Net earned premium	1,481.6	1,109.9	2,591.5	—	2.3	—	2,593.8
Loss and loss adjustment expenses incurred, net	874.9	656.2	1,531.1	(7.2)	(4.4)	—	1,519.5
Acquisition costs, net	396.6	277.9	674.5	(109.7)	18.8	—	583.6
Other underwriting expenses	86.3	85.3	171.6	—	16.3	—	187.9
Underwriting income (loss)	123.8	90.5	214.3	116.9	(28.4)	—	302.8
Services revenues	224.4	—	224.4	(117.0)	—	(107.4)	—
Services expenses	182.6	—	182.6	—	—	(182.6)	—
Net services fee income	41.8	—	41.8	(117.0)	—	75.2	—
Services noncontrolling loss	0.1	—	0.1	—	—	(0.1)	—
Net services income	41.9	—	41.9	(117.0)	—	75.1	—
Segment income (loss)	165.7	90.5	256.2	(0.1)	(28.4)	75.1	302.8
Net investment income					274.8	—	274.8
Net realized and unrealized investment losses					(2.9)	—	(2.9)
Other revenues					232.0	107.4	339.4
Net corporate and other expenses					(74.4)	(182.6)	(257.0)
Intangible asset amortization					(10.9)	—	(10.9)
Interest expense					(79.7)	—	(79.7)
Foreign exchange losses					(25.2)	—	(25.2)
Income before income tax expense	$165.7	$90.5	256.2	(0.1)	285.3	(0.1)	541.3
Income tax expense			—	—	(81.2)	—	(81.2)
Net income			256.2	(0.1)	204.1	(0.1)	460.1
Net income attributable to noncontrolling interests			—	—	(0.6)	0.1	(0.5)
Net income available to SiriusPoint			$256.2	$(0.1)	$203.5	$—	$459.6

Attritional losses	$899.7	$629.2	$1,528.9	$(7.2)	$(2.8)	$—	$1,518.9
Catastrophe losses	7.3	67.1	74.4	—	—	—	74.4
Prior year loss reserve development	(32.1)	(40.1)	(72.2)	—	(1.6)	—	(73.8)
Loss and loss adjustment expenses incurred, net	$874.9	$656.2	$1,531.1	$(7.2)	$(4.4)	$—	$1,519.5

Underwriting Ratios:(1)
Attritional loss ratio	60.8%	56.7%	59.0%				58.5%
Catastrophe loss ratio	0.5%	6.0%	2.9%				2.9%
Prior year loss development ratio	(2.2)%	(3.6)%	(2.8)%				(2.8)%
Loss ratio	59.1%	59.1%	59.1%				58.6%
Acquisition cost ratio	26.8%	25.0%	26.0%				22.5%
Other underwriting expenses ratio	5.8%	7.7%	6.6%				7.2%
Combined ratio	91.7%	91.8%	91.7%				88.3%

(1)	Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)	Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	2024
	Insurance & Services	Reinsurance	Core	Eliminations(2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$1,840.8	$1,335.6	$3,176.4	$—	$68.2	$—	$3,244.6
Net written premium	1,236.2	1,104.7	2,340.9	—	11.2	—	2,352.1
Net earned premium	1,154.0	1,045.1	2,199.1	—	144.4	—	2,343.5
Loss and loss adjustment expenses incurred, net	714.1	554.3	1,268.4	(5.5)	105.6	—	1,368.5
Acquisition costs, net	284.7	279.9	564.6	(121.4)	73.7	—	516.9
Other underwriting expenses	80.0	86.1	166.1	—	15.6	—	181.7
Underwriting income (loss)	75.2	124.8	200.0	126.9	(50.5)	—	276.4
Services revenues	222.9	—	222.9	(132.8)	—	(90.1)	—
Services expenses	176.2	—	176.2	—	—	(176.2)	—
Net services fee income	46.7	—	46.7	(132.8)	—	86.1	—
Services noncontrolling income	(2.1)	—	(2.1)	—	—	2.1	—
Net services income	44.6	—	44.6	(132.8)	—	88.2	—
Segment income (loss)	119.8	124.8	244.6	(5.9)	(50.5)	88.2	276.4
Net investment income					303.6	—	303.6
Net realized and unrealized investment losses					(79.0)	—	(79.0)
Other revenues					94.1	90.1	184.2
Loss on settlement and change in fair value of liability-classified instruments					(148.5)	—	(148.5)
Net corporate and other expenses					(55.9)	(176.2)	(232.1)
Intangible asset amortization					(11.9)	—	(11.9)
Interest expense					(69.6)	—	(69.6)
Foreign exchange gains					10.0	—	10.0
Income (loss) before income tax expense	$119.8	$124.8	244.6	(5.9)	(7.7)	2.1	233.1
Income tax expense			—	—	(30.7)	—	(30.7)
Net income (loss)			244.6	(5.9)	(38.4)	2.1	202.4
Net income attributable to noncontrolling interests			—	—	(0.4)	(2.1)	(2.5)
Net income (loss) available to SiriusPoint			$244.6	$(5.9)	$(38.8)	$—	$199.9

Attritional losses	$734.5	$579.8	$1,314.3	$(5.5)	$112.8	$—	$1,421.6
Catastrophe losses	5.3	49.5	54.8	—	—	—	54.8
Prior year loss reserve development	(25.7)	(75.0)	(100.7)	—	(7.2)	—	(107.9)
Loss and loss adjustment expenses incurred, net	$714.1	$554.3	$1,268.4	$(5.5)	$105.6	$—	$1,368.5

Underwriting Ratios:(1)
Attritional loss ratio	63.6%	55.5%	59.8%				60.7%
Catastrophe loss ratio	0.5%	4.7%	2.5%				2.3%
Prior year loss development ratio	(2.2)%	(7.2)%	(4.6)%				(4.6)%
Loss ratio	61.9%	53.0%	57.7%				58.4%
Acquisition cost ratio	24.7%	26.8%	25.7%				22.1%
Other underwriting expenses ratio	6.9%	8.2%	7.6%				7.8%
Combined ratio	93.5%	88.0%	91.0%				88.3%

(1)	Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)	Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

Book Value Per Diluted Common Share Metrics

Book value per diluted common share excluding AOCI and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per diluted common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the computation of book value per common share, book value per diluted common share, book value per diluted common share excluding AOCI, and tangible book value per diluted common share as of December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,269.8	$1,737.4

Accumulated other comprehensive income (loss), net of tax	61.9	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	2,207.9	1,741.5

Intangible assets	121.2	140.8
Tangible common shareholders’ equity attributable to SiriusPoint common shareholders	$2,148.6	$1,596.6

Common shares outstanding	116,989,799	116,429,057
Effect of dilutive stock options, restricted share units and warrants	4,983,345	2,559,359
Book value per diluted common share denominator	121,973,144	118,988,416

Book value per common share	$19.40	$14.92
Book value per diluted common share	$18.61	$14.60
Book value per diluted common share ex. AOCI	$18.10	$14.64
Tangible book value per diluted common share	$17.62	$13.42

Operating Net Income, Operating Earnings per Share, and Operating Return on Average Common Shareholders’ Equity

Operating net income and Operating earnings per share are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is net income and diluted earnings per share, respectively. Operating net income excludes items which we believe are not indicative of the operations of our operating businesses, including realized and unrealized gains (losses) on strategic and other investments and liability-classified capital instruments, non-recurring costs associated with acquisitions or sales of subsidiaries, income (expense) related to loss portfolio transfers, deferred tax assets attributable to the enactment of the Bermuda corporate income tax, development on COVID-19 reserves resulting from the COVID-19 reserve study performed concurrently with the settlement of the Series A Preference shares in the third quarter of 2024, and foreign exchange gains (losses). We believe it is useful to review Operating net income as it better reflects how we view the business, as well as provides investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Operating ROE is calculated by dividing annualized Operating net income for the period by average common shareholders’ equity, excluding AOCI, and after adjusting for the above noted items to arrive at Operating net income. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates.

The following table sets forth the computation of Operating net income and Operating earnings per share for the years ended December 31, 2025 and 2024:

	2025	2024
	($ in millions, except share and per share amounts)
Net income (loss) available to SiriusPoint common shareholders	$443.6	$183.9
Adjustments:
Gain on sale or deconsolidation of consolidated MGAs	(222.4)	(96.0)
Losses on strategic and other investments	5.4	90.5
MGA & Strategic Investment Rationalization	(217.0)	(5.5)
Loss on settlement of liability classified financial instruments and deal costs	—	97.4
Change in fair value of liability classified financial instruments	—	51.1
CMIG Instruments & Transactions	—	148.5
Expense related to loss portfolio transfers	27.4	44.6
Bermuda corporate income tax enactment	(13.0)	—
Foreign exchange (gains) losses	25.2	(10.0)
COVID-19 favorable reserve development	—	(19.9)
Other non-recurring items	(4.5)	—
Income tax expense on adjustments(1)	48.3	(38.1)
Operating net income	$310.0	$303.5
Weighted average number of diluted common shares used in the determination of earnings per share	121,648,050	169,470,681
Operating diluted earnings per share prior to participating shareholder adjustments	$2.55	$1.79
Effect of above and net income allocated to participating shareholders	—	(0.08)
Operating diluted earnings per share	$2.55	$1.71

(1)	For the years ended December 31, 2025 and 2024, an effective tax rate of 19% and 15%, respectively, is applied to the adjustments to calculate the income tax expense, where applicable. Periods may have a different effective tax rate based on the jurisdiction of specific transactions.

The following table sets forth the computation of Operating Return on Average Common Shareholders’ Equity for the years ended December 31, 2025 and 2024:

	2025	2024
	($ in millions, except for ratios)
Operating net income	$310.0	$303.5
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	1,737.4	2,313.9
Accumulated other comprehensive income (loss), net of tax - beginning of period	(4.1)	3.1
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	1,741.5	2,310.8
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,269.8	1,737.4
Adjustments to Net income to arrive at Operating net income	(133.6)	119.6
Accumulated other comprehensive income (loss), net of tax - end of period	61.9	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	2,074.3	1,861.1
Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$1,907.9	$2,086.0
Annualized Operating ROE	16.2%	14.6%

APPENDIX B: SIRIUSPOINT SHAREPLAN

The SiriusPoint SharePlan

SECTION 1.

PURPOSE AND COMPONENTS

1.1	Purpose. The purpose of The SiriusPoint SharePlan (the “Plan”) is to provide the Employees of the Designated Subsidiaries and the Designated Affiliates with an opportunity to purchase Shares through accumulated Contributions.

1.2	Components. The Plan includes two components:

a.	a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and
b.	a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options may be granted to Eligible Employees of Designated Affiliates, including pursuant to schedules or subplans adopted by the Committee to take account of local tax, exchange control or securities laws outside the United States.

Except as otherwise provided in the Plan or determined by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an “employee stock purchase plan” under Section 423 of the Code to the extent the Offering is made under the 423 Component), and the Committee will designate which Designated Subsidiaries or Designated Affiliates are participating in each separate Offering.

SECTION 2.

DEFINITIONS

2.1	Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

a.	“Affiliate” means any business entity in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of shares entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

b.	“Board” means the board of directors of the Company.

c.	“Change in Control” means the first to occur of the following:

i.	the acquisition (whether by purchase, merger, amalgamation, consolidation, or other similar transaction) by any person, entity, or “group” (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the combined Voting Power of the Company’s then outstanding Voting Securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing;

ii.	the sale, transfer, or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, Affiliates of the Company; or

iii.	within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director nominated for election to the Board by a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (iii); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

in each case, with respect to any option that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control, a Change in Control shall only occur if such event also constitutes a “change in the ownership,” “change in effective control,” and/or “change in the ownership of a substantial potential of the assets” of the Company as those terms are defined under Section 1.409A-3(i)(5) of the Treasury Regulations, but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such option become vested or otherwise unconditional upon the Change in Control.

d.	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

e.	“Committee” means the Compensation Committee of the Board, or a subcommittee of the Compensation Committee appointed by the Compensation Committee to act as the Committee, or such other committee of the Board as the Board shall designate from time to time, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Shares are not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Shares are then traded. Notwithstanding the foregoing, the Board may serve as the Committee under the Plan with respect to any or all matters under the Plan.

f.	“Company” means SiriusPoint Ltd., a Bermuda exempted company (registered in Bermuda under the Companies Act 1981 (Bermuda) with registered number 45834), and any successor thereto.

g.	“Compensation” means an Eligible Employee’s gross base salary and wages payable in cash to the Eligible Employee by a Designated Subsidiary or Designated Affiliate, before any deductions or employee contributions. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation for a subsequent Offering Period. Further, the Committee shall have the discretion to determine the application of this definition to Participants outside the United States.

h.	“Contributions” means the after-tax payroll deductions to be made by a Participant from their Compensation to fund the exercise of options granted pursuant to the Plan.

i.	“Dealing Day” means any day on which the New York Stock Exchange is open for the transaction of business, or, if the Shares are not listed on the New York Stock Exchange, any day on which the principal stock exchange on which the Shares are then traded is open for the transaction of business.

j.	“Designated Affiliate” means the Company or any Affiliate that has been designated by the Committee from time to time, in its sole discretion, as eligible to participate in an Offering under the Non-423 Component.

k.	“Designated Subsidiary” means the Company or any Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as eligible to participate in an Offering under the 423 Component.

l.	“Eligible Employee” means:

i.	for purposes of an Offering under the 423 Component, an Employee of a Designated Subsidiary; and

ii.	for purposes of an Offering under the Non-423 Component, any Employee of a Designated Affiliate selected by the Committee in its sole discretion to be an Eligible Employee in such Offering.

The employment relationship will be treated as continuing intact where a Participant transfers employment between Designated Subsidiaries or between Designated Affiliates and while an individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable laws. Where a period of leave of absence exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave for the purposes of the Plan.

For purposes of an Offering under the 423 Component, a Participant shall be deemed to have ceased to be an Eligible Employee upon:

A.	an actual termination of employment;

B.	the Designated Subsidiary employing the Participant during an Offering Period under the 423 Component ceasing to be a Subsidiary; or

C.	the Participant transfers to a Subsidiary or an Affiliate that is not a Designated Subsidiary.

For purposes of an Offering under the Non-423 Component, a Participant shall be deemed to have ceased to be an Eligible Employee upon an actual termination of employment and as otherwise provided by Section 13.1(b).

m.	“Employer” of an Eligible Employee means the Designated Subsidiary or Designated Affiliate that is or was the employer of the Eligible Employee.

n.	“Employee” has the meaning given to such term by Section 31.3401(c)-1 of the Treasury Regulations, which includes any individual performing services if the relationship between them and the person for whom they perform such services is the legal relationship of employer and employee. Generally the relationship of employer and employee exists when the person for whom services are performed has the right to control and direct the individual who performs the services, not only as to the result to be accomplished by the work but also as to the details and means by which that result is accomplished.

o.	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

p.	“Fair Market Value” of a Share as of any date means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the preceding date for which transactions were reported; provided, however, that if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

q.	“Grant Date” means the first Dealing Day of the Offering Period.

r.	“New Purchase Date” means a new Purchase Date if the Committee shortens any Offering Period then in progress pursuant to Section 13.4(a) or Section 15.1.

s.	“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 6. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of a Designated Subsidiary or to the Eligible Employees of a Designated Affiliate shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury Regulations, the terms of each separate Offering under the Plan need not be identical, provided that the terms of the Plan and an Offering under the 423 Component together satisfy Section 1.423-2(a)(2) and Section 1.423-2(a)(3) of the Treasury Regulations.

t.	“Offering Periods” mean the periods established in accordance with Section 6 during which an option granted pursuant to the Plan may be exercised on a Purchase Date (or New Purchase Date, if applicable). The duration and timing of Offering Periods may be changed pursuant to Section 6 and Section 13.4.

u.	“Parent” means a parent corporation (as defined in Section 424(e) of the Code) of the Company, which includes any corporation (other than the employer corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

v.	“Participant” means an Eligible Employee who has received an option for Shares in an Offering under the Plan.

w.	“Plan Administrator” means the person designated by the Committee to administer the day-to-day operation of the Plan. The Committee may replace the Plan Administrator at any time and for any reason.

x.	“Purchase Date” means the last Dealing Day of the Offering Period.

y.	“Purchase Price” for an Offering Period means the purchase price designated by the Committee for such Offering Period, which may be an amount equal to (i) 85% or more of the Fair Market Value of a Share on the Grant Date, (ii) 85% or more of the Fair Market Value of a Share on the Purchase Date (or New Purchase Date, if applicable), or (c) the lower of the amount determined under (i) and the amount determined under (ii). Unless the Committee determines otherwise for an Offering, the Purchase Price will be 85% of the Fair Market Value of a Share on the Grant Date.

z.	“Savings Account” of a Participant means the account created by the Company under Section 9 for the Participant which is credited to reflect the amount of the Participant’s Contributions.

aa.	“Share” means a common share of the Company, par value USD 0.10 per share.

ab.	“Subscription Agreement” means an agreement of such name and in such form as the Committee may prescribe from time to time which sets out the terms under which Shares may be acquired on behalf of an Eligible Employee.

ac.	“Subsidiary” means a subsidiary corporation (as defined in Section 424(f) of the Code) of the Company, which includes any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ad.	“Treasury Regulations” means the U.S. Treasury Regulations issued by the Department of Treasury under the Code.

ae.	“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

2.2	Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

2.3	References to Law. References to any law or statute will be understood as references to that law or statute as amended or re-enacted.

SECTION 3.

ADMINISTRATION

3.1	Administration. Unless otherwise determined by the Committee (within the constraints of applicable laws), the Committee will have full and exclusive discretionary authority to:

a.	construe, interpret and apply the terms of the Plan;

b.	designate separate Offerings under the Plan;

c.	designate the Offering Period for each Offering under the Plan;

d.	determine which entities shall be the Designated Subsidiaries or Designated Affiliates for an Offering under the Plan;

e.	determine which Employees of a Designated Affiliate will be Eligible Employees for an Offering under the Non-423 Component;

f.	adjudicate all disputed claims filed under the Plan (including making factual determinations);

g.	limit the frequency and/or number of changes in the amount withheld during an Offering Period;

h.	permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections;

i.	establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with Contribution amounts;

j.	determine the rate of exchange for converting any currency at any time and from time to time for any purpose in connection with the Plan;

k.	establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan, including adopting amendments to the Plan and/or outstanding options as permitted by Section 15.1; and

l.	make all decisions contemplated by or in relation to the Plan, except as otherwise expressly stated.

3.2	Delegation by Committee. The Committee may delegate its authority under the Plan to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board or the Chief Executive officer or other executive officer of the Company with regard to the selection for participation in the Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option to such an officer, director or other person. The Committee may also appoint a Plan Administrator to assist in the administration of the Plan. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

3.3	Participants Based Outside United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in countries outside the United States in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder, the Committee may (a) modify the terms and conditions of options granted under the Non-423 Component to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant options under the Non-423 Component to Participants employed outside the United States or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any amendment, modification or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any options granted under the Non-423 Component to Participants employed outside the United States are wholly discretionary and, although provided by either the Company, a Subsidiary or Affliate, do not constitute regular or periodic payments and are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.

3.4	Decisions Binding. The decisions of the Board, Committee, subcommittee of the Board, member of the Board, Chief Executive Officer, other executive officer of the Company and Plan Administrator under this Section 3 shall be binding on every Designated Subsidiary, Designated Affiliate and all Eligible Employees and Participants.

SECTION 4.

SHARES

4.1	Number. Subject to adjustment upon changes in capitalization of the Company as provided in Section 4.5, a maximum of two million (2,000,000) Shares will be made available for sale under the Plan.

4.2	Share Recycling. If any option granted under the Plan terminates without having been exercised in full, the Shares not purchased under such option will again become available for issuance under the Plan.

4.3	Rights to Shares. Until the Shares are allotted or transferred to a Participant, such Participant will have no right to vote or receive dividends or any other rights as a shareholder will exist with respect to such Shares.

4.4	Source of Shares. Any Shares issued upon exercise may consist, in whole or in part, of unissued Shares, treasury Shares, Shares purchased in the market (on an exchange or in negotiated transactions) or any combination thereof.

4.5	Adjustments. If a variation of the issued share capital of the Company by way of a capitalization or rights issue, sub-division, consolidation, reduction or otherwise shall take place, then the maximum number of Shares available for sale under the Plan under Section 4.1, the Purchase Price per Share and the number of Shares covered by each option under the Plan that has not yet been exercised and the numerical limits of Section 10.1 may be adjusted in such manner and with effect from such date as the Committee may determine to be appropriate.

SECTION 5.

ELIGIBILITY

5.1	Generally. Except as otherwise provided in this Section 5 and subject to the requirements of Section 7, an Eligible Employee of a Designated Subsidiary on a given Grant Date for an Offering under the 423 Component shall be eligible to participate in that Offering under the 423 Component, and an Eligible Employee of a Designated Affiliate on a given Grant Date for an Offering under the Non-423 Component shall be eligible to participate in that Offering under the Non-423 Component.

5.2	423 Component.

a.	Exclusion. The Committee, in its discretion, from time to time may, prior to a Grant Date for all options to be granted on such Grant Date in an Offering under the 423 Component, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Section 1.423-2 of the Treasury Regulations) that the definition of Eligible Employee will or will not include an individual if they have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by the Committee in its discretion). The exclusion shall be applied with respect to an Offering under the 423 Component in a manner complying with Section 1.423-2(e)(2)(ii) of the Treasury Regulations.

b.	Foreign Jurisdictions. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in an Offering under the 423 Component if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

c.	Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted an option under the 423 Component to the extent that:

i.	immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary, and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary, or

ii.	their rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary accrues at a rate which exceeds USD 25,000 worth of stock (determined using the Fair Market Value of the stock at the time the respective option is granted) for each calendar year in which the option is outstanding at any time, as determined in accordance with Section 423 of the Code.

For purposes of Section 5.2(c)(i), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and (A) an Eligible Employee will be treated as owning stock owned, directly or indirectly, by or for their brothers, half-brothers, sisters, half-sisters, spouse, ancestors and lineal descendants, and (B) the aggregate shares outstanding shall not include any treasury or other shares to be issued under outstanding options.

5.3	Non-423 Component. The Committee, in its discretion, from time to time may, prior to a Grant Date for all options to be granted on such Grant Date in an Offering under the Non-423 Component, determine that the definition of Eligible Employee will or will not include any individual or group of individuals.

SECTION 6.

OFFERINGS

6.1	Initial Offering Periods. The Plan will be implemented by Offerings for specified Offering Periods. Unless the Committee determines otherwise, the initial Offering Period will begin on 1 September 2026 and end six months from such date. Thereafter, unless otherwise determined by the Committee, an Offering Period will begin on the day following the end of the preceding Offering Period and will end six months from such date.

6.2	Alternative Offering Periods. The Committee will have the authority to establish additional or sequential Offering Periods, a different duration for one or more Offerings or Offering Periods, or different commencement or ending dates for such Offering Periods with respect to future Offerings if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that the Offering Period may not have a duration exceeding 27 months.

SECTION 7.

PARTICIPATION

An Eligible Employee may participate in the Plan by (a) following an electronic or other enrollment procedure determined by the Plan Administrator, or (b) submitting to the Plan Administrator, on or before a date determined by the Committee prior to the applicable Grant Date, a properly completed Subscription Agreement to purchase Shares in the form provided by the Committee for such purpose, and in either case completing any other forms and following any procedures for enrollment in the Plan as may be established by the Plan Administrator or the Committee from time to time.

SECTION 8.

CONTRIBUTIONS

8.1	Payroll Deductions. At the time a Participant enrolls in an Offering under the Plan pursuant to Section 7, they will elect to have after-tax payroll deductions made on each pay day during the Offering Period from Compensation which they receive on each pay day during the Offering Period. For an Offering under the 423 Component, unless the Committee determines otherwise for the Offering, there will be a minimum deduction of USD 10 each pay day, and up to a maximum of the lesser of 15% of the Participant’s gross Compensation during the Offering Period and USD 7,500 (or such other maximum percentage or amount of Compensation specified by the Committee for such Offering Period). And for an Offering under the Non-423 Component, unless the Committee determines otherwise for the Offering, there will be a minimum deduction of USD 10 each pay day, and up to a maximum of the lesser of 15% of the Participant’s expected gross Compensation for the Offering Period based on the Participant’s rate of Compensation in effect on the Grant Date and USD 7,500 (or such other maximum percentage or amount of Compensation specified by the Committee for such Offering Period). Should a pay day occur on a Purchase Date (or New Purchase Date, if applicable), a Participant shall have the payroll deductions made on such day applied to their Savings Account under the current Offering Period, unless otherwise provided by the Committee. Unless otherwise determined by the Committee, payroll deduction elections made on the basis of a specified percentage of Compensation may only be made in whole percentages, and payroll deduction elections made on the basis of a specified dollar amount of Compensation may only be made in whole dollar amounts. A Participant may not make any additional contributions to their Savings Account. Unless otherwise determined by the Committee, a Participant’s enrollment and payroll deduction election for an Offering Period will remain in effect for the next Offering Period unless terminated by the Participant as provided in Section 12.

8.2	Commencement. Payroll deductions for a Participant will commence on the first pay day following the Grant Date and will end on the last pay day of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 or the Committee as provided under this Plan. e extent necessary to comply with Section 423(b)(8) of the Code and Section

8.3	Changes to Contributions. A Participant may discontinue their participation in the Plan as provided in Section 12. A Participant may decrease (but not increase) the rate of their Contributions once during an Offering Period by (a) following an electronic or other procedure prescribed by the Plan Administrator, or (b) properly completing and submitting to the Plan Administrator, on or before a date determined by the Plan Administrator prior to an applicable Purchase Date (or New Purchase Date, if applicable), a new payroll deduction election authorizing the change in Contribution rate in the form provided by the Plan Administrator for such purpose. If a Participant has not followed such procedures to change the rate of Contributions, the rate of their Contributions will continue at the originally elected rate throughout the Offering Period and unless otherwise determined by the Plan Administrator, future Offering Periods (unless terminated by the Participant as provided in Section 12). The Committee may, in its sole discretion, establish other conditions or limitations as it deems appropriate for the administration of the Plan. Any change in payroll deduction rate made pursuant to this Section 8.3 will be effective as soon as administratively practicable after the date on which the change is made by the Participant.

8.4	Contribution Reductions for Section 423 Compliance. Notwithstanding the foregoing provisions of this Section 8, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.2(c), a Participant’s Contributions for an Offering under the 423 Component may be decreased to 0% at any time during an Offering Period, and will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12.

8.5	Use of Funds. Unless the Committee determines otherwise, the Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions by Participants be segregated from the Company’s or Employer’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

SECTION 9.

SAVINGS ACCOUNTS

9.1	Crediting of Contributions. A Savings Account will be maintained for each Participant in an Offering under the Plan. All Contributions made by a Participant for an Offering will be credited to their Savings Account for that Offering. Where Contributions are made in a currency other than the U.S. dollar, Contributions will be held in the local currency and converted to U.S. dollars on or shortly before the applicable Purchase Date (or New Purchase Date, if applicable), unless the Committee determines otherwise.

9.2	No Interest on Accounts. No interest will accrue on the Contributions of a Participant, except as may be required by applicable law, as determined by the Committee. If the payment of interest is required by the laws of a particular jurisdiction, the required interest shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by Section 1.423-2(f) of the Treasury Regulations for an Offering under the 423 Component.

SECTION 10.

OPTIONS

10.1	Grant of Options. On the Grant Date of an Offering Period, each Participant in such Offering will be granted an option to purchase on the Purchase Date (or New Purchase Date, if applicable) for such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Participant’s Contributions accumulated on or prior to such Purchase Date (or New Purchase Date, if applicable) and retained in the Participant’s Savings Account as of the Purchase Date (or New Purchase Date, if applicable) by the applicable Purchase Price; provided that in no event will a Participant be permitted to purchase during an Offering Period for an Offering more than that number of whole Shares determined by dividing USD 12,500 by the Fair Market Value of a Share on the Grant Date of such Offering Period and further provided that, if the Offering Period for the Offering is any period other than six months, then the foregoing limit shall be adjusted proportionately to reflect the length of the Offering Period.

10.2	Exercise of Options. Exercise of the option will occur as provided in Section 14, unless the Participant has timely withdrawn pursuant to Section 12. The option will expire after the last day of the Offering Period.

SECTION 11.

TRANSFERABILITY

Neither Contributions credited to a Participant’s Savings Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 13.3) by law or by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12.

SECTION 12.

WITHDRAWAL

12.1	Procedure. A Participant may withdraw all, but not less than all, the Contributions credited to their Savings Account and not yet used to exercise their option in an Offering under the Plan by (a) following an electronic or other withdrawal procedure determined by the Plan Administrator, or (b) submitting to the Plan Administrator a written notice of withdrawal in the form determined by the Plan Administrator for such purpose. A Participant’s notice of withdrawal from the Plan must be filed at least 15 days before the end of the Offering Period. All of the Participant’s Contributions credited to their Savings Account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering will be automatically terminated, and no further Contributions for the purchase of Shares will be made for such Offering. If a Participant withdraws from an Offering, Contributions will not resume at the beginning of the succeeding Offering, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 7.

12.2	No Effect on Other Plans. A Participant’s withdrawal from an Offering will not have any effect upon their eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings that commence after the date of such withdrawal.

SECTION 13.

EFFECT OF CERTAIN EVENTS

13.1	Participant Transfer.

a.	Offerings under the 423 Component.

i.	If a Participant in an Offering under the 423 Component transfers employment from a Participating Subsidiary to another Participating Subsidiary in the same Offering, they shall continue to participate in that Offering on the same terms and conditions.

ii.	If a Participant in an Offering under the 423 Component transfers employment from a Participating Subsidiary to an Affiliate that is not a Participating Subsidiary, they shall be deemed to have elected to withdraw from the Offering and the Contributions credited to such Participant’s Savings Account during the Offering Period but not yet used to purchase Shares under the Plan will be returned to such Participant or, in the case of their death, to the person or persons entitled thereto under Section 13.3, and such Participant’s option will be automatically terminated.

b.	Offerings under the Non-423 Component.

i.	If a Participant in an Offering under the 423 Component transfers employment from a Participating Subsidiary to another Participating Subsidiary in the same Offering, they shall continue to participate in that Offering on the same terms and conditions.

ii.	If a Participant in an Offering under the Non-423 Component moves from one jurisdiction to another or becomes tax resident in a different jurisdiction and, as a result, there may be adverse legal, regulatory, administrative or tax consequences for the Participant, the Company or any Affiliate, or if the Participant transfers employment from a Participating Affiliate to an Affiliate that is not a Participating Affiliate in the same Offering, then the Committee may:

A.	freeze the Participant’s participation in the Offering, meaning that no further Contributions would be made but the Participant’s option would continue without amendment;

B.	decide that the Participant will be deemed to have elected to withdraw from the Offering and the Contributions credited to such Participant’s Savings Account during the Offering Period but not yet used to purchase Shares under the Plan will be returned to such Participant or, in the case of their death, to the person or persons entitled thereto under Section 13.3, and that such Participant’s option will be terminated; or

C.	decide that the Participant’s option will be adjusted so that the option is on any terms, subject to any conditions and over any shares (or other type of securities or cash) that the Committee may consider appropriate.

iii.	Notwithstanding this Section 13.1(b), the Committee may establish different rules to govern transfers of employment between companies participating in an Offering under the Non-423 Component.

13.2	Disqualification. Upon a Participant’s ceasing to be an Eligible Employee before the Purchase Date (or New Purchase Date, if applicable) for any reason, they will be deemed to have elected to withdraw from the Offering and the Contributions credited to such Participant’s Savings Account during the Offering Period but not yet used to purchase Shares under the Plan will be returned to such Participant or, in the case of their death, to the person or persons entitled thereto under Section 13.3, and such Participant’s option will be automatically terminated.

13.3	Death. In the event of the death of a Participant, any Shares and any cash in the Participant’s Savings Account will be delivered to the executor, administrator or personal representative of the estate of the Participant, or such other individual as may be prescribed by applicable law.

13.3	Death. In the event of the death of a Participant, any Shares and any cash in the Participant’s Savings Account will be delivered to the executor, administrator or personal representative of the estate of the Participant, or such other individual as may be prescribed by applicable law.

13.4	Change in Control. In the event of a Change in Control, the Committee may provide that:

a.	any Offering Period then in progress will be shortened by setting a New Purchase Date (before the date of such event); or

b.	any Offering Period then in progress and the options outstanding will be terminated as of a date on or before the Change in Control specified by the Committee, no further Contributions will be made for such Offering Period and Participants’ Contributions credited to their Savings Accounts will be promptly returned to them or, in the case of a Participant’s death, to the person or persons entitled thereto under Section 13.3.

As soon as reasonably practicable on becoming aware thereof, the Committee shall notify each Participant of the occurrence of the event and the treatment of the Participant’s options under any Offering Period then in progress.

13.5	Purchase Price Greater Than Fair Market Value. In the event that the Purchase Price for an Offering is based solely on the Fair Market Value of a Share on the Grant Date, and the Purchase Price for the Offering is more than the Fair Market Value of a Share on the Purchase Date (or New Purchase Date, if applicable), the Offering and related options will terminate on the Purchase Date (or New Purchase Date, if applicable) and Participants’ Contributions credited to their Savings Accounts will be promptly returned to them.

SECTION 14.

EXERCISE OF OPTIONS

14.1	Purchase of Shares. Unless a Participant withdraws from the Plan as provided in Section 12 or the Offering is otherwise terminated pursuant to the Plan, their option for the purchase of Shares will be exercised automatically on the Purchase Date (or New Purchase Date, if applicable), and the maximum number of full Shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from their Savings Account. Unless otherwise determined by the Committee, fractional Shares or entitlements will not be purchased.

14.2	Treatment of Excess Contributions. Any Contributions accumulated in a Participant’s Savings Account for an Offering which are not sufficient to purchase a full Share on the Purchase Date (or New Purchase Date, if applicable) will be retained in the Participant’s Savings Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 12. Any other funds left over in a Participant’s Savings Account after the Purchase Date (or New Purchase Date, if applicable) will be returned to the Participant.

14.3	Scaling Down. If the Committee determines that, on a given Purchase Date (or New Purchase Date, if applicable), the number of Shares with respect to which options are to be exercised may exceed the number of Shares that were available for sale under the Plan on the Grant Date of the applicable Offering Period, or the number of Shares available for sale under the Plan on such Purchase Date (or New Purchase Date, if applicable), the Committee may in its sole discretion provide that the Company will make a pro rata allocation of the Shares available for purchase on such Grant Date or Purchase Date (or New Purchase Date, if applicable), as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Purchase Date (or New Purchase Date, if applicable), and that the Offering Periods then in effect will either continue or be terminated pursuant to Section 15.2. The Company may make a pro rata allocation of the Shares available on the Grant Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Grant Date.

14.4	Tax Liability. At the time the option is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for any tax liability payable to any authority including taxes imposed by jurisdictions outside of the United States, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability to pay an employer tax or social insurance contribution which has been reassigned from the Employer to the Participant as a matter of law or contract. At any time, the Employer, the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from the Participant’s compensation, or any cash payment due to the Participant, an amount it considers necessary or desirable for the Employer, the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Employer, the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant. In addition, the Employer, the Company or any Subsidiary or Affiliate may, but will not be obligated to, arrange for a sale of some or all of the Participant’s Shares on the Participant’s behalf and withhold from the proceeds of the sale of Shares or any other method of withholding the Employer, the Company or any Subsidiary or Affiliate deems appropriate. The Committee may also require the Participant to pay any other expenses and taxes arising from the Participant’s participation in the Plan (including dealing and/or currency exchange costs), which may also be withheld in the manners set out above, provided that the Company in the Committee’s absolute discretion may meet any stamp duty or liability for any other taxes or expenses arising which it deems appropriate.

14.5	Delivery. As soon as reasonably practicable after each Purchase Date (or New Purchase Date, if applicable) on which a purchase of Shares occurs, the Company will arrange the delivery to a nominee account maintained by the Plan Administrator (or other agent designated by the Committee) for each Participant (or, in the case of a Participant’s death, the person or persons entitled thereto under Section 13.3) of the Shares purchased upon exercise of their option in a form determined by the Committee (in its sole discretion) and pursuant to rules established by the Committee. The Committee may require that Shares owned by a Participant be retained by the Plan Administrator (or other agent designated by the Committee) for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

14.6	Alternative Settlement in Cash. If the Committee so determines under the Non-423 Component, a Participant’s option may be settled in cash rather than Shares, in which case the Participant will no longer have any right to receive any Shares on the Purchase Date (or New Purchase Date, if applicable) and the Committee will determine an equivalent value to be delivered in cash instead.

14.7	Conditions upon Issuance of Shares. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The inability or impracticability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares under the Plan, or the approval of any securities exchange or market system upon which the Shares may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any Shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of an option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

14.8	Notification of Disposition of Shares. As a condition of participation in the Plan, the Company requires Participants in an Offering under the 423 Component to give the Company prompt notice of any disposition of Shares acquired by exercise of an option under such component.

SECTION 15.

AMENDMENT OR TERMINATION

15.1	Amendment. Except as otherwise provided by this Section 15, the Committee, in its sole discretion may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares on the next Purchase Date (which may be sooner than originally scheduled, if the Committee determines in its discretion that the Offering Period will be shortened by setting a New Purchase Date), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 4.5). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ Savings Accounts that have not been used to purchase Shares will be returned to the Participants as soon as administratively practicable. Notwithstanding the foregoing, an amendment to the Plan must be approved by the shareholders of the Company: (a) within 12 months of the adoption of such amendment if such amendment would: (i) authorize the sale of more Shares than are then authorized for issuance under the Plan, or (ii) change the corporations that are eligible to be Designated Subsidiaries under the 423 Component, or (b) to the extent required by applicable law or the listing rules of any exchange on which the Shares are traded.

15.2	Termination. The Plan shall terminate on the earlier of the following dates: (a) any date determined by the Committee to be the date of termination of the Plan; (b) the 10th anniversary of the date of adoption of the Plan by the Board; and (c) the 10th anniversary of the date of the shareholder approval of the Plan.

SECTION 16.

TERM OF PLAN

16.1	Effective Date. Subject to Section 16.2, the Plan will become effective upon its adoption by the Board, and will continue in effect until terminated under Section 15.2; provided, however, no Offering Period may commence until after the date that the Plan is approved by the shareholders pursuant to Section 16.2.

16.2	Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws. No Shares may be issued under the Plan until the Plan has been approved by the shareholders of the Company.

SECTION 17.

GENERAL PROVISIONS

17.1	Tax Treatment. Although the Company may endeavor to (a) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment to Participants, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including Section 17.2. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

17.2	Section 409A and Section 457A.

a.	423 Component. The 423 Component is exempt from the application of Section 409A and Section 457A of the Code as a qualified “employee stock purchase plan” under Section 423 of the Code, and the Plan will be interpreted and administered with respect to the 423 Component consistent with such intention.

b.	Non-423 Component. The Non-423 Component is intended to be exempt from the requirements of Section 409A and Section 457A of the Code under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the Treasury Regulations and Section 457A(d)(3)(B) of the Code, and the Plan shall be interpreted and administered with respect to the Non-423 Component consistent with such intention. Notwithstanding the foregoing, the Committee may provide for an Offering under the Non-423 Component that is intended to comply with Section 409A or qualify for a different exemption from Section 409A or Section 457A of the Code, in which case, the terms of such Offering shall be interpreted and administered consistent with such intention.

c.	No Company Liability. Notwithstanding the foregoing, the Company shall have no liability for any tax, penalties or interest imposed on a Participant if the Plan does not qualify under Section 423 of the Code or if an option under any Offering under the Plan violates either Section 409A or Section 457A of the Code.

17.3	No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

17.4	No Right to Employment. Notwithstanding any other provision of the Plan, (a) the Plan shall not form part of or alter any contract of employment between an Eligible Employee and the Company or any Subsidiary or Affiliate, and (b) if an Eligible Employee or Participant ceases to be employed by the Company or any Subsidiary or Affiliate for any reason, they shall not be entitled to compensation or damages for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise, whether or not the termination of employment was lawful.

17.5	No Claims. No Eligible Employee or Participant has a right to the exercise of any discretion in their favor. They will have no claim or right of action, including to any compensation or damages for any loss in respect of any decision, omission or discretion that may operate to their disadvantage.

17.6	Waiver. By participating in the Plan, a Participant waives all rights that might otherwise arise in connection with the Plan, other than the right to receive and exercise the option, subject to and in accordance with the explicit rules of the Plan, in consideration for and as a condition of grant of the option.

17.7	Third party rights. Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on any person. No third party has any rights to enforce any rule of this Plan.

17.8	Notices. Notices or documents under the Plan required to be given by the Company to an Eligible Employee or a Participant shall be properly given if delivered to them at their normal place of work, by email or sent to them by first class post at their last known address and any notice or document required to be given to the Company shall be properly given if delivered or sent by first class post to the registered office of the Company from time to time addressed to the Company Secretary and any notice or document required to be given to any other person as the Committee shall determine shall be properly given if delivered or sent by first class post to their last known address or by email.

17.9	Costs. The Company shall bear the costs of establishing and administering the Plan. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Designated Subsidiary or Designated Affiliate.

17.10	Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Bermuda (without reference to the principles of conflicts of law or choice of law that might otherwise refer the construction or interpretation of the Plan to the substantive laws of another jurisdiction).

17.11	Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

17.12	Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of options thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed.

17.13	No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any option shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

17.14	No Constraint on Corporate Action. Nothing in the Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge, amalgamate or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, any Subsidiary or any Affiliate, to take any action which such entity deems to be necessary or appropriate.

17.15	Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the constructions of the Plan promulgated thereunder.

*          *          *          *          *

Online

Go to **www.envisionreports.com/SPNT** or scan the QR code — login details are located in the shaded bar below.

Annual General Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2026 Annual Report and Proxy Statement are available at:

www.envisionreports.com/SPNT

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/SPNT**.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2026 to facilitate timely delivery.

2NOT

049GCE

Annual General Meeting Notice

SiriusPoint Ltd. Annual General Meeting will be held on May 20, 2026, virtually via the internet at www.meetnow.global/MAUQ2A2, at 10:00 a.m. Atlantic Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR the nominees listed and FOR Proposals 2, 3 and 4:

1. Election of two Class 1 director nominees for 3-year terms expiring in 2029:
   01 - Susan L. Cross   02 - Sabra R. Purtill

4. Approval of the SiriusPoint SharePlan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/SPNT**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials SiriusPoint Ltd" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 10, 2026.

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SPNT** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SPNT.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2026 Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR the nominees and FOR Proposals 2, 3 and 4.

1. Election of two Class 1 director nominees for 3-year terms expiring in 2029:

	For	Withhold
01 - Susan L. Cross	☐	☐
02 - Sabra R. Purtill	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049GAE

The 2026 Annual Meeting of SiriusPoint Ltd. will be held on Wednesday, May 20, 2026 at 10:00 a.m. Atlantic Daylight Time, virtually via the Internet at www.meetnow.global/MAUQ2A2.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The material is available at: www.envisionreports.com/SPNT.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SPNT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SiriusPoint Ltd.

Notice of 2026 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting — Wednesday, May 20, 2026

Linda Lin and Jacquelyne Belcastro, or any of them, each with the power of substitution (the "Proxies"), are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present at the Annual General Meeting of Shareholders of SiriusPoint Ltd. to be held virtually via the internet at www.meetnow.global/MAUQ2A2 on Wednesday, May 20, 2026, at 10:00 a.m. Atlantic Daylight Time, and at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual General Meeting. ☐

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2026 Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR the nominees and FOR Proposals 2, 3 and 4.

1. Election of two Class 1 director nominees for 3-year terms expiring in 2029:

	For	Withhold
01 - Susan L. Cross	☐	☐
02 - Sabra R. Purtill	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049GBE

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.
The material is available at: www.edocumentview.com/SPNT.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SiriusPoint Ltd.

Notice of 2026 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting — Wednesday, May 20, 2026

Linda Lin and Jacquelyne Belcastro, or any of them, each with the power of substitution (the "Proxies"), are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present at the Annual General Meeting of Shareholders of SiriusPoint Ltd. to be held virtually via the internet at www.meetnow.global/MAUQ2A2 on Wednesday, May 20, 2026, at 10:00 a.m. Atlantic Daylight Time, and at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)